                                                                    Exhibit 4(a)

                                U.S. $500,000,000

                                CREDIT AGREEMENT

                         Dated as of September 28, 2001

                                      among

                           NATIONAL STEEL CORPORATION
                                  as Borrower,

                      THE LENDERS AND ISSUERS PARTY HERETO,

                               CITICORP USA, INC.
                            as Administrative Agent,

                            FLEET CAPITAL CORPORATION

                                       and

                       THE CITGROUP/BUSINESS CREDIT, INC.,
                            as Documentation Agents,

                             HELLER FINANCIAL, INC.

                                       and

                            GMAC BUSINESS CREDIT, LLC
                             as Syndication Agents,

                             THE FUJI BANK, LIMITED
                                 as Co-Arranger

                                       and

                            SALOMON SMITH BARNEY INC.
                   as Sole Book Manager and Sole Lead Arranger

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                             New York, NY 10153-0119

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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS......................................1

         Section 1.1        Defined Terms...............................................................1

         Section 1.2        Computation of Time Periods................................................31

         Section 1.3        Quantities.................................................................31

         Section 1.4        Accounting Terms and Principles............................................31

         Section 1.5        Certain Terms and References...............................................32

ARTICLE II        THE FACILITIES.......................................................................33

         Section 2.1        The Commitments............................................................33

         Section 2.2        Borrowing Procedures.......................................................33

         Section 2.3        Swing Loans................................................................34

         Section 2.4        Letters of Credit..........................................................36

         Section 2.5        Reduction and Termination of the Commitments...............................41

         Section 2.6        Repayment of Loans.........................................................41

         Section 2.7        Evidence of Indebtedness...................................................41

         Section 2.8        Optional Prepayments.......................................................42

         Section 2.9        Mandatory Prepayments......................................................42

         Section 2.10       Interest...................................................................43

         Section 2.11       Conversion and Continuation Options........................................44

         Section 2.12       Fees.......................................................................44

         Section 2.13       Payments and Computations; Protective Advances.............................45

         Section 2.14       Special Provisions Governing Eurodollar Rate Loans.........................48

         Section 2.15       Capital Adequacy...........................................................50

         Section 2.16       Taxes......................................................................50

         Section 2.17       Substitution of Lenders....................................................52

         Section 2.18       Collateral Audits..........................................................53

ARTICLE III       CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS
                  AGREEMENT AND TO LOANS AND LETTERS OF CREDIT.........................................53

         Section 3.1        Conditions Precedent to the Effectiveness of this Agreement................53

         Section 3.2        Conditions Precedent to Each Loan and Letter of Credit.....................56

         Section 3.3        Determinations of Initial Borrowing Conditions.............................57
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         Section 3.4        Post Closing Conditions....................................................57

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.......................................................58

         Section 4.1        Corporate Existence; Compliance with Law...................................58

         Section 4.2        Corporate Power; Authorization; Enforceable Obligations....................58

         Section 4.3        Financial Statements.......................................................59

         Section 4.4        Legal Proceedings..........................................................60

         Section 4.5        Material Adverse Change....................................................60

         Section 4.6        Solvency...................................................................60

         Section 4.7        Litigation.................................................................60

         Section 4.8        Taxes......................................................................60

         Section 4.9        Full Disclosure............................................................61

         Section 4.10       Margin Regulations.........................................................61

         Section 4.11       Ownership of the Material Subsidiaries.....................................61

         Section 4.12       ERISA......................................................................62

         Section 4.13       Liens and Encumbrances.....................................................62

         Section 4.14       Related Documents..........................................................63

         Section 4.15       No Burdensome Restrictions; No Defaults....................................63

         Section 4.16       No Other Ventures..........................................................63

         Section 4.17       Investment Company Act.....................................................64

         Section 4.18       Insurance..................................................................64

         Section 4.19       Labor Matters..............................................................64

         Section 4.20       Use of Proceeds............................................................64

         Section 4.21       Environmental Matters......................................................64

         Section 4.22       Intellectual Property......................................................65

         Section 4.23       Title; Real Property.......................................................65

         Section 4.24       Existing Indebtedness......................................................66

         Section 4.25       Deposit Accounts...........................................................66

ARTICLE V         FINANCIAL COVENANTS..................................................................66

         Section 5.1        Capital Expenditures.......................................................66

         Section 5.2        Available Credit...........................................................67
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ARTICLE VI        REPORTING COVENANTS..................................................................68

         Section 6.1        Financial Statements.......................................................68

         Section 6.2        Default Notices............................................................70

         Section 6.3        Expected Net Cash Proceeds.................................................70

         Section 6.4        ERISA Matters..............................................................70

         Section 6.5        Litigation.................................................................71

         Section 6.6        Notices under Related Documents............................................71

         Section 6.7        SEC Filings; Press Releases................................................71

         Section 6.8        Labor Relations............................................................71

         Section 6.9        Insurance..................................................................72

         Section 6.10       Environmental Matters......................................................72

         Section 6.11       Customer Contracts.........................................................73

         Section 6.12       Other Information..........................................................73

ARTICLE VII       AFFIRMATIVE COVENANTS................................................................73

         Section 7.1        Preservation of Corporate Existence, Etc...................................73

         Section 7.2        Compliance with Law, Etc...................................................73

         Section 7.3        Conduct of Business........................................................73

         Section 7.4        Payment of Taxes, Etc......................................................74

         Section 7.5        Maintenance of Insurance...................................................74

         Section 7.6        Access.....................................................................74

         Section 7.7        Keeping of Books...........................................................74

         Section 7.8        Maintenance of Properties, Etc.............................................74

         Section 7.9        Maintenance of Contractual Obligations, Etc................................75

         Section 7.10       Application of Proceeds....................................................75

         Section 7.11       Fiscal Year................................................................75

         Section 7.12       Environmental..............................................................75

         Section 7.13       Borrowing Base Determination...............................................75

         Section 7.14       Accounting Changes; Fiscal Year............................................76

         Section 7.15       Additional Collateral and Guaranties.......................................76

         Section 7.16       Account Debtors............................................................77
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         Section 7.17       Accounting Changes; Year...................................................77

ARTICLE VIII      NEGATIVE COVENANTS...................................................................77

         Section 8.1        Indebtedness...............................................................77

         Section 8.2        Liens, Etc.................................................................78

         Section 8.3        Investments in Other Persons...............................................79

         Section 8.4        Sale of Assets.............................................................80

         Section 8.5        Restricted Payments........................................................81

         Section 8.6        Restriction on Fundamental Changes.........................................83

         Section 8.7        Change in Nature of Business...............................................83

         Section 8.8        Transactions with Affiliates...............................................83

         Section 8.9        Restrictions on Subsidiary Distributions; No New Negative Pledge...........84

         Section 8.10       Material Subsidiaries......................................................85

         Section 8.11       Modification of Constituent Documents......................................85

         Section 8.12       Modification of Related Documents..........................................85

         Section 8.13       Modification of Existing Indebtedness Agreements...........................85

         Section 8.14       Margin Regulations.........................................................86

         Section 8.15       Operating Leases; Sale and Leaseback Transactions..........................86

         Section 8.16       Cancellation of Indebtedness Owed to It....................................86

         Section 8.17       No Speculative Transactions................................................86

         Section 8.18       Compliance with ERISA......................................................86

         Section 8.19       Control Accounts; Approved Deposit Accounts................................86

ARTICLE IX        EVENTS OF DEFAULT....................................................................87

         Section 9.1        Events of Default..........................................................87

         Section 9.2        Remedies...................................................................89

         Section 9.3        Actions in Respect of Letters of Credit....................................89

         Section 9.4        Rescission.................................................................90

ARTICLE X         THE ADMINISTRATIVE AGENT; THE AGENTS.................................................90

         Section 10.1       Authorization and Action...................................................90

         Section 10.2       Administrative Agents' Reliance, Etc.......................................91
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         Section 10.3       The Agents as Lenders......................................................92

         Section 10.4       Lender Credit Decision.....................................................92

         Section 10.5       Indemnification............................................................92

         Section 10.6       Successor Administrative Agent.............................................93

         Section 10.7       Concerning the Collateral and the Collateral Documents.....................93

         Section 10.8       Collateral Matters Relating to Related Obligations.........................94

ARTICLE XI        MISCELLANEOUS........................................................................95

         Section 11.1       Amendments, Waivers, Etc...................................................95

         Section 11.2       Assignments and Participations.............................................97

         Section 11.3       Costs and Expenses........................................................100

         Section 11.4       Indemnities...............................................................101

         Section 11.5       Limitation of Liability...................................................102

         Section 11.6       Right of Set-off..........................................................102

         Section 11.7       Sharing of Payments, Etc..................................................103

         Section 11.8       Independence of Representations and Warranties............................103

         Section 11.9       Governing Law.............................................................104

         Section 11.10      Submission to Jurisdiction; Consent to Service of Process.................104

         Section 11.11      Waiver of Jury Trial......................................................104

         Section 11.12      Notices, Etc..............................................................104

         Section 11.13      No Waiver; Remedies.......................................................105

         Section 11.14      Execution in Counterparts; Effectiveness; Assignments by
                            the Borrower..............................................................106

         Section 11.15      Entire Agreement..........................................................106

         Section 11.16      Further Assurances........................................................106

         Section 11.17      Confidentiality...........................................................106
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

                                    SCHEDULES

Schedule I       -     Commitments

Schedule II      -     Applicable Lending Offices and
                       Addresses for Notices

Schedule III     -     Applicable Margins and Fees

Schedule IV      -     Advance Rates

Schedule 1.1     -     Non-Material Subsidiaries

Schedule 2.4     -     Receivables Purchase Facility Existing
                       Letters of Credit

Schedule 4.2     -     Permits

Schedule 4.11    -     Material Subsidiaries

Schedule 4.12    -     Employee Benefit Plans

Schedule 4.14    -     Amendments to Related Documents

Schedule 4.16    -     Joint Ventures and Partnerships

Schedule 4.21    -     Disposal Facilities

Schedule 4.24    -     Existing Indebtedness

Schedule 4.25    -     Deposit Accounts

Schedule 8.2     -     Existing Liens

Schedule 8.3     -     Existing Investments

Schedule 8.9           Existing Negative Pledges

                                    EXHIBITS

Exhibit A        -     Form of Revolving Credit Note

Exhibit B        -     Form of Notice of Borrowing

Exhibit C        -     Form of Notice of Conversion or
                       Continuation

Exhibit D        -     Form of Pledge and Security Agreement

Exhibit D-1            Form of Bailee's Letter

Exhibit D-2            Form of Landlord's Waiver

Exhibit D-3            Form of Mortgagee's Waiver

Exhibit E        -     Form of Borrowing Base Certificate

Exhibit F        -     Form of Guaranty

Exhibit G        -     Form of Opinion of Counsel for the
                       Loan Parties

Exhibit H        -     Form of Assignment and Acceptance

Exhibit I        -     Form of Letter of Credit Request

Exhibit J        -     Indenture

            CREDIT AGREEMENT, dated as of September 28, 2001, is entered into by and among NATIONAL STEEL CORPORATION, a Delaware corporation (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below), CITICORP USA, INC. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), FLEET CAPITAL CORPORATION ("FLEET") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT") as Documentation Agents, HELLER FINANCIAL, INC. ("HELLER") and GMAC BUSINESS CREDIT, LLC ("GMAC") as Syndication Agents, THE FUJI BANK, LIMITED ("FUJI") as Co-Arranger, and SALOMON SMITH BARNEY INC. as Sole Book Manager and Sole Lead Arranger.

                              W I T N E S S E T H:

            WHEREAS, the Borrower, CUSA, Fuji and certain other financial institutions are parties to a Credit Agreement dated as of November 19, 1999 (as amended to the date hereof, the "Existing Credit Agreement");

            WHEREAS, National Steel Pellet Company, a Delaware corporation ("Pellet"), guaranteed the obligations of the Borrower under the Existing Credit Agreement;

            WHEREAS, the Borrower desires to refinance the Existing Credit Agreement pursuant to this Agreement;

            WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

            WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

            Section 1.1 Defined Terms

            As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

            "Account" has the meaning specified in the Pledge and Security Agreement.

            "Account Debtor" has the meaning specified in the Pledge and Security Agreement.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Administrative Agent" has the meaning specified in the preamble hereto.

            "Advance Rate" means, at any time, (a) up to 85% in the case of Eligible Receivables and (b) up to 65% in the case of Eligible Inventory, as each such rate may be increased or decreased from time to time with respect to all or any portion of Eligible Receivables or all or any portion of any class of Eligible Inventory by the Administrative Agent in its sole discretion, acting commercially reasonably and in accordance with its regular practices and policies applicable to asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Administrative Agent in its sole discretion), with any change in such rates to be effective two (2) Business Days after written notice thereof from the Administrative Agent to the Borrower; provided, however, that (i) in the case of Eligible Receivables, the Administrative Agent shall not increase any such rates above the Original Advance Rates without the consent of the Super-Majority Lenders and (ii) in the case of Eligible Inventory, the Administrative Agent may increase such rates above the Original Advance Rates based on an independent third party appraisal of the Inventory at the time of such increase but in no event in excess of 85% of the orderly liquidation valuation (net of expenses projected to be expended in such liquidation) for such Inventory as set forth in the most recent independent third party appraisal obtained by the Administrative Agent; and, provided, further, that the Administrative Agent shall not increase any such rates more than five percent (5%) above the Original Advance Rates for Eligible Inventory without the consent of the Super-Majority Lenders.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and each officer, director, general partner or joint-venturer of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning specified in Section 8.8(a) (Transactions with Affiliates).

            "Agents" means the Administrative Agent and each Documentation Agent and Syndication Agent.

            "Agreement" means this Credit Agreement, together with all exhibits and schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Applicable Margin" means (a) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements required to be delivered pursuant to Section 6.1(c) (Financial Statements) for the Fiscal Year ending December 31, 2001, with respect to the Loans maintained as (i) XXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and
(ii) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXX and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

forth on the Pricing Grid corresponding to the applicable type of Loan and the then applicable Available Credit set forth on the Pricing Grid. Changes in the Available Credit will result in changes in the Applicable Margin as provided in the definition of "Pricing Grid".

            "Approved Deposit Account" has the meaning specified in the Pledge and Security Agreement.

            "Approved Fund" means, any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or affiliate of an entity that administers or manages a Lender.

            "Arranger" means SSBI, in its capacity as sole book manager and sole lead arranger.

            "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

            "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit H (Form of Assignment and Acceptance), entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent.

            "Availability Reserves" means, as of two (2) Business Days after the receipt of written notice by the Borrower from the Administrative Agent of any determination thereof, such reserves as the Administrative Agent, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies applicable to asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Administrative Agent in its sole discretion), may from time to time establish as reserves against the Available Credit in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon or (b) to provide for the payment of unanticipated liabilities of any Loan Party arising after the Effective Date that are reasonably likely to affect adversely the Secured Parties' rights or remedies in respect of the Collateral.

            "Available Credit" means, at any time, an amount equal to (a) the lower of (i) the then effective aggregate Commitments and (ii) the Borrowing Base at such time minus (b) the aggregate Outstandings at such time.

            "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent and executed by any Person (other than the Borrower) that is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto or shall be in the form attached hereto as Exhibit D-1.

            "Bankruptcy Code" means title 11, United States Code.

            "Base Rate" means, with respect to any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (b) the sum (adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent (0.25%), to the next higher one-fourth of one percent) (0.25%) of (i) one-half of one percent (0.5%) per annum plus (ii) the rate per annum obtained by dividing
      (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such Monday is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) the sum of (i) one-half of one percent (0.5%) per annum plus
      (ii) the Federal Funds Rate.

            "Base Rate Loan" means Loans the rate of interest applicable to which is based upon the Base Rate.

            "Blockage Notice" has the meaning specified in each Deposit Account Control Agreement.

            "Borrower" has the meaning specified in the preamble hereto.

            "Borrower's Accountants" means Ernst & Young, LLP or any other independent nationally-recognized public accountants acceptable to the Administrative Agent.

            "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

            "Borrowing Base" means, at any time, (a) the sum of (i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of the Borrower (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credit or allowances granted at such time) plus (ii) the lesser of
(x) the Inventory Sublimit and (y) the product of the Advance Rate then in Effect for Eligible Inventory and the value at which such Eligible Inventory is carried on the books of the relevant Loan Party on a first-in, first-out basis less (b) any Eligibility Reserves then in effect.

            "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit E (Form of Borrowing Base Certificate), including the details of how the Outside Processing Inventory Reserve was computed.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Borrowing Base Deficiency" means, at any time, the failure of the Borrowing Base to exceed the aggregate Outstandings.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

            "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee (or other arrangement conveying the right to use) that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

            "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

            "Cash Dominion Event" means the thirtieth day after the Effective Date.

            "Cash Dominion Period" means any period of time after the occurrence of the Cash Dominion Event.

            "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia or any foreign bank or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by Standard & Poor's or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than five hundred million Dollars ($500,000,000) and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed one hundred and eighty (180) days.

            "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

            "Change of Control" means any of the following: (a) NKK shall cease to own and control, directly or indirectly, all of the voting rights associated with a majority of the


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

outstanding Stock and the outstanding Voting Stock of the Borrower, (b) NKK shall cease to own and control all of the economic rights associated with twenty five percent (25%) or more of the outstanding Stock of the Borrower or (c) the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of any of its Material Subsidiaries.

            "Citibank" means Citibank, N.A., a national banking association.

            "Code" means the United States Internal Revenue Code of 1986 (or any successor legislation thereto).

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is purported to be granted under any Collateral Document.

            "Collateral Documents" means the Pledge and Security Agreement, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and acquire interests in other Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Commitment," (a) as such Schedule I (Commitments) may be amended by the Administrative Agent to reflect each Assignment and Acceptance executed by such Lender, (b) as such Schedule I (Commitments) may be amended or supplemented prior to the Syndication Completion Date by the Administrative Agent without the consent of the Requisite Lenders or the Borrower but with the consent of such Lender, to increase (but not reduce) such amount for any Lender or to add any new Lender that shall have executed an assignment agreement in form and substance acceptable to the Administrative Agent, as long as, after giving effect to such increase, the aggregate Commitments then effective shall not exceed the Maximum Syndication Amount and (c) as such amount may be reduced pursuant to this Agreement.

            "Compliance Certificate" has the meaning specified in Section 6.1(e) (Financial Statements).

            "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

            "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

            "Contractual Obligation" of any Person means any obligation, promise, agreement (whether written or oral, express or implied and whether or not legally binding), contract (including settlements and collective bargaining agreements), undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

            "Control Account" has the meaning specified in the Pledge and Security Agreement.

            "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

            "Credit Event" has the meaning specified in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit).

            "CUSA" has the meaning specified in the preamble hereto.

            "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

            (a) Liens (excluding Environmental Liens) with respect to the payment of taxes, assessments or governmental charges in all cases that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

            (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

            (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

            (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

            "Debt Issuance" means the incurrence of any Financial Covenant Debt by the Borrower or any of its Subsidiaries.

            "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

            "Deposit Account" has the meaning specified in the Pledge and Security Agreement.

            "Deposit Account Bank" has the meaning specified in the Pledge and Security Agreement.

            "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

            "Documentary Letter of Credit" means any letter of credit issued by an Issuer pursuant to Section 2.4(a) (Obligation to Issue) for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

            "Documentation Agent" means Fleet and CIT, each in its capacity as documentation agent.

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

            "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses and (vi) the excess, if any, of pension expenses over actual cash contributions to pension plans (in accordance with Statement of Financial Accounting Standards No. 87 (Employers' Accounting for Pensions) of the Financial Accounting Standards Board) minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (iv) cash payments in respect of employee or retiree benefits (but only to the extent not reflected in Consolidated Net Income in accordance with Statement of Financial Accounting Standards No. 106 (Employer's Accounting for Postretirement Benefits Other than Pensions) of the Financial Accounting Standards Board), (v) the excess, if any, of actual cash contributions to pension plans over pension expenses (in accordance with Statement of Financial Accounting Standards No. 87 (Employers' Accounting for Pensions) of the Financial Accounting Standards Board), (vi) cash payments for previously reserved charges and (vii) any other non-cash gains which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent .

            "Effective Date" has the meaning specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement).

            "Eligibility Reserves" means (a) the Outside Processing Inventory Reserve, and (b) effective as of two (2) Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such other amounts as the Administrative Agent, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Administrative Agent in its sole discretion), may from time to time establish against the gross amounts of Eligible Inventory or Eligible Receivables to reflect risks or contingencies that (i) arise after the Effective Date, (ii) relate to, or may otherwise affect, the Collateral or the Secured Parties' risks or remedies in respect thereof and (iii) have not already been taken into account in the calculation of the Borrowing Base.

            "Eligible Assignee" means (a) a Lender or any Affiliate of such Lender; (b) any financial institution which has been pre-approved to be a Lender in writing by the Borrower, (c) a commercial bank having total assets in excess of five billion Dollars ($5,000,000,000) acceptable to the Borrower (which acceptance may not be unreasonably withheld); or (d) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower, that regularly is engaged in making, purchasing or investing in loans; provided, however, that the consent of the Borrower required in clauses (c) and (d) above shall not be required during the continuance of an Event of Default.

            "Eligible Inventory" means Inventory of the Borrower and Pellet (other than any Inventory which has been consigned by the Borrower or Pellet)
(i) that is owned solely by the Borrower or Pellet, (ii) with respect to which the Administrative Agent has a valid and perfected first-priority Lien, (iii) that is located on premises (1) owned by the Borrower or Pellet, (2) leased by the Borrower with respect to which the Borrower has delivered to the Administrative Agent a duly executed Landlord's Waiver for each such location or
(3) owned by third parties and either (x) covered by an appropriate Bailee's Letter or comparable agreement for such location that

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

waives any statutory or common law lien of such third party or subordinates such lien to the Lien of the Administrative Agent for the benefit of the Lenders or
(y) such third party's claims arising from its provision of services have been adequately reserved for under the Outside Processing Inventory Reserve, (iv) with respect to which none of the warranties contained in the Loan Documents has been breached, (v) that is not, as determined in the sole discretion of the Administrative Agent acting in a commercially reasonable manner, obsolete or unmerchantable, and (vi) that the Administrative Agent deems to be Eligible Inventory, based on such credit and collateral considerations as the Administrative Agent may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Administrative Agent in its sole discretion).

            "Eligible Receivable" means the gross outstanding balance of each Account of the Borrower arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by the Borrower to a Person that is not an Affiliate of the Borrower, that is not in dispute and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority Lien; provided, however, that an Account shall in no event be an Eligible Receivable if:

            (a) (i) such Account is more than 60 days past due according to the original terms of sale or (ii) 90 days past the original invoice date thereof; or

            (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

            (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Borrower but only to the extent of such dispute or claim; or

            (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors,
      (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

            (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Borrower unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion; provided, however, that the Administrative Agent may in its sole and absolute discretion determine that the balance of such Account Debtor's receivables are eligible after instituting a reserve in an amount equal to 125% of such Account Debtor's (or its Affiliate's) accounts payable from the Borrower; provided, further, that the amount payable to such Account Debtor by the Borrower is in excess of $10,000 at any one time; or

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (f) the sale represented by such Account is to an Account Debtor located outside the United States unless (i) the sale is on letter of credit or banker's acceptance terms acceptable, in its sole discretion, to the Administrative Agent, (ii) the sale represented by such Account is to an Account Debtor domiciled in Canada and such Account is denominated in Dollars, (iii) the sale represented by such Account is covered by credit insurance acceptable to the Administrative Agent, in its sole discretion or (iv) the sale represented by such Account is to a foreign Account Debtor which has been pre-approved, in its sole discretion, by the Administrative Agent; or

            (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

            (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

            (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Borrower's business; provided, however, that such Account shall be ineligible only to the extent of such deduction, offset, counterclaim, return privilege or other condition (unless otherwise deemed ineligible hereunder); or

            (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

            (k) the Account Debtor on such Account is a Governmental Authority, unless the Borrower has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

            (l) 50% or more of the outstanding Accounts of the Account Debtor (other than those Accounts that are not Eligible Receivables solely by reason of clause (p) below) have become, or have been determined by the Administrative Agent in accordance with the provisions hereof to be, ineligible other than solely by reason of clause (p) below; or

            (m) the sale represented by such Account is denominated in a currency other than Dollars; or

            (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

            (o) the Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (p) the total Accounts of the Borrower on which the same Person is the Account Debtor represent more than 20% of the Eligible Receivables at such time, but only to the extent of such excess; or

            (q) the Administrative Agent, based on such credit and collateral considerations as the Administrative Agent may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset-based loans with advance rates based on current assets (which practices and policies may be changed by the Administrative Agent in its sole discretion), determines such Account to be ineligible.

            "Encumbrances" means, with respect to property, all Liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.ss.13:1K-6 et seq.).

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, Order or Contractual Obligation with any Governmental Authority or other Person, relating to any environmental, health or safety condition or a Release or threatened Release and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" has the meaning specified in the Pledge and Security Agreement.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Equity Issuance" means the issue or sale of any Stock of the Borrower by the Borrower.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

            "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

            "Eurodollar Base Rate" means the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, to major banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan for a period equal to such Interest Period.

            "Eurodollar Borrowing Unit" means five million Dollars ($5,000,000).

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to one hundred percent (100%) minus (ii) the reserve percentage applicable two
(2) Business Days before the first day of such Interest Period

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is determined) having a term equal to such Interest Period.

            "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

            "Excess Availability" means, at any time, the average daily Available Credit over the last thirty (30) full calendar days preceding such time (or, if thirty (30) days shall not have elapsed since the Effective Date, the daily average over the period of time elapsed since the Effective Date).

            "Existing Credit Agreement" has the meaning specified in the recitals hereto.

            "Existing Indebtedness" has the meaning specified Section 8.2(b) (Liens, Etc.).

            "Existing Obligations" means all "Obligations" outstanding under and as defined in the Existing Credit Agreement.

            "Facility" means the Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

            "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset; provided, however, that, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser for which the basic underlying assumptions have not materially changed since its date, the "Fair Market Value" of such asset shall be the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type selected by the Administrative Agent.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

            "Fee Letters" means the various fee letters, each dated as of the Closing Date, among CUSA, the Borrower and one or more of the Agents with respect to certain fees to be paid from time to time to the Agents.

            "Financial Covenant Debt" means, with respect to any Person at any time, all Indebtedness that would be required to be reflected on a consolidated balance sheet at such date of such Person and its Subsidiaries prepared in conformity with GAAP.

            "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.3 (Financial Statements) and 6.1 (Financial Statements).

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve month period ending on December 31.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or generally pertaining to, a government, nation, state or other political subdivision thereof, including any central bank, the PBGC or arbitrator.

            "Guarantor" means, individually, Pellet, NSFC, ProCoil and NSH, and, such entities collectively, the "Guarantors".

            "Guaranty" means a guaranty, in substantially the form of Exhibit F (Form of Guaranty), executed by the Guarantors and each other Material Subsidiary.

            "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services irrespective of whether such property is received or such services are rendered), if, in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

            "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

            "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured), (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and
(j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnitees" has the meaning specified in Section 11.3 (Costs; Expenses; Indemnities).

            "Indenture" means the Original Indenture, as supplemented by all instruments supplemental thereto, through and including the Eleventh Supplemental Indenture, dated as of March 31, 1999, to the Original Indenture, and any duly appointed successor trustees, attached hereto as Exhibit J (Indenture).

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Interest Expense" means, for any Person for any period, (a) the sum of (i) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and (ii) net costs under Interest Rate Contracts for such period, minus (b) the sum of
(i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP and
(ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

            "Interest Period" means, in the case of any Eurodollar Rate Loan,
(x) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2), three (3) or six (6) months (or, in the case of Eurodollar Rate Loans made prior to the 120th day following the Effective Date, one week) thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.11 (Conversion and Continuation Options) and (y) thereafter, if such Eurodollar Rate Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1), two (2), three (3) or six (6) months (or, in the case of Eurodollar Rate Loans made prior to the 120th day following the Effective Date, one week) thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to
Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

            (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period that is longer than one-week and begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (c) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in
      Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

            (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than five million Dollars ($5,000,000);

            (e) there shall be outstanding at any one time no more than six (6) Interest Periods (or, prior to the Syndication Completion Date, one (1) Interest Period) in the aggregate; and

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (f) notwithstanding any other requirements set forth in this definition of "Interest Period", the Administrative Agent may, in its sole discretion, prior to the Syndication Completion Date, adjust any Interest Period by up to one (1) week (either in shortening or lengthening the duration thereof) and, after the Syndication Completion Date, the Administrative Agent may also, in its sole discretion, permit Interest Periods to be less than one (1) month in duration.

            "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

            "Inventory" has the meaning specified in the Pledge and Security Agreement.

            "Inventory Sublimit" means three hundred and twenty-five million Dollars ($325,000,000).

            "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

            "IRS" means the Internal Revenue Service of the United States or any successor thereto.

            "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit, and terms "Issued" and "Issuance" shall have a corresponding meaning.

            "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

            "Landlord's Waiver" means a landlord's waiver in the form attached hereto as Exhibit D-2.

            "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

            "Legal Proceeding" means any judicial, administrative, investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender", (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance, including pursuant to Section 2.17 (Substitution of Lenders) or (c) prior to the Syndication Completion Date, (i) obtains an additional Commitment hereunder (so long as, after giving effect to such amendment, the aggregate Commitments hereunder do not exceed the Maximum Syndication Amount) reflected on Schedule I (Commitments) through an amendment thereof approved by the Administrative Agent and (ii) becomes a party hereto by execution of an assignment agreement in form and substance acceptable to the Administrative Agent (and, as of the effective date of such assignment agreement, shall have the rights and obligations of a Lender).

            "Letter of Credit" means any letter of credit issued pursuant to
Section 2.4 (Letters of Credit).

            "Letter of Credit Fee" means, with respect to a Letter of Credit,
(a) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements required to be delivered pursuant to Section 6.1(c) (Financial Statements) for the Fiscal Year ending December 31, 2001, a rate equal to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth on the Pricing Grid corresponding to the then applicable Available Credit set forth on the Pricing Grid. Changes in the Available Credit will result in changes in the Letter of Credit Fee as provided in the definition of "Pricing Grid".

            "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

            "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(f) (Execution of Letter of Credit Reimbursement Agreement).

            "Letter of Credit Request" has the meaning specified in Section 2.4(c) (Contents of Letter of Credit Request).

            "Letter of Credit Sublimit" has the meaning specified in Section 2.4(a)(iv).

            "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

            "Loan" means any loan made by any Lender pursuant hereto.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letters, the Syndication Side Letter, the NUF Lien Subordination Agreement, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

            "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

            "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents or
(e) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

            "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

            "Material Subsidiary" means (a) Pellet, ProCoil, NSFC, and NSH and
(b) any other Subsidiary of the Borrower that (x) has assets with a book value equal to or in excess of ten million Dollars ($10,000,000) that are not subject to any Liens permitted under Section 8.2 or (y) that the Borrower has designated to the Administrative Agent as such.

            "Maximum Credit" means, at any time, (a) the lesser of (i) the Commitments in effect at such time and (ii) the Borrowing Base at such time minus (b) the aggregate amount of any Availability Reserve in effect at such time.

            "Maximum Syndication Amount" means five hundred million Dollars ($500,000,000).

            "Minimum Available Credit" means seventy-five million Dollars ($75,000,000).

            "Moody's" means Moody's Investors Service.

            "Mortgagee's Waiver" means a mortgagee's waiver in the form attached hereto as Exhibit D-3.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "Net Cash Proceeds" means proceeds received by the Borrower or any of its Material Subsidiaries after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale other than Asset Sales permitted under
Section 8.4(a), (c), (d), (e) or (h) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it; (b) Property Loss Event, net of any amount required in connection with Indebtedness (other than the Obligations) by reason of such Property Loss Event to be (i) paid or prepaid or (ii) during the duration thereof, paid to the Trustee in accordance with
Section 4.06 the Original Indenture and held by the Trustee as part of the trust estate; or (c)(i) any Equity Issuance (other than any NUF Equity Issuance and other than such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or any of its Material Subsidiaries) or (ii) any Debt Issuance (other than the issuance of Indebtedness permitted under Section 8.1 (Indebtedness)), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction, satisfactory evidence of which is provided to the Administrative Agent.

            "NKK" means NKK Corporation, a company organized and existing under the laws of Japan, and each and every successor thereto.

            "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

            "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

            "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Independence of Funding Obligations).

            "Notes" means, collectively, any Revolving Credit Note and any Swing Loan Note.

            "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

            "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Form of Notice of Borrowing).

            "Notice of Conversion or Continuation" has the meaning specified in
Section 2.11(a) (Delivery of Notice of Conversion or Continuation).

            "NSFC" means National Steel Funding Corporation, a Delaware corporation.

            "NSH" means NS Holdings Corporation, a Delaware corporation.

            "NUF" means NUF LLC, a Delaware limited liability company that is an Affiliate of NKK, and any assignee permitted under the terms of the NUF Loan Documents as in effect on the date hereof.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "NUF Credit Agreement" means the Amended and Restated Subordinated Credit Agreement, dated as of September __, 2001, between the Borrower and NUF.

            "NUF Equity Issuance" means the issuance or sale of any Stock of the Borrower by the Borrower (including, for the avoidance of doubt, any conversion of NUF Subordinated Indebtedness into Stock of the Borrower and any contribution in immediately available funds to the capital of the Borrower or Pellet by NUF, NKK or any Affiliate thereof other than the Borrower and any of its Material Subsidiaries), the entire proceeds of which are applied immediately upon receipt thereof to repay or prepay all or part of the NUF Subordinated Indebtedness, with a corresponding reduction or termination in the commitments thereunder, if such repayment or prepayment is permitted under the NUF Loan Documents.

            "NUF Lien Subordination Agreement" means the Lien Subordination Agreement, dated as of September __, 2001, by and between the Administrative Agent, NUF, the Borrower, Pellet and each other entity that becomes a party thereto pursuant to the terms thereof.

            "NUF Loan Documents" means the NUF Credit Agreement, the Subordinated Security Agreement, dated as of September __, 2001, between the Borrower and NUF, and each certificate, agreement (including any pledge or guaranty) and document executed in connection with the foregoing.

            "NUF Scheduled Maturity Date" means the "Scheduled Termination Date" under and as defined in the NUF Credit Agreement as of the date hereof.

            "NUF Subordinated Indebtedness" means Indebtedness owing under the NUF Loan Documents, in an aggregate principal amount not to exceed one hundred million Dollars ($100,000,000) at any time.

            "Obligations" means (a) the Loans and the Letter of Credit Obligations and all obligations of the Borrower to provide cash collateral for Letter of Credit Obligations, (b) all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future arising under this Agreement or the Notes and (c) all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Issuer or any Affiliate of either of them under any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement (in each case under this clause (c), whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), in each case described in clause (a), (b) or (c) above, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including fees (and, in the case of clause (c) above, all letters of credit and cash management fees), interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any Note or, in the case of clause (c) above, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Order" means any order, award, injunction, judgment, decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

            "Original Advance Rates" means Advance Rates in effect on the Effective Date.

            "Original Indenture" means the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower, Great Lakes Steel Corporation (a predecessor-in-interest of the Borrower), and City Bank Farmers Trust Company and Ralph E. Morton, as Trustees.

            "Outside Processing Inventory Reserve" means an amount equal to one hundred and twenty percent (120%) of the amount of the total aggregate outstanding payables due to any third party for processing, warehousing or storage of Inventory of the Borrower that, on the last Business Day of the calendar month preceding the date of the most recent Borrowing Base Certificate delivered pursuant to and in accordance with Section 6.1(f) (Financial Statements) or Section 3.1(i) (Conditions Precedent to the Effectiveness of this Agreement), has been located, stored, used or otherwise held at the premises of such third parties (but excluding any Inventory that the Administrative Agent has determined is located, stored, used or otherwise held at locations covered by appropriate Bailee's Letters or comparable agreements and so advised the Borrower).

            "Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pellet" has the meaning specified in the recitals hereto.

            "Permit" means any certificate, permit, franchise, approval, authorization, license, variance, exemption, privilege, immunity, waiver, or permission required from, or otherwise granted by, a Governmental Authority under an applicable Requirement of Law or in connection with any Contractual Obligation with a Governmental Authority.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

            "Pledge and Security Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit D (Form of Pledge and Security Agreement), executed by the Borrower and the Guarantors.

            "Pricing Grid" means the Applicable Margins, Letter of Credit Fees and Unused Commitment Fee Rates set forth on Schedule III (Applicable Margins and Fees) attached hereto and made a part hereof. For the purpose of determining the Applicable Margin, the Letter of Credit Fee and the Unused Commitment Fee Rate, the applicable Available Credit at any date

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

shall be the average Available Credit for the calendar month preceding such date, as determined by the Administrative Agent. Subsequent changes in the Applicable Margin, the Letter of Credit Fee, and the Unused Commitment Fee Rate, resulting from a change in the Available Credit shall become effective, as the case may be, and applicable to all Loans, Letters of Credit and the calculation of the Unused Commitment Fee on the first day of the calendar month next succeeding delivery by the Borrower to the Administrative Agent of the monthend Borrowing Base Certificate for the preceding calendar month. Notwithstanding anything to the contrary set forth in this Agreement (or the then existing Available Credit if any), if the Borrower shall fail to deliver:

            (a) any Borrowing Base Certificate within five (5) Business Days after such certificate is due pursuant to Section 6.1(f) (Financial Statements) or

            (b) any Financial Statement (i) required by Section 6.1(a) (Financial Statements), within thirty (30) days after the end of any fiscal month, (ii) pursuant to Section 6.1(b), within fifty (50) days after the end of any Fiscal Quarter or (iii) pursuant to
            Section 6.1(c), within ninety-five (95) days after the end of any Fiscal Year,

            then the Applicable Margin, the Letter of Credit Fee, and the Unused Commitment Fee Rate for the period from and including the date of such failure to but not including the date the Borrower shall have delivered to the Administrative Agent both the appropriate Financial Statements and such Borrowing Base Certificate shall be the respective default margins and default fees set forth on Schedule III (Applicable Margins and Fees).

            "ProCoil" means ProCoil Corporation, a Delaware corporation.

            "Projections" means those financial projections delivered to the Lenders by the Borrower prior to the Effective Date, dated August 9, 2001 and covering the Fiscal Year ending in 2001 through the first Fiscal Year ending after the Scheduled Termination Date, inclusive, together with all updates thereto.

            "Property Loss Event" means any loss of or damage to property of the Borrower or any of its Material Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of twenty-five million Dollars ($25,000,000) or any taking of property of the Borrower or any of its Material Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of twenty-five million Dollars ($25,000,000).

            "Proposed Change" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

            "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations; provided, however, no Protective Advance shall result in the aggregate amount of the Obligations exceeding the then effective aggregate Commitment.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Purchasing Lender" has the meaning specified in Section 11.7(a) (Purchase of Participations).

            "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment of such Lender by (b) the aggregate Commitments of all Lenders (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Outstandings owing to such Lender by the aggregate outstanding principal balance of the Outstandings owing to all Lenders).

            "Real Estate" means all estate, right, title and interest of a Loan Party in, to and under any of the following described property, whether now held or hereafter acquired: (i) all real property owned in fee by such Loan Party, as well as all of the easements, rights, privileges and appurtenances (including air rights) thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of such Loan Party therein and in the streets and ways adjacent thereto, either at law or equity, in possession or expectancy, now or hereafter acquired, and as used herein and in any mortgages shall, unless the context otherwise requires, be deemed to include improvements, fixtures and equipment of every kind and nature located in or on, or attached to or usable in connection with, such real property; (ii) all of such Loan Party's interests, if any, in and to all rents, royalties, issues, profits, revenue, income and other benefits of the real property and all leases of the real property or portions thereof, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, including any guaranties of such leases; (iii) all of such Loan Party's interests, if any, in and to all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of the Borrower to refunds of real estate taxes and assessments; and (iv) the real property leased by such Loan Party.

            "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of May 16, 1994, as amended, among NSFC, the Borrower, as servicer, the financial institutions listed therein, as buyers, Morgan Guaranty Trust Company of New York ("MGT"), The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank as letter of credit issuing banks, MGT, as reserve letter of credit bank, and MGT, as administrative agent and structuring and collateral agent.

            "Receivables Purchase Facility" means the Receivables Purchase Agreement, the Receivables Sale Agreement and each other document and instrument executed in respect thereof.

            "Receivables Sale Agreement" means the Purchase and Sale Agreement, dated as of May 16, 1994, as amended, between the Borrower, as seller, and NSFC, as purchaser.

            "Refinancing" means (i) the termination of, and the repurchase of all Accounts remaining outstanding and sold under, the Receivables Purchase Facility together with a termination of all Liens (if any) granted thereunder, in each case in form and substance satisfactory to the Administrative Agent and
(ii) the repayment in full in cash of all Existing Obligations; provided, however, that in the case of those Existing Obligations which relate to outstanding letters of credit, Refinancing shall mean the cash collateralization or replacement thereof or the acceptance by the issuer thereof of back-to-back Letters of Credit.

            "Register" has the meaning specified in Section 11.2(c) (Assignments and Participations).

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Reimbursement Date" has the meaning specified in Section 2.4(i) (Letters of Credit).

            "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that, as a result of the delivery of a Reinvestment Notice, are not initially applied to prepay the Loans pursuant to Section 2.9(a) (Mandatory Prepayments).

            "Reinvestment Event" means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that (a) no Default or Event of Default has occurred and is continuing and (b) the Borrower (directly or indirectly through one of its Material Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Material Subsidiaries' businesses or, in the case of a Property Loss Event, effect repairs.

            "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs (or failure to diligently pursue such repairs).

            "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (i) the date occurring one hundred and eighty
(180) days after such Reinvestment Event and (ii) the date that is five (5) Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Material Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

            "Related Documents" means the Indenture, the NUF Loan Documents and each other document and instrument executed in respect thereof.

            "Related Obligations" has the meaning specified in Section 10.8 (Collateral Matters Relating to Related Obligations).

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Remaining Net Cash Proceeds" means Net Cash Proceeds from Asset Sales reduced by any amounts thereof utilized to acquire replacement assets that in respect of which the Secured Parties do not have a perfected, first priority Lien.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Requirement of Law" means with respect to any Person, the common law and all federal, state, local and foreign or international laws, treaty, constitution, equity principles, rules and regulations, Orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Lenders" means, collectively, Lenders having more than
(a) before the termination of the Commitments, fifty percent (50%) of the aggregate outstanding amount of the Commitments or (b) otherwise, fifty percent (50%) of the aggregate Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

            "Responsible Officer" means, with respect to any Person, any principal executive officer, managing member or general partner of such Person but, in any event, with respect to financial matters (including matters relating to the solvency of such Person, Financial Statements or the Borrowing Base), the chief financial officer, treasurer or controller of such Person.

            "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower or Pellet, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or Pellet and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions; provided, however, that payments or prepayments of fees in clause
(c) above shall be permitted to the extent that the Borrower represents and warrants to the Administrative Agent immediately prior to the making thereof that such fee to be paid or prepaid is reasonable and reflects market pricing under the conditions and circumstances existing at the time of the payment or prepayment, as the case may be, of such fee.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

            "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a Person or its Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether or now owned or hereafter acquired, and thereafter rent or lease such property or other property that such Person or its Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

            "Scheduled Termination Date" means the third (3rd) anniversary of the Effective Date.

            "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

            "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Obligation.

            "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

            "Selling Lender" has the meaning specified in Section 11.7(a) (Sharing of Payments, Etc.).

            "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Special Purpose Vehicle" means any special purpose funding vehicle identified at such in writing by any Lender to the Administrative Agent.

            "SSBI" means Salomon Smith Barney Inc.

            "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 (Definitions, Interpretation and Accounting Terms) that is not a Documentary Letter of Credit.

            "Standard & Poor's" means Standard & Poor's Rating Corp., a division of The McGraw-Hill Companies.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

            "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

            "Successful Syndication" has the meaning set forth in the Syndication Side Letter.

            "Super-Majority Lenders" means, collectively, Lenders having more than (a) before the termination of the Commitments, ninety percent (90%) of the aggregate outstanding amount of the Commitments or (b) otherwise, ninety percent (90%) of the aggregate Outstandings. A Non-Funding Lender shall not be included in the calculation of "Super-Majority Lenders."

            "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

            "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

            "Swing Loan Lender" means CUSA and each other Lender that becomes the Administrative Agent or that agrees with the approval of the Administrative Agent and the Borrower to act as the Swing Loan Lender hereunder.

            "Swing Loan Maximum Amount" means forty million Dollars
($40,000,000).

            "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

            "Syndication Agents" means Heller Financial, Inc. and GMAC Business Credit, each in its capacity as syndication agent.

            "Syndication Completion Date" means the earlier of (i) the occurrence of the Successful Syndication and (ii) the date upon which the Arranger determines in its sole discretion that the primary syndication of the Revolving Loans and Commitments has been completed.

            "Syndication Side Letter" means that certain Syndication Side Letter dated as of September __, 2001 among the Borrower, the Agent, the Arranger, and the Lenders party to the Agreement on the Closing Date.

            "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Taxes" has the meaning specified in Section 2.16(a) (Taxes).

            "Termination Date" means the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitments pursuant to the terms hereof and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

            "Title IV Plan" means a pension plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

            "Unencumbered Real Estate" means any and all Real Estate that is not subject to an enforceable negative pledge provision that prohibits the pledge and mortgaging of such Real Estate to a lender and is not subject to the Liens set forth on Schedule 8.2.

            "Unfunded Pension Liability" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

            "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of any mandatory Requirement of Law, any or all of the attachment, perfection or priority of any security interest granted under the Pledge and Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purpose of definitions related to such provisions.

            "United States" or "U.S." means the United States of America or any political subdivision thereof.

            "Unused Commitment Fee" has the meaning specified in Section 2.12(a)
(Fees).

            "Unused Commitment Fee Rate" means (a) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements required to be delivered pursuant to Section 6.1(c) (Financial Statements) for the Fiscal Year ending December 31, 2001, a rate equal to XXXXXXXXXXXXXXX XXXXXXXXXXXXXXX per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth on the Pricing Grid corresponding to the then applicable Available Credit set forth on the Pricing Grid. Changes in the Available Credit will result in changes in the Unused Commitment Fee Rate as provided in the definition of "Pricing Grid".

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" of any Person, means any other Person all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person directly or by other Wholly-Owned Subsidiaries of such Person.

            "Withdrawal Liability" means with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

            "Year" means the calendar year.

            Section 1.2 Computation of Time Periods

            In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            Section 1.3 Quantities

            In any Loan Document, in all instances where the same Dollar amount, time period, percentage or other quantity is expressed both using numerals and fully written out, the latter expression shall prevail over the expression using numerals in case of direct conflicts.

            Section 1.4 Accounting Terms and Principles

            (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

            (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any calculation required by Article V (Financial Covenants) or Article VIII (Negative Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 1.5 Certain Terms and References

            (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, clause or sub-clause in, this Agreement.

            (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

            (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

            (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

            (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods. When used in any Loan Document, the words "either" and "or" do not refer to an exclusive choice.

            (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

            (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.6 (Successor Administrative Agent), references to CUSA in
Section 10.3 (The Agents as Lenders) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

            (h) Table of Contents and Headings. The table of contents and section titles of any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            (i) References to Agreements. References to each agreement defined in this Article I shall include, without limitation, all appendices, exhibits and schedules thereto and, unless specifically stated otherwise, shall include, without limitation, amendments, restatements, supplements or other modifications thereto and as the same may be in effect at any and all times such reference becomes operative, but only (if required) with the prior written consent of the Requisite Lenders.

            (j) Reference to Indenture. Any reference herein to any numbered section of the Indenture (but not any other reference to the Indenture) shall be a reference to a section of the Eleventh Supplemental Indenture, dated as of March 31, 1999 to the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees as in effect on the date hereof.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                                   ARTICLE II

                                 THE FACILITIES

            Section 2.1 The Commitments

            On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding (for all such loans by such Lender) not to exceed such Lender's Commitment; provided, however, that at no time shall any Lender be obligated pursuant to this Section 2.1 (The Commitments) to make a Revolving Loan to the extent that the aggregate Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1 on the terms and subject to the conditions contained in this Section 2.1 and the remainder of this Agreement.

            Section 2.2 Borrowing Procedures

            (a) Form of Notice of Borrowing. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 P.M. (New York City time) (i) one (1) Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three (3) Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit B (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying therein (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans and (E) the Available Credit (after giving effect to the proposed Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing of Eurodollar Rate Loans shall be in an aggregate amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof.

            (b) Disbursement. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.10(b) (Interest). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section
11.12 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 (Conditions Precedent to the Effectiveness of this Agreement), 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 3.4 (Post Closing Conditions), the Administrative Agent shall make such funds available to the Borrower.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (c) Assumption of Lender Funding. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

            (d) Independence of Funding Obligations. The failure of any Lender to make the Loan or any payment required by it hereunder on the date specified therefor, including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations (a "Non-Funding Lender"), shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

            (e) Administrative Agent's Option. Notwithstanding anything to the contrary contained herein or in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may, at its option and in its sole discretion, make a Swing Loan available to the Borrower in an amount up to but not to exceed the amount of such requested Borrowing, and the aggregate amount of the requested Borrowing shall be reduced accordingly by the principal amount of such Swing Loan, if made.

            Section 2.3 Swing Loans

            (a) Terms of the Swing Loans. On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender shall make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding at any time not to exceed the Swing Loan Maximum Amount; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Obligations would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and in an aggregate amount of not less than one hundred thousand Dollars ($100,000). Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a). Within the limits set forth in the first sentence of this clause (a), amounts prepaid pursuant to Section 2.8 (Optional Prepayments) may be reborrowed under this clause (a).


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            (b) Notice of Borrowing. In order to request a Swing Loan, the
Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

            (c) Periodic Notifications. The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

            (d) Payment on Demand. The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

            (e) Settlement of the Swing Loans. The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of such Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

            (f) Pro-Rata Participation Upon Default. Upon the occurrence of a Default under Section 9.1(i) (Events of Default), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

            (g) Post-Default Distribution of Payments. From and after the date on which any Lender is deemed to have made a Revolving Loan with respect to any Swing Loan pursuant to clause (e) above or purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, a Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f) above.

            Section 2.4 Letters of Credit

            (a) Obligation to Issue/Amend. On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue, one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Effective Date and ending thirty (30) days prior to the Scheduled Termination Date or such later date prior to the Scheduled Termination Date as may be agreed to by the Administrative Agent; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                  (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), 3.2


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

      (Conditions Precedent to Each Loan and Letter of Credit) and 3.4 (Post Closing Conditions) is not then satisfied;

                  (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Outstandings would exceed the Maximum Credit at such time;

                  (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (x) the Letter of Credit Undrawn Amounts at such time and (y) the Reimbursement Obligations at such time exceeds one hundred million Dollars ($100,000,000) (the "Letter of Credit Sublimit");

                  (v) any fees due in connection with a requested Issuance have not been paid; or

                  (vi) such Letter of Credit is not denominated in Dollars.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Any Letter of Credit which has been Issued hereunder may be amended at any time to reduce the amount outstanding thereunder; any Letter of Credit Request which seeks to increase the amount outstanding under a Letter of Credit shall be subject to the same conditions set forth hereinabove for Issuance.

            (b) Expiration Date. In no event shall the expiration date of any Letter of Credit (i) be more than one (1) year after the date of issuance thereof or (ii) be less than seven (7) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above.

            (c) Contents of Letter of Credit Request. In connection with the Issuance or amendment of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two (2) Business Days' prior written notice, in substantially the form of Exhibit I (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance or amendment of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify: the Issuer of such Letter of Credit; the stated amount of the Letter of Credit requested or to be amended, which in the case of an Issuance such stated amount shall not be less than two hundred and fifty thousand Dollars ($250,000); the date of Issuance or amendment of such requested Letter of Credit (which day shall be a Business Day); the date on which such Letter of Credit is to expire (which date shall be a Business Day); and the beneficiary of such Letter of Credit. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York time) on the last Business Day on which notice can be given under the immediately preceding sentence.

            (d) Procedure for Issuance. Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not


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otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

            (e) Compliance with Conditions Precedent. On the date of the proposed Issuance of the Letter of Credit, the Administrative Agent shall confirm to the relevant Issuer that the applicable conditions set forth in
Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and 3.4 (Post Closing Conditions) are satisfied.

            (f) Execution of Letter of Credit Reimbursement Agreement. If requested by the relevant Issuer, prior to the Issuance of each Letter of Credit by such Issuer and as a condition of such Issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

            (g) Obligations of the Issuer. Each Issuer shall:

                  (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of a Letter of Credit Issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

                  (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit to which such Issuer is a party; and

                  (iii) no later than ten (10) Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

            (h) Lenders' Purchase of Interest and Participation. Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (i) Payment Obligations. The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date (the "Reimbursement Date") that is one (1) Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (i) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from (i) the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable to Base Rate Loans and
(ii) the Reimbursement Date to the date of repayment in full in cash, at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause
(i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

            (j) Obligations Absolute. The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

      Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

            (k) Non-Payment by a Lender. If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) (Payment Obligations of the Borrower) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first (1st) Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (l) Letters of Credit Issued Pursuant to the Receivables Purchase Facility. Schedule 2.4 (Receivables Purchase Facility Existing Letters of Credit) contains a schedule of certain letters of credit issued prior to the Effective Date for the account of the Borrower pursuant to the Receivables Purchase Facility. On the Effective Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section
2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.12(b) (Fees) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Effective Date, (ii) the issuers of such Letters of Credit shall be deemed to be "Issuers" hereunder solely for the purpose of maintaining such letters of credit, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this clause (l) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

            Section 2.5 Reduction and Termination of the Commitments

            The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than five million Dollars ($5,000,000) or an integral multiple of five million Dollars ($5,000,000) in excess thereof.

            Section 2.6 Repayment of Loans

            The Borrower promises to repay the entire unpaid amount of the Obligations on the Scheduled Termination Date (it being understood that other provisions of this Agreement may require all or part of such Obligations to be repaid earlier).

            Section 2.7 Evidence of Indebtedness

            (a) Maintenance of Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (b) Maintenance of Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

            (c) Accounts as Prima Facie Evidence. The entries made in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (d) Prompt Execution of Notes. Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit A (Form of Revolving Credit Note), and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Notes payable to the payee named therein or its registered assigns.

            Section 2.8 Optional Prepayments

            The Borrower may prepay the outstanding principal amount of the Revolving Loans in whole or ratably in part at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid (but shall have no right to prepay the principal amount of any Revolving Loan other than as provided in this Section 2.8); provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 11.4(b) (Indemnities).

            Section 2.9 Mandatory Prepayments

            (a) Proceeds of Asset Sales, Equity Issuances, Etc. Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale, Property Loss Event or Debt Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds and (ii) from an Equity Issuance, the Borrower shall immediately prepay the Loans in an amount equal to fifty percent (50%) of such Net Cash Proceeds; provided, however, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrower shall prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Administrative Agent to be held in a Cash Collateral Account. Any such mandatory prepayment shall be applied in accordance with clause (b) below.

            (b) Application. Any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until one hundred and five percent (105%) of such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein.

            (c) Outstandings in Excess of Maximum Credit. If at any time, the aggregate principal amount of Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an


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                                                      NATIONAL STEEL CORPORATION
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amount equal to such excess. If any such excess remains after repayment in full in cash of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) to the extent required to eliminate such excess.

            (d) Cash Dominion Periods. Except during the continuance of an Event of Default (in which case Section 2.13(g) (Payments and Computations; Protective Advances) shall apply), following notice from the Administrative Agent to the Borrower, during the continuance of a Cash Dominion Period all available funds in the Cash Collateral Account (other than an amount equal to any proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) shall be applied on a daily basis first to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and third to any other Obligation then due and payable. The Administrative Agent agrees so to apply such funds and the Borrower consents to such application. If, following such application, there are no Loans outstanding and no other Obligations that are then due and payable (and cash collateral in an amount equal to one hundred and five percent (105%) of all outstanding Letter of Credit Obligations has been provided), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Borrower.

            Section 2.10 Interest

            (a) Rate. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(b) (Interest), as follows:

                  (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin; and

                  (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

            (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be due and payable (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be due and payable on the first Business Day of the immediately succeeding calendar month, (iii) interest accrued on each Eurodollar Rate Loan shall be due and payable (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three (3) months, on each day during such Interest Period occurring every three months after the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be due and payable (A) on the first Business Day of each calendar month, commencing on the first such Business


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) (Interest) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

            Section 2.11 Conversion and Continuation Options

            (a) Delivery of Notice of Conversion or Continuation. The Borrower may elect (i) at any time, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice (a "Notice of Conversion or Continuation"), which shall in substantially the form of Exhibit C (Form of Notice of Conversion or Continuation) hereto and shall specify (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to, or a continuation of, Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

            (b) Notice. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.

            (c) Event of Default; Failure to Give Appropriate Notice. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

            Section 2.12 Fees

            (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee accruing at the rate of the Unused Commitment Fee Rate on the actual daily


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

amount by which the Commitment of such Lender exceeds such Lender's Ratable Portion of the Outstandings less the amount of any outstanding Swing Loans (the "Unused Commitment Fee") from the date hereof until the Termination Date, payable in arrears (i) on the first Business Day of each calendar month, commencing on the first such Business Day following the Effective Date and (ii) on the Termination Date.

            (b) Additional Fees. The Borrower has agreed to pay to CUSA and certain other Agents additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

            (c) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                  (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to XXX XXXXXXX XX XXX XXXXXXX XXXXXXX per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Termination Date;

                  (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, an amount equal to the Letter of Credit Fee on the average daily outstanding balance of such Letter of Credit for the immediately preceding month (or portion thereof or, in the case of clause (y) below, since the end of the last period in respect of which such fee was paid), payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Termination Date; provided, however, that during the continuance of an Event of Default, the Letter of Credit Fee shall be increased by two percent (2%) per annum and shall be payable on demand; and

                  (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

            Section 2.13 Payments and Computations; Protective Advances

            (a) Payment Procedures. The Borrower shall make each payment hereunder (including interest, fees and expenses) not later than 1:00 P.M. (New York City time) on the day when due and payable, in Dollars, to the Administrative Agent at its address referred to in Section 11.12 (Notices, Etc.) in immediately available funds without set-off or counterclaim. During any Cash Dominion Period, the Borrower authorizes the Administrative Agent to debit the Facility on the day when due for interest and fees and, after ten Business Days' notice, for expenses. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (g) below, as applicable, for the account of their respective Applicable Lending Offices and like funds relating


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, that amounts payable pursuant to Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans), Section 2.15 (Capital Adequacy) or 2.16 (Taxes) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

            (b) Computations of Interest. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of three hundred and sixty (360) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Payments on Business Days; Order. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those that having expiring Eurodollar Interest Periods.

            (d) Assumption that Payment Has Been Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

            (e) Application. Subject to the provisions of clause (g) below (and except as otherwise provided in Section 2.9 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and then, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

            (f) Collateral Proceeds. The Borrower hereby irrevocably waives the right to direct, after the occurrence and during the continuance of an Event of Default, the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall (x) deliver a Blockage Notice to each Deposit Account Bank and (y) apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

            (i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent or any of its Affiliates may have advanced on behalf of any Lender for which the Administrative Agent or such Affiliate has not then been reimbursed by such Lender or the Borrower;

                  (ii) second, to pay interest on and then principal of any Swing Loan;

                  (iii) third, to pay any cash management fee or any Obligation due under any Hedging Contract with any Lender or any of its Affiliates;

                  (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent or any of its Affiliates;

                  (v) fifth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                  (vi) sixth, to pay Obligations in respect of any fees then due to the Administrative Agent or any of its Affiliates, the Lenders and the Issuers;

                  (vii) seventh, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations; and

                  (viii) eighth, to pay or prepay principal payments on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in
      Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, to the ratable payment of all other Obligations;

provided, however, that, if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i) through (viii) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Obligations described in such clauses. The order of priority set forth in this clause (f) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Swing Loan Lender, the Lenders, the Issuers and other Secured Parties as among themselves. The order of priority set forth in clauses (i) through (viii) above of this may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party which is not a Lender or Issuer or any other Person. The order of priority set forth in clauses (i) through (v) above may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

            (g) Payments from Loans; Protective Advances. At the option of the Administrative Agent, principal on the Swing Loans, the Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans, Swing Loans, and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3 (Swing Loans) and the Lenders to make Revolving Loans pursuant to Section 2.2 (Borrowing Procedures) (and each Lender hereby agrees to make, regardless of whether, after giving effect to such Revolving Loan, either the then effective aggregate Commitment or the Borrowing Base at such time exceeds the Maximum Credit in effect at such time), from time to time in the Swing Loan Lender's, or, in the case of the Lenders, the Administrative Agent's discretion, Swing Loans or Revolving Loans, as applicable, that in the aggregate amount of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, Swing Loans and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any such Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts; provided, however, that the aggregate principal amount outstanding in respect of such Swing Loans and Revolving Loans for payments under this Section 2.13(g) shall not exceed five million Dollars ($5,000,000). The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive in respect of such Swing Loans and Revolving Loans) and directs that all proceeds thereof shall be used to pay such amounts.

            Section 2.14 Special Provisions Governing Eurodollar Rate Loans

            (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

            (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

            (c) Increased Costs. If at any time any Lender shall determine that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive promulgated or given on behalf of any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. If any Lender becomes entitled to claim any additional amount pursuant to this clause (c), it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans, shall thereupon be restored.

            (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11(a) (Conversion and Continuation Options), (ii) if for any reason any Eurodollar Rate


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause
(b) or (d) above or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

            Section 2.15 Capital Adequacy

            If at any time any Lender determines that (a) the adoption of, or any change in, or in the interpretation of, any Requirement of Law regarding capital adequacy, (b) compliance with any such Requirement of Law or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any Person controlling such Lender's) capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below the level that such Lender or such Person could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

            Section 2.16 Taxes

            (a) Deduction of Taxes. Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under Requirement of Laws in effect on the Effective Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such Requirement of Laws occurring after the Effective Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by any Requirement of Law to be deducted from, or in respect of, any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower shall make such deductions, (y) the Borrower shall pay the full amount deducted to the relevant


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

taxing authority or other authority in accordance with applicable Requirements of Law and (z) the Borrower shall deliver to the Administrative Agent evidence of such payment.

            (b) Stamp or Documentary Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any applicable foreign jurisdiction, and all liabilities with respect thereto, arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

            (c) Indemnification. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Receipt. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.12 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

            (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of the Obligations.

            (f) Non-U.S. Lenders. Prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (g) Obligation to Try to Change Jurisdiction. Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            Section 2.17 Substitution of Lenders

            In the event that (a)(i) any Lender makes a claim under Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) or Section
2.15 (Capital Adequacy), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(e) (Special Provisions Governing Eurodollar Rate Loans), (iii) the Borrower is required to make any payment pursuant to Section
2.16 (Taxes) that is attributable to any Lender or (iv) any Lender is a Non-Funding Lender, (b) in the case of sub-clause (i) of clause (a) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Affected Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least seventy-five percent (75%) of the Commitments are not subject to such increased costs or illegality, payment or proceedings (in each case, any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within ninety (90) days following the occurrence of any of the events described in sub-clauses (i) through (iv) of clause (a) above) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within thirty (30) days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of such Commitments, and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable Requirement of Law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (that, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other Person shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment (if applicable) of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 2.18 Collateral Audits

            As long as any Commitment or Loan is outstanding, the Administrative Agent shall conduct, at the sole cost and expense of the Borrower, at least one collateral audit each quarter, and more frequently as the Administrative Agent may determine, acting reasonably.

                                  ARTICLE III

           CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT
                       AND TO LOANS AND LETTERS OF CREDIT

            Section 3.1 Conditions Precedent to the Effectiveness of this Agreement

            This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent receives each of the following, each dated the Effective Date (which shall also be the date the initial Revolving Loans (if any) are made and the initial Letters of Credit (if any) are Issued hereunder), unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

            (a) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

            (b) the Guaranty, duly executed by Pellet, NSFC, ProCoil, NSH and any other Material Subsidiary;

            (c) the Pledge and Security Agreement, duly executed by the Borrower, Pellet, NSFC, ProCoil, and NSH together with:

                  (i) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the Closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral, including (A) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Pledge and Security Agreement) and (B) copies of search reports pursuant to the UCC as of a recent date listing all effective financing statements naming any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those that shall be terminated on the Effective Date;

                  (ii) share certificates representing all certificated Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such share certificates duly executed in blank;


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                  (iii) all instruments representing notes being pledged pursuant to such Pledge and Security Agreement, duly endorsed in favor of the Administrative Agent or in blank, including without limitation Intercompany Notes (as defined in the Pledge and Security Agreement) between the Guarantors and the Borrower;

                  (iv) duly executed Deposit Account Control Agreements from all Deposit Account Banks; and

                  (v) duly executed Control Account Agreements from (A) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and Pellet and (B) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and Pellet.

            (d) a favorable opinion of Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties, in substantially the form of Exhibit G (Form of Opinion of Counsel for the Loan Parties), addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request; and a favorable opinion of Klehr, Harrison, Harvey, Branzburg & Ellers as to issues of perfection under Delaware law.

            (e) a copy of each Related Document as in effect on the Effective Date certified as being complete and correct by a Responsible Officer of the Borrower;

            (f) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

            (g) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (ii) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (iii) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (f) above;

            (h) a certificate of a Responsible Officer of the Borrower, stating that the Borrower is Solvent as of the Effective Date after giving effect to the payment of all estimated legal, accounting and other fees related hereto;

            (i) an initial Borrowing Base Certificate, substantially in the form of Exhibit E (Form of Borrowing Base Certificate), setting forth: (x) the Borrowing Base as of a recent date satisfactory to the Administrative Agent executed by a Responsible Officer of the Borrower evidencing to the satisfaction of the Administrative Agent an Available Credit greater than one hundred eighty million Dollars ($180,000,000) as of the Effective Date, after giving effect to
(i) the payment of all estimated legal, accounting and other fees related hereto, (ii) any


                                     - 54 -

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Loan and Letter of Credit (if any) to be made or Issued on the Effective Date and (iii) the Refinancing; and (y) the amount and details of the Outside Processing Inventory Reserve;

            (j) a certificate of a Responsible Officer to the effect that (i) the conditions set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied and (ii) no Legal Proceedings shall have been initiated against any Loan Party or any of its Material Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

            (k) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and each Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the Collateral;

            (l) a letter from the Loan Parties to their independent certified public accountants authorizing the independent certified public accountants of the Loan Parties to communicate with the Administrative Agent and the Lenders in accordance with Section 7.6 (Access);

            (m) evidence satisfactory to the Administrative Agent that, as of the Effective Date, the procedures with respect to cash management required by the Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed lockbox agreements and Deposit Account Control Agreements executed by such Loan Party in connection therewith;

            (n) evidence satisfactory to the Administrative Agent that, as of the Effective Date, all costs accrued and unpaid fees and expenses due and payable on or before the Effective Date (including all such fees described in the Fee Letters) required to be paid to the Administrative Agent and the Lenders on or before the Effective Date have been paid;

            (o) evidence satisfactory to the Administrative Agent that, as of the Effective Date, each of the Borrower and its Material Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Material Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents;

            (p) evidence satisfactory to the Administrative Agent that, as of the Effective Date, the Refinancing shall have occurred in form and substance satisfactory to the Administrative Agent;

            (q) evidence satisfactory to the Administrative Agent that, as of the Effective Date, the NUF Loan Documents have been amended and restated to provide financial support of up to $100,000,000 on terms and conditions acceptable to the Administrative Agent (including acceptable terms of subordination);


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (r) at least five Business Days in advance of the Effective Date, duly executed Letter of Credit Requests for such Letters of Credit requested to be Issued on the Effective Date;

            (s) a copy of the Borrower's Form 10-Q for the period ended June 30, 2001, as filed with the Securities and Exchange Commission;

            (t) the Fee Letters and the Syndication Side Letter, duly executed by each of the parties thereto; and

            (u) such other certificates, documents, agreements and information with respect to any Loan Party as the Administrative Agent may, in its sole discretion, request.

            Section 3.2 Conditions Precedent to Each Loan and Letter of Credit

            The obligation of each Lender on any date (including the Effective
Date) to make any Loan and of each Issuer on any date (including the Effective
Date) to Issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

            (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Issuance or amendment of any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

            (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                  (i) The representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                  (ii) no Borrowing Base Deficiency shall exist; and

                  (iii) no Default or Event of Default shall have occurred and be continuing.

            (c) Borrowing Base. The Borrower shall have delivered the Borrowing Base Certificate required by Section 6.1(f) (Financial Statements) evidencing, to the satisfaction of the Administrative Agent, an Available Credit in excess of the Minimum Available Credit. After giving effect to the Loans and/or Letters of Credit requested to be made and/or Issued on any such date and the use of proceeds thereof, the Available Credit shall be in excess of the Minimum Available Credit and the Outstandings shall not exceed the Maximum Credit at such time.

            (d) No Legal Impediments. The making of such Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or


                                     - 56 -

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

immediately following such Loan or Issuance, is permitted under the Indenture and is not enjoined, temporarily, preliminarily or permanently.

            (e) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit as to the matters specified in clause (b) above.

            Section 3.3 Determinations of Initial Borrowing Conditions

            For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), each Lender shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

            Section 3.4 Post Closing Conditions

            Within the number of days set forth below after the occurrence of the Effective Date or such other period of time as determined by the Administrative Agent, acting reasonably, the Borrower shall deliver to the Administrative Agent the following, each in form and substance satisfactory to the Administrative Agent:

            (a) within thirty (30) days, a Mortgagee's Waiver covering the Real Estate mortgaged pursuant to the Indenture;

            (b) within thirty (30) days, the Deposit Account Control Agreement among the Borrower, the Administrative Agent, Mellon Bank, NA. and Mellon Financial Services Corporation #1; and

            (c) within seventy-five (75) days, such duly executed Bailee's Letters with respect to Inventory representing 50% of the aggregate value of the Inventory of the Borrower (valued at cost on a first-in, first-out basis) that, on the last Business Day of the calendar month immediately preceding the Effective Date, was located, stored, used or otherwise held at the premises of any third party.


                                     - 57 -

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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent that, on and as of the Effective Date (after giving effect to the making of any Loan or other financial accommodations to be made on the Effective Date) and on and as of each date as required by
Section 3.2(b)(i) Conditions Precedent to Each Loan and Letter of Credit:

            Section 4.1 Corporate Existence; Compliance with Law

            Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (f) has obtained all Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

            Section 4.2 Corporate Power; Authorization; Enforceable Obligations

            (a) Noncontravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                  (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                  (ii) have been, or at the time of delivery thereof pursuant to
      Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit) will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;

                  (iii) do not and will not (A) contravene any Loan Party's or any of its Material Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party (including under its Constituent Documents or Regulations T, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder) or any Order of any Governmental Authority applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

      or acceleration of, any Contractual Obligation of any Loan Party or any of its Material Subsidiaries or (D) result in the creation or imposition of any Lien or Encumbrance upon any property of any Loan Party or any of its Material Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                  (iv) do not require obtaining any Permit from or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Permits) and which have been obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1(o) (Conditions Precedent to the Effectiveness of this Agreement) and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

            (b) Due Execution. This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (c) Indenture. Without limiting any other representation or warranty made by any Loan Party in any Loan Document, the obtaining of any Loan hereunder will not result in any default under, and the provisions of Section 8.5 (Restricted Payments) and Section 8.9 (Restrictions on Subsidiary Distributions) do not conflict with, any provision of the Indenture, including Section 4.05 and
Section 4.11 of the Eleventh Supplemental Indenture.

            Section 4.3 Financial Statements

            (a) Accuracy of Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2000 and December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six (6) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at June 30, 2001, and said statements of income, retained earnings and cash flows for the six (6) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

            (b) No Additional Liability. Neither the Borrower nor any of its Material Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in Section 4.3(a) (Financial Statements) or in the notes thereto or otherwise permitted by this Agreement.

            (c) Projections. The Projections have been prepared by the Borrower in light of the past operations of its business and reflect projections for the period beginning on July 1, 2001 and ending on the last day of the Fiscal Year in which the Scheduled Termination Date


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

occurs, on a month by month basis for the balance of the Fiscal Years ending December 31, 2001 and 2002, and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

            Section 4.4 Legal Proceedings

            There are no pending, or, to the knowledge of the Borrower, threatened, Legal Proceedings that may affect the Borrower or any of its Material Subsidiaries or their respective properties before any Governmental Authority other than those that, if determined adversely to any Loan Party, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

            Section 4.5 Material Adverse Change

            Since June 30, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect other than has been disclosed in the Borrower's Form 10-Q for the period ended June 30, 2001 .

            Section 4.6 Solvency

            Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

            Section 4.7 Litigation

            There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently). Section 4.7 (Litigation) lists all litigation pending against any Loan Party at the date hereof that, if adversely determined, would have a Material Adverse Effect.

            Section 4.8 Taxes

            (a) Payment of Taxes; Filing of Tax Returns. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as disclosed to the Administrative Agent in writing, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

            (b) Tax-Sharing Agreements. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) any obligation under any tax sharing agreement, arrangement or other Contractual Obligation other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

            Section 4.9 Full Disclosure

            The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing hereunder taken as a whole does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower that are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Material Subsidiaries taken as one enterprise have been disclosed to the Lenders.

            Section 4.10 Margin Regulations

            The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder.

            Section 4.11 Ownership of the Material Subsidiaries and Certain
Assets

            Set forth on Schedule 4.11 (Material Subsidiaries) is a true, complete and accurate list showing, as of the Effective Date, all Material Subsidiaries of the Borrower and, as to each such Material Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Material Subsidiary. All of the


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

outstanding Stock of each Material Subsidiary of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Material Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement). Neither the Borrower nor any such Material Subsidiary is a party to, or has knowledge of, any Contractual Obligation restricting the transfer or hypothecation of any Stock or Stock Equivalent of any such Material Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments in Other Persons). There are no Material Subsidiaries other than Pellet, NSFC, ProCoil, and NSH on the Effective Date and thereafter no other Material Subsidiaries that have not executed and delivered to the Administrative Agent a Guaranty, a Pledge and Security Agreement and any other Collateral Documents in connection therewith, and all documents and items necessary to achieve a first priority perfected security interest in the Collateral of such Material Subsidiary as contemplated thereby. No Subsidiary of the Borrower other than Pellet and NSFC owns any material amount of Accounts or Inventory.

            Section 4.12 ERISA

            (a) List of Employee Benefit Plans. Schedule 4.12 (Employee Benefit Plans) separately identifies, as of the date hereof, all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of
Section 3(3) of ERISA to which the Borrower or any of its Material Subsidiaries has any obligation or liability, contingent or otherwise.

            (b) Tax Qualification. Each employee benefit plan of the Borrower or any of its Material Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

            (c) Compliance with Requirements of Law. Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have no Material Adverse Effect.

            (d) No Material Adverse Effect. There has been no, nor is there reasonably expected to occur, any ERISA Event which will have a Material Adverse Effect.

            (e) No Withdrawal Liability. Except to the extent set forth on
Schedule 4.12 (Employee Benefit Plans), none of the Borrower or any Subsidiary or any ERISA Affiliate thereof would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

            Section 4.13 Liens and Encumbrances

            There are no Liens or Encumbrances of any nature whatsoever on any properties of any Loan Party or any of its Material Subsidiaries other than those permitted by Section 8.2 (Liens, Etc.). The Liens granted by the Loan Parties to the Administrative Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral, subject only to timely filing with Governmental Authorities of the appropriate UCC-1 and UCC-3 financing statements. Schedules 8.2 and 8.9 together encompass all Liens and Encumbrances of any Loan Party as of the date hereof other than Customary Permitted Liens.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 4.14 Related Documents

            Except as set forth on Schedule 4.14 (Amendments to Related Documents) and as permitted under Section 8.12 (Modification of Related Documents), none of the Related Documents has been amended or modified in any respect and no provision therein has been waived. Each of the representations and warranties in each of the Related Documents are true and correct in all material respects, and no default or material breach (or event which with the giving of notice or lapse of time or both would be a default or a material breach) has occurred thereunder except as duly waived, to the extent such waiver is permitted under Section 8.12 (Modification of Related Documents) and a copy of such waiver has been delivered to the Administrative Agent. There are no "Events of Default" under and as defined in the NUF Loan Documents.

            Section 4.15 No Burdensome Restrictions; No Defaults

            (a) Material Contracts. None of the Borrower or any of its Material Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien or other Encumbrance (other than a Lien or Encumbrance granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any restriction under its Constituent Documents that would have a Material Adverse Effect.

            (b) No Default. None of the Borrower or any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Material Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

            (c) No Default of Event of Default has occurred and is continuing.

            (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

            (e) Restrictions on Stock. No Material Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of, any such shares or any shareholder rights, except pursuant to a Loan Document.

            Section 4.16 No Other Ventures

            Except as set forth on Schedule 4.16 (Joint Ventures and Partnerships), none of the Borrower or any of its Material Subsidiaries is engaged in any joint venture or partnership with any other Person.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 4.17 Investment Company Act

            None of the Borrower or any of its Material Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

            Section 4.18 Insurance

            All policies of insurance of any kind or nature of the Borrower or any of its Material Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. Since June 30, 2001, none of the Borrower or any of its Material Subsidiaries has had any material policy of insurance terminated (other than at its request).

            Section 4.19 Labor Matters

            (a) No Strikes. There are no strikes, work stoppages, slowdowns or lockouts pending, threatened against or involving, the Borrower or any of its Material Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

            (b) No Claims or Complaints. There are no unfair labor practices, grievances or complaints pending, or, to the best of the Borrower's knowledge after due inquiry, threatened, against or involving the Borrower or any of its Material Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Material Subsidiaries, other than those that, in the aggregate, if resolved adversely to the Borrower or such Material Subsidiary, would not have a Material Adverse Effect.

            Section 4.20 Use of Proceeds

            The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) for the Refinancing and the payment of related transaction costs, fees and expenses, (b) to make Capital Expenditures and (c) for general working capital and corporate purposes.

            Section 4.21 Environmental Matters

            (a) Environmental Laws. The operations of the Borrower and each of its Material Subsidiaries and their respective tenants have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate have no Material Adverse Effect or have been disclosed in the Financial Statements delivered pursuant to Section 4.3(a) (Financial Statements).

            (b) No Threatened Legal Proceeding. None of the Borrower or any of its Material Subsidiaries or any Real Estate currently or, to the best of the knowledge of the


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Borrower after due inquiry, previously owned, operated or leased by or for the Borrower or any of its Material Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened claim, Order, Contractual Obligation, notice of violation or potential liability or is subject to any pending, or, to the Borrower's knowledge, threatened, Legal Proceeding with respect to (i) any Environmental Law, (ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate have no Material Adverse Effect.

            (c) Disposal Facilities. Except as set forth on Schedule 4.21 (Disposal Facilities), none of the Borrower or any of its Material Subsidiaries maintains a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., as amended, the regulations thereunder or similar Requirement of Law.

            (d) No Undisclosed Information. There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated or leased by the Borrower or any of its Material Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate have no Material Adverse Affect.

            (e) No Environmental Lien. As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries.

            Section 4.22 Intellectual Property

            The Borrower and its Material Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Material Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Material Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. No Subsidiary of the Borrower other than a Material Subsidiary owns any Intellectual Property (as defined in the Pledge and Security Agreement) that is material to its business or that of the Borrower.

            Section 4.23 Title; Real Estate

            (a) Title. Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Estate and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien or other Encumbrance, except Liens permitted under Section 8.2 (Liens, Etc.). The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property.

            (b) Permits. All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

            (c) No Condemnation Proceeding. None of the Borrower or any of its Material Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding or other Legal Proceeding affecting any Real Estate owned or leased by the Borrower or any of its Material Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

            (d) No Damage. No portion of any real property owned or leased by the Borrower or any of its Material Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

            Section 4.24 Existing Indebtedness

            Schedule 4.24 (Existing Indebtedness) separately identifies all Indebtedness as of the date hereof of the Borrower and its Subsidiaries which is to remain outstanding after the Effective Date and is (a) for borrowed money,
(b) incurred outside of the ordinary course of the business and in a manner and to the extent consistent with past practice or (c) material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (or will be material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole). For purpose of clause (c) above, Indebtedness equal to or in excess of ten million Dollars ($10,000,000) shall be deemed material.

            Section 4.25 Deposit Accounts

            Schedule 4.25 (Deposit Accounts) contains a complete and accurate list, as of the Effective Date, of each Deposit Account of the Borrower and its Material Subsidiaries, specifying the nature of such account and whether any proceeds of Collateral are deposited therein.

                                   ARTICLE V

                               FINANCIAL COVENANTS

            As long as any Obligation or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

            Section 5.1 Capital Expenditures

            The Borrower shall not permit any Capital Expenditures to be made during each of the periods set forth below, to be in excess of the maximum amount set forth below:


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                                                           Maximum
                                                           Capital
            Period                                      Expenditures
            ------                                      ------------

            Fiscal Year ending December 31, 2001        $ 80,000,000

            Fiscal Year ending December 31, 2002        $ 90,000,000

            Fiscal Year ending December 31, 2003        $125,000,000

            Fiscal Year ending December 31, 2004        $150,000,000;


provided, however, that,

            (a) Capital Expenditures attributable to the purchase by the Borrower or Pellet of property being, at the time of such purchase, leased to the Borrower or Pellet under an operating lease in effect on the date of this Agreement shall be excluded from all of the foregoing limitations if (i) the consideration for such purchase is not more than the Fair Market Value of such property and (ii) the consideration (whether financed or paid in cash) for all such purchases while any Obligation or Commitment remains outstanding does not exceed one hundred million Dollars ($100,000,000) in the aggregate;

            (b) to the extent that actual Capital Expenditures for any Fiscal Year shall be less than the maximum amount set forth in the chart above for such Fiscal Year, the difference between (x) such stated maximum amount for such Fiscal Year and (y) such actual Capital Expenditures for such Fiscal Year up to seventy-five percent (75%) of such stated maximum amount shall increase the maximum permissible Capital Expenditures that would have otherwise been authorized hereunder in the next succeeding Fiscal Year (and in such succeeding Fiscal Year, the Capital Expenditures actually made shall be applied first to reduce the carryover permitted by this proviso) and such carryover shall be available notwithstanding the applicability of clause (d) hereinbelow;

            (c) commencing with the Year 2003, the amount of maximum permissible Capital Expenditures in any Year as set forth in the chart above shall be increased by an amount equal to the difference between (i) two-thirds (2/3rd) of the excess, if any, of (A) the sum of the EBITDA of the Borrower in all previous Years commencing with the Year 2002 (as calculated from the audited Financial Statements for such previous Years) over (B) the sum of the EBITDA of the Borrower reflected in the Projections delivered to the Lenders on August 9, 2001 (without considering any updates thereto) for all such previous Years and (ii) the aggregate of all Capital Expenditures made pursuant to this proviso;

            (d) commencing with the Year 2003, the amount of maximum permissible Capital Expenditures in any Year as set forth in the chart above shall not exceed the sum of (A) $75,000,000 plus (B) ninety-five percent (95%) of the positive amount (if any) equal to the difference between (x) EBITDA of the Borrower for the prior Year minus (y) $75,000,000.

            Section 5.2 Available Credit

            The Borrower shall at all times maintain Available Credit in excess of fifty million Dollars ($50,000,000); provided, however, that Available Credit shall not be lower than the Minimum Available Credit for six (6) consecutive Business Days.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                                   ARTICLE VI

                               REPORTING COVENANTS

            As long as any Obligation or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

            Section 6.1 Financial Statements and Information

            The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following Financial Statements and information:

            (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Year (other than any fiscal month ending on the last day of any Fiscal Quarter), consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries as of the close of such month and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such month and that portion of the current Fiscal Year ending as of the close of such month, in each case prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end audit adjustments) together with (i) a schedule of all monies advanced or loaned by the Borrower to a Guarantor, (ii) a statement by a Responsible Officer of the Borrower that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such month and for the period then ended and (iii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

            (b) Quarterly Financial Statements and Compliance Certificates. As soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Responsible Officer of the Borrower and accompanied by a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the financial covenants set forth in Article V (Financial Covenants) which is tested on a quarterly basis together with (i) a statement by such Responsible Officer that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (iii) a written discussion and analysis by the


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

            (c) Annual Audited Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's Accountants, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Borrower's compliance with all financial covenants set forth in Article V (Financial Covenants) and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

            (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (b) or (c) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action the Borrower proposes to take with respect thereto;

            (e) Annual Operating Plans. Not later than thirty (30) days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2001, an update to the Projections prepared in accordance with Section 4.3(c) (Financial Statements) and containing substantially the types of financial information contained in the Projections and an annual operating plan of the Borrower and its Subsidiaries for the following Fiscal Year, approved by the Board of Directors of the Borrower, which shall include, without limitation, a statement of all of the material assumptions on which such plan is based, monthly balance sheets and a monthly budget for the following year and which shall integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance through the Fiscal Year ending after the Scheduled Termination Date based on historical performance);

            (f) Borrowing Base Certificate. As soon as available and in any event not later than (i) three (3) Business Days after the end of each week and
(ii) twenty (20) days after the end of each calendar month, a Borrowing Base Certificate as of the end of such period executed by a Responsible Officer of the Borrower, and setting forth: (1) Eligible Receivables as at the end of such period, (2) Eligible Inventory as of the most recent monthend, and (3) the amount of the Outside Processing Inventory Reserve; provided, however, that the Administrative Agent, in its


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

sole discretion, acting reasonably, may at any time and from time to time require more or less frequent delivery of the Borrowing Base Certificates;

            (g) Changes in Bank Accounts. Prior written notice of any closing or other change in the existing bank accounts of the Borrower or Pellet (or the establishment of any new bank account by the Borrower or Pellet) or any agreement relating thereto;

            (h) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, the business affairs and financial condition (including financial controls and accounting practices) of the Borrower or any of its Subsidiaries or compliance by any Loan Party with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

            (i) Revised Financial Projections. As soon as available, and in any event not later than February 28, 2002, and each year thereafter by February 28th of such year,, and containing substantially the types of financial information contained in the Projections, forecasts prepared by management of the Borrower for each fiscal month in such Fiscal Year and for each Fiscal Year thereafter through and including the Fiscal Year ending after the Scheduled Termination Date including (i) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (ii) a statement of all the material assumptions on which such forecasts are based.

            Section 6.2 Default Notices

            Promptly, and in any event within five (5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute any Default or Event of Default, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the details of such occurrence and the action which the Borrower is taking or proposes to take with respect thereto.

            Section 6.3 Expected Net Cash Proceeds

            In conjunction with any Asset Sale, Debt Issuance or Equity Issuance anticipated to generate in excess of twenty-five million Dollars ($25,000,000) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice
(a) describing such Asset Sale, Debt Issuance or Equity Issuance or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

            Section 6.4 ERISA Matters

            The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

            (a) ERISA Event. Promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, its Subsidiaries or its


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ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

            (b) Request for Minimum Funding Waiver. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto; and

            (c) Notice of Intent to Terminate. Simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

            Section 6.5 Litigation

            Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of any Legal Proceeding that, if adversely determined, would have a Material Adverse Effect. Not later than fifty (50) days after the end of each Fiscal Quarter, the Borrower shall deliver to the Administrative Agent a written report describing any Legal Proceeding that may affect the Borrower or any of its Subsidiaries and that, in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability in an amount aggregating two million Dollars ($2,000,000) or more.

            Section 6.6 Notices under Related Documents

            Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to or in connection with any Related Document.

            Section 6.7 SEC Filings; Press Releases

            Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Borrower sends to its security holders generally or to the holders of Securities issued under the Indenture, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

            Section 6.8 Labor Relations

            Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities and (b) any Worker


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Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

            Section 6.9 Insurance

            As soon as is practicable and in any event within thirty (30) days prior to the expiration or termination of any insurance coverage for which the Borrower is required to name the Administrative Agent as additional insured or loss payee hereunder or under any Loan Document, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) a confirmation executed by the insurance company or the Borrower's insurance broker and in form and substance satisfactory to the Administrative Agent that such coverage has been continued.

            Section 6.10 Environmental Matters

            The Borrower shall provide the Administrative Agent promptly and in any event within 10 days of the Borrower or any of its Material Subsidiaries learning of any of the following, written notice of each of the following:

            (a) Environmental Lien. The receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

            (b) Notice of Violation of an Environmental Law. The receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

            (c) Commencement of a Legal Proceeding. The commencement of any Legal Proceeding alleging a violation of or liability under any Environmental Law, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

            (d) Property Acquisition. Any proposed acquisition of Securities, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Material Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

            (e) Additional Permits; Additional Capital Improvements. Any proposed action by any Loan Party or any of its Material Subsidiaries or any change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate subject the Loan Parties to additional Environmental Liabilities and Costs that have a Material Adverse Effect; and


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                                                                CREDIT AGREEMENT

            (f) Status Report. Upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

            Section 6.11 Customer Contracts

            Promptly after becoming aware of the same, the Borrower and each of its Subsidiaries shall give the Administrative Agent written notice of any cancellation, termination or loss prior to the Termination Date of any material Contractual Obligation or other customer arrangement of the Borrower or any of its Material Subsidiaries.

            Section 6.12 Other Information

            The Borrower shall provide the Administrative Agent or, as the case may be, any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may, from time to time, reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

            As long as any Obligation or Commitment remains outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

            Section 7.1 Preservation of Corporate Existence, Etc.

            The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted by Section 8.6 (Restriction on Fundamental Changes).

            Section 7.2 Compliance with Law, Etc.

            The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

            Section 7.3 Conduct of Business

            The Borrower shall, and shall cause each of its Material Subsidiaries to conduct its business in the ordinary course consistent with past practice and use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Material Subsidiaries; provided, however, that the Borrower shall not be deemed in default of this Section 7.3 if all such failures to comply in the aggregate would have no Material Adverse Effect.


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            Section 7.4 Payment of Taxes, Etc.

            The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments, charges and levies of a Governmental Authority, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

            Section 7.5 Maintenance of Insurance

            The Borrower shall maintain, and cause to be maintained for each of its Material Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and, in any event, all insurance required by any Collateral Documents.

            Section 7.6 Access

            The Borrower shall from time to time, permit the Administrative Agent and any of its agents or representatives, within five (5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), on any Business Day, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with the Borrower's Accountants and any other certified public accountants. The Borrower shall authorize its certified public accountants (including the Borrower's Accountants) to disclose to the Administrative Agent and any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

            Section 7.7 Keeping of Books

            The Borrower shall, and shall cause each of its Material Subsidiaries to, keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary.

            Section 7.8 Maintenance of Properties, Etc.

            The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties that are necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business except where failure to so maintain and preserve the items set forth in clauses (a) through (c) above would not, in the aggregate, have a Material Adverse Effect.


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            Section 7.9 Maintenance of Contractual Obligations, Etc.

            The Borrower shall, and shall cause each of its Material Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth in the Related Documents and under each other Contractual Obligation under which it or any of its Material Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Material Subsidiaries may have under any Contractual Obligation; provided, however, that the Borrower shall not be deemed in default of this
Section 7.9 if all such failures in the aggregate would have no Material Adverse Effect.

            Section 7.10 Application of Proceeds

            The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.20 (Use of Proceeds).

            Section 7.11 Fiscal Year

            The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain as its fiscal year the twelve month period ending on the thirty-first (31st) of December of each year.

            Section 7.12 Environmental

            The Borrower shall, and shall cause any Material Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Material Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect, promptly advise the Administrative Agent thereof and (a) if requested by the Administrative Agent, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, make such investigation or take such other action as required by Environmental Laws or other Requirements of Law or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

            Section 7.13 Borrowing Base Determination

            (a) Appraisals and Investigations. At any time that (i) the Available Credit is less than $350,000,000, the Administrative Agent shall obtain on a quarterly basis, and (ii) the Available Credit is $350,000,000 or more, the Administrative Agent shall obtain on an annual basis, in all instances at the Borrower's sole cost and expense, such independent third party appraisals, investigations and reviews as the Administrative Agent shall deem appropriate for the purpose of determining the Borrowing Base. At any time and from time to time, the Borrower and Pellet shall furnish to the Administrative Agent any additional information which the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base, including correct and complete copies of any invoices, underlying agreements,


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instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

            (b) Sharp Decreases in Borrowing Base or Other Liquidity. The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Material Subsidiaries receives or otherwise gains knowledge that (i) the Borrowing Base is less than ninety (90%) of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(f) (Financial Statements) or (ii) a Borrowing Base Deficiency exists as a result of a decrease in the Borrowing Base (in which case such notice shall include the amount of such deficiency).

            (c) Verifications. The Administrative Agent may, at the Borrower's sole cost and expense, make physical or other forms of verifications of the Collateral at any time and in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower and the Guarantors shall furnish, or shall cause to be furnished, all such assistance and information as the Administrative Agent may require in connection therewith.

            Section 7.14 Accounting Changes; Fiscal Year

            The Borrower shall disclose in writing to the Administrative Agent promptly after such change, any change in (a) the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries and (b) the fiscal year of the Borrower or any of its Material Subsidiaries.

            Section 7.15 Additional Collateral and Guaranties

            To the extent not delivered to the Administrative Agent on or before the Effective Date, the Borrower agrees promptly to (i) execute and deliver to the Administrative Agent such amendments and supplements to the Collateral Documents and such additional Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Material Subsidiary that are owned by the Borrower or of any of its Subsidiaries and requested to be pledged by the Administrative Agent; provided, however, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any Material Subsidiary that is not a Domestic Subsidiary or any of the stock of any Subsidiary of such Material Subsidiary, (ii) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be,
(iii) in the case of any such Material Subsidiary that is a Domestic Subsidiary cause such new Material Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Material Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and the execution and delivery of appropriate Intercompany Notes (as defined in the Pledge and Security Agreement), (iv) execute, record and deliver to the


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Administrative Agent such mortgages on any now or hereafter Unencumbered Real
Estate owned by the Borrower, the Guarantors, or any Subsidiary, as requested by the Administrative Agent in its sole discretion, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

            Section 7.16 Account Debtors

            The Borrower shall (a) instruct each Account Debtor or other Person obligated to make a payment to any Loan Party to make payment, or to continue to make payment, to an Approved Deposit Account and (b) deposit in an Approved Deposit Account all Proceeds (as defined under the Uniform Commercial Code) received by the Borrower from any other Person immediately upon receipt.

            Section 7.17 Accounting Changes; Year

            The Borrower shall disclose in writing to the Administrative Agent, promptly after such change, any change in (a) the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries and (b) the fiscal year of the Borrower or any of its Material Subsidiaries.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            As long as any Obligation or Commitment remains outstanding and unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

            Section 8.1 Indebtedness

            The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, maintain or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

            (a) the Secured Obligations;

            (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 4.24 (Existing Indebtedness) ("Existing Indebtedness");

            (c) Guaranty Obligations incurred by the Borrower or a Guarantor in respect of Indebtedness of the Borrower or a Guarantor otherwise permitted by this Section 8.1;

            (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed at any time the Fair Market Value of such fixed assets and, in the aggregate for all such Capital Lease Obligations and Indebtedness, fifty million Dollars ($50,000,000); provided, however, that, in the case of Capital Lease Obligations, the Capital Expenditure related thereto is otherwise permitted by
Section 5.1 (Capital Expenditures); and provided, further, that, if the corresponding Capital Lease is the result of the


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conversion of an operating lease of the Borrower existing as of the Effective
Date and the present value of all payments due under the corresponding Capital Lease shall not be more than one hundred and five percent (105%) of the present value of all payments due or that will become due under such operating lease;

            (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (d) above; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

            (f) Indebtedness arising from intercompany loans (i) from the Borrower to a Guarantor or from any Guarantor to the Borrower and (ii) from the Borrower or any Guarantor to any Subsidiary of the Borrower other than a Guarantor; provided, however, that the Investment in the intercompany loan to such Subsidiary is permitted under Section 8.3 (Investments in Other Persons);

            (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

            (h) Indebtedness evidenced by bonds issued pursuant to the Indenture as in effect on the date hereof, together with any supplements, amendments, restatements or other modifications as may be approved by the Administrative Agent and the Requisite Lenders;

            (i) the NUF Subordinated Indebtedness; and

            (j) Indebtedness incurred after the Effective Date if otherwise permitted to be incurred by Section 4.05 (Limitation on Debt and Restricted Subsidiary Preferred Stock) of the Indenture; provided, however, that (i) no Capital Lease Obligation or purchase money Indebtedness shall be permitted under this clause (j) unless it is otherwise permitted under clause (d) or (e) above and (ii) no Indebtedness arising from intercompany loans shall be permitted under this clause (j) unless it is otherwise permitted under clause (f) above.

            Section 8.2 Liens, Etc.

            The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien or other Encumbrance upon, or with respect to, any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

            (a) Liens created pursuant to the Loan Documents (including Liens in favor of any Deposit Account Bank provided for in any Deposit Account Control Agreement);

            (b) Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 (Existing Liens);

            (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

            (d) purchase money Liens or purchase money security interests granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital


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                                                                CREDIT AGREEMENT

Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under
Section 8.1 (b) or (d) and limited in any case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

            (e) Liens securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above without any change in the assets subject to such Lien;

            (f) Liens in favor of lessors securing operating leases;

            (g) pledges or deposits of cash or Cash Equivalents securing judgment liens; provided, however, that all such Liens in the aggregate have no Material Adverse Effect; and

            (h) Liens securing the NUF Subordinated Indebtedness and other obligations pursuant to the NUF Loan Documents.

            Section 8.3 Investments in Other Persons

            The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment, except:

            (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments);

            (b) Investments in cash and Cash Equivalents held in a Cash Collateral Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien or in the accounts permitted to be maintained pursuant to the Pledge and Security Agreement;

            (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries or a new practice approved in writing by the Administrative Agent;

            (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

            (e) Investments by (i) the Borrower in Pellet, (ii) a Subsidiary of the Borrower in the Borrower or any other Subsidiary of the Borrower, and (iii) the Borrower or Pellet in any other Subsidiary of the Borrower that is not a Material Subsidiary; provided, however, that the aggregate outstanding amount of Investments permitted under clause (iii) above shall not exceed one million Dollars ($1,000,000) at any time.

            (f) Loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not in the aggregate exceed the aggregate outstanding principal amount of one million Dollars ($1,000,000) at any time;


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                                                                CREDIT AGREEMENT

            (g) Investments constituting Guaranty Obligations permitted by
Section 8.1 (Indebtedness); and

            (h) Investments in joint ventures to the extent permitted under clause (g) or (h) of the definition of "Permitted Investments" in Section 1.01 (Definitions) of the Indenture.

            Section 8.4 Sale of Assets

            The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

            (a) the sale or disposition of Inventory in the ordinary course of business;

            (b) the sale or disposition of Inventory in connection with the sale of fixed assets at the location where such Inventory is maintained; provided, however, that the aggregate Fair Market Value of all such Inventory disposed of in any Fiscal Year shall not exceed ten million Dollars ($10,000,000);

            (c) the sale or disposition of Equipment that has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed thirty million Dollars ($30,000,000);

            (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

            (e) any Asset Sale to the Borrower or Pellet;

            (f) subject to the consent of the Administrative Agent which shall not be unreasonably withheld, the sale of all of the assets or the Stock of Pellet, ProCoil, and Ingleside Holdings, L.P.;

            (g) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with respect to any such sale pursuant to this clause (g), (i) the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed forty million Dollars ($40,000,000) for non-real property assets and ten million Dollars ($10,000,000) for real property assets and (ii) all Net Cash Proceeds of such Asset Sale are applied to the prepayment of the Obligations to the extent required by Section 2.9 (Mandatory Prepayments); and

            (h) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Asset Sale permitted under Section
4.08 (Limitation on Sale of Mortgaged Property) or (other than an Asset Sale involving any Collateral) 4.10 (Limitation on Sale of Assets other than Mortgaged Property) of the Indenture.


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 8.5 Restricted Payments

            The Borrower shall not, and shall not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment (including, for the avoidance of doubt, any payment or prepayment of principal, premium (if any), interest, fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the NUF Subordinated Indebtedness); provided, however, that:

            (a) any Material Subsidiary may make Restricted Payments to the Borrower or Pellet;

            (b) NUF Facility Repayment. the Borrower may do each of the following:

                  (i) as long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such repayment or prepayment, repay or prepay in whole or in part any principal amount outstanding under the NUF Loan Documents (and reduce the commitments thereunder by the amount of such proceeds) but only from the proceeds of a NUF Equity Issuance and to the extent permitted under the NUF Loan Documents;

                  (ii) at any time on or after February 25, 2002, repay or prepay any principal amount outstanding under the NUF Loan Documents not in excess of one hundred million Dollars ($100,000,000) in the aggregate, so long as:

      (A) such repayment or prepayment is permitted under the NUF Loan
      Documents,

      (B) both before and after giving effect to such repayment or prepayment, no Default or Event of Default shall have occurred and be continuing,

      (C) after giving effect to such repayment or prepayment, the Excess Availability on the date of such repayment or prepayment exceeds the sum of:

            (x) two hundred million Dollars ($200,000,000)

            plus

            (y) 50% of the first fifty million Dollars ($50,000,000) of Remaining Net Cash Proceeds plus

            (z) 25% of the amount by which Remaining Net Cash Proceeds is in excess of fifty million Dollars ($50,000,000); and

                  (iii) as long as (x) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such payment, pay any of the following:


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

      (A) current interest and fees (including any commitment fees and upfront fees disclosed and approved by the Administrative Agent (in its sole discretion which shall not be unreasonably withheld) prior to the date hereof) due and owing under the NUF Loan Documents as in effect on the Effective Date;

      (B) prior to the NUF Scheduled Maturity Date, any other costs, expenses and attorney fees expressly due and payable by the Borrower pursuant to
      Section 10.3(a) (Reimbursement of Costs and Expenses) of the NUF Credit Agreement as in effect on the Effective Date;

      (C) at any time, any breakage costs expressly due and payable pursuant to
      Section 10.3(c) of the NUF Credit Agreement as in effect on the Effective Date; and

      (D) prior to the NUF Scheduled Maturity Date, any other amounts due and payable by the Borrower pursuant to Section 10.3 of the NUF Credit Agreement in effect on the Effective Date to the extent such amounts are approved by the Administrative Agent in its sole discretion exercised reasonably; and

            (c) Indenture Payments. As long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such payment, the Borrower may do each of the following:

                  (i) pay up to seven million four hundred thousand Dollars ($7,400,000) in the aggregate per Fiscal Year to repurchase bonds issued under the Indenture to satisfy sinking fund payments required thereunder;

                  (ii) repay or prepay any principal amount outstanding under any note issued under the Indenture so long as (A) the aggregate amount of all such repayments and prepayments does not exceed the lesser of (1) fifty million Dollars ($50,000,000) and (2) 50% of the Remaining Net Cash Proceeds less the amount of all payments theretofor made pursuant to this
      Section 8.5) and (B) the Excess Availability on the date of such repayment or prepayment, after giving effect to such repayment or prepayment, as the case may be, exceeds two hundred and fifty million Dollars ($250,000,000);

                  (iii) repay or prepay any principal amount outstanding under any note issued under the Indenture so long as (A) the Excess Availability on the date of such repayment or prepayment, after giving effect to such repayment or prepayment, exceeds two hundred and fifty million Dollars ($250,000,000), (B) the amount of the EBITDA of the Borrower for the last two full Fiscal Quarters immediately preceding the date of such repayment or prepayment minus the aggregate amount of any Capital Expenditures made by the Borrower in such Fiscal Quarters results in a sum in excess of fifteen million Dollars ($15,000,000) and (C) in any consecutive twelve-month period ending on the date of such repayment or prepayment, the aggregate amount of all such repayments and prepayments does not exceed twenty-five million Dollars ($25,000,000); and

                  (iv) repay or prepay any principal amount outstanding under any note issued under the Indenture so long as (A) such repayment or prepayment is made entirely from proceeds of a borrowing under the NUF Facility expressly made solely for such purpose and (B) the Excess Availability on the date of such repayment exceeds two hundred million Dollars ($200,000,000).


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 8.6 Restriction on Fundamental Changes

            The Borrower shall not, and shall not permit any of its Material Subsidiaries to, (a) merge with any Person other than a Wholly-Owned Subsidiary of the Borrower that is a Material Subsidiary, provided, however, that none of Pellet, NSFC, ProCoil and NSH shall merge with any other Person, (b) consolidate with any Person other than a Wholly-Owned Subsidiary of the Borrower that is a Material Subsidiary, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary, unless, in the case of clauses (e) and (f) above, the Borrower is in compliance with Section 7.15 (Additional Collateral and Guaranties) and the Investment in such Subsidiary or joint venture is permitted under Section 8.3(e) or (h) (Investments in Other Persons)); provided, however, that the Borrower shall be authorized to consummate any transaction described in clauses (a) through (d) above and Pellet shall be authorized to consummate any transaction described in clauses (b) through (e) above, in each case to the extent the Stock, Stock Equivalents and assets that are acquired do not have in the aggregate a Fair Market Value of more than fifty million Dollars ($50,000,000) per Fiscal Year and, in the case of any transaction described in clause (a) above and involving the Borrower, the surviving corporation is the Borrower.

            Section 8.7 Change in Nature of Business

            The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

            Section 8.8 Transactions with Affiliates

            (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange or the rendering of any service) (an "Affiliate Transaction") with, or for the benefit of, any Affiliate of the Borrower unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) not less favorable to the Borrower or such Subsidiary, as the case may be, that those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower, (ii) if such Affiliate Transaction involves aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members of the board of directors of the Borrower) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) above as evidenced by a board resolution promptly delivered to the Administrative Agent and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of twenty million Dollars ($20,000,000), the Borrower obtains a written opinion from an independent financial advisor to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Borrower or such Subsidiary, as the case may be.

            (b) Approval of Specific Affiliate Transactions. Notwithstanding clause (a) above, the following Affiliate Transactions shall not be prohibited under this Section 8.8:

                  (i) any Affiliate Transaction between the Borrower and a Guarantor;


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

                  (ii) any Restricted Payment permitted to be made pursuant to
      Section 8.5 (Restricted Payments);

                  (iii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension or other benefit plans, stock option and stock ownership plans and other compensatory arrangements approved by the board of directors of the Borrower;

                  (iv) the payment of reasonable fees to directors of the Borrower or such Subsidiary who are not employees of the Borrower or any of its Subsidiaries;

                  (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Subsidiary, as the case may be, provided, however, that such loans and advances do not exceed $5,000,000 in the aggregate at any time outstanding;

                  (vi) any payments for the purchase of steel products from NKK or any of its Affiliates or the provision of services by NKK or any of its Affiliates, including the construction by NKK or any Affiliate thereof of the new hot dip galvanizing facility at the "Great Lakes Division"; provided, however, that, in each case, the terms of such payments are based on fair market terms and are approved by the disinterested members of the board of directors of the Borrower; and

                  (vii) any Affiliate Transaction between the Borrower or any Subsidiary, on the one hand, and one or more joint ventures that are Affiliates of the Borrower or any Subsidiary, on the other hand, that (A) are on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower and (B) if such Affiliate Transactions involve aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members thereof) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (A) above.

            Section 8.9 Restrictions on Subsidiary Distributions; No New Negative Pledge

            Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (d) or (e) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) and except for restrictions set forth in the Indenture and in the NUF Credit Agreement as of the date hereof and any amendment thereto permitted hereunder, the Borrower shall not, and shall not permit any of its Material Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Material Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or, other than pursuant to agreements in effect on the Effective Date, suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Material Subsidiary to create, incur, assume or suffer to exist any Lien or Encumbrance upon any of its property, assets or


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

            Section 8.10 Material Subsidiaries

            The Borrower shall not have any Subsidiary other than Pellet, NSFC, ProCoil and NSH that is a Material Subsidiary unless such Subsidiary has executed and delivered a Guaranty, a Pledge and Security Agreement and any other Collateral Documents and Collateral in connection therewith to the Administrative Agent.

            Section 8.11 Modification of Constituent Documents

            The Borrower shall not, and shall not permit any of its Material Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or amend its Constituent Documents other than for changes and amendments which in the aggregate have no Material Adverse Effect and of which the Borrower has delivered advance notice thereof to the Administrative Agent.

            Section 8.12 Modification of Related Documents

            The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) without the prior written consent of the Administrative Agent, alter, rescind, terminate, amend, supplement, refinance, refund, waive or otherwise modify any provision of any Related Document, except, in the case of the NUF Loan Documents, for (i) waivers and modifications that do not materially affect the rights and obligations of the Loan Parties under the NUF Loan Documents and do not materially affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents, the NUF Loan Documents or in the Collateral (it being understood that any increase in interest rates or fees, acceleration (but not extension) in maturity date, addition of, or reduction of amounts set forth in, (but not a deletion or unconditional waiver of) events of defaults and change in the subordination provisions shall be deemed to materially affect the interest of the Lenders and (ii) any amendment or waiver expressly contemplated by Section 5.6 (Amendments of Subordinated Loan Documents) of the NUF Lien Subordination Agreement) or required under Section
11.1 (Amendments, Waivers, Etc.) of the NUF Credit Agreement following a notification by the Administrative Agent pursuant thereto that a waiver or amendment is intended to any representation, warranty or covenant herein, (b) permit any breach or default to exist under any Related Document (other than the NUF Loan Documents) or take or fail to take any action thereunder, in each case if to do so would have a Material Adverse Effect or (c) permit any default or event of default to exist under any NUF Loan Document.

            Section 8.13 Modification of Existing Indebtedness Agreements

            The Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend the terms of any Existing Indebtedness if the effect of such amendment is to (a) increase the interest rate on such Existing Indebtedness,
(b) change the dates upon which payments of principal or interest are due on such Existing Indebtedness other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein or add any covenant with respect to such Existing Indebtedness, (d) change the redemption or prepayment provisions of such Existing Indebtedness other than to extend the dates


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

therefor or to reduce the premiums payable in connection therewith, (e) grant any security or collateral to secure payment of such Existing Indebtedness or
(f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Existing Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender.

            Section 8.14 Margin Regulations

            The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

            Section 8.15 Operating Leases; Sale and Leaseback Transactions

            (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed one hundred million Dollars ($100,000,000) in any Fiscal Year.

            (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback transaction covering any property with an aggregate Fair Market Value in excess of ninety million Dollars ($90,000,000) in the aggregate.

            Section 8.16 Cancellation of Indebtedness Owed to It

            The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice.

            Section 8.17 No Speculative Transactions

            The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

            Section 8.18 Compliance with ERISA

            The Borrower shall not, and shall not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that could have a Material Adverse Effect.

            Section 8.19 Control Accounts; Approved Deposit Accounts

            The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) deposit or cause to be deposited in any Deposit Account other than an Approved Deposit Account any cash received by the Borrower or any of its Subsidiaries, except that the Borrower and its Subsidiaries may establish and maintain one or more Deposit Accounts with one or more financial institutions other than a Deposit Account Bank, a Lender or an Affiliate of a Lender if


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

the aggregate balance in all such accounts does not exceed one million Dollars ($1,000,000) at any time or (ii) establish or maintain any securities account that is not a Control Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            Section 9.1 Events of Default

            Each of the following events shall be an Event of Default:

            (a) Failure to Repay Principal. The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

            (b) Failure to Pay Interest. The Borrower shall fail to pay any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those subject to Section 9.1(a) (Events of Default)) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

            (c) Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist and be continuing for a period of more than five (5) consecutive Business Days after a Responsible Officer of the Borrower first becomes aware of such Borrowing Base Deficiency; or

            (d) Representation and Warranties. Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (e) Covenants. Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.1 (Financial Statements) or Article V (Financial Covenants) or VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten (10) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (f) Unenforceability of Collateral Documents. Any material provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

            (g) Unenforceability of Liens. Any Lien purported to be created pursuant to any Loan Document shall for any reason fail or cease to be created thereby or, except as permitted by any Loan Document, such a Lien shall fail or cease to be a perfected and first-priority Lien or any Loan Party shall state in writing any of the foregoing; or

            (h) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any Indebtedness of the Borrower or any such Material Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

principal amount not less than ten million Dollars ($10,000,000) (individually or in the aggregate with other Indebtedness to which this clause (h) would otherwise apply), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) any reduction or termination of the commitments under the NUF Loan Documents prior to the NUF Scheduled Termination Date or any repayment or prepayment thereunder shall occur other than as expressly permitted by Section
8.5 (Restricted Payments); or (v) the failure of any of the Obligations or the NUF Subordinated Indebtedness to be permitted under the Indenture (without regard to any grace period provided for such failure by the Indenture); or (vi) any "Event of Default", under and as defined in the NUF Loan Documents, shall occur; or

            (i) Bankruptcy, Etc. (i) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or more or any of the actions sought in such proceedings shall occur; or
(iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (i); or

            (j) Orders. One or more judgments or Orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of ten million Dollars ($10,000,000) in the case of a money judgment, to the extent not fully covered by insurance, shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or Order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or Order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) Material Adverse Change. There shall occur a Material Adverse Change or any event or circumstances which could have a Material Adverse Effect; or

            (l) Change of Control. There shall occur any Change of Control;

            (m) ERISA Event. An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, and all waiver requests resulting therefrom, exceeds ten million Dollars ($10,000,000) in the aggregate; or

            (n) Environmental Law Violation. The Borrower or any of its Material Subsidiaries shall have entered into one or more consent or settlement decrees or any Contractual


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Obligation, agreement or similar arrangement with a Governmental Authority or any judgment, Order, decree or similar actions shall have been entered against one or more of the Borrower or any of its Material Subsidiaries, in either case based on or arising from the violation of or pursuant to, any Environmental Law or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Material Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of twenty-five million Dollars ($25,000,000) in the aggregate in any Fiscal Year.

            Section 9.2 Remedies

            During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(i) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Issuer to Issue Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, each of the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Requirements of Law.

            Section 9.3 Actions in Respect of Letters of Credit

            Upon the Termination Date or as required by Section 2.9(c) or (d) (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in
Section 11.12 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations or deliver to each Issuer a "back-to-back" letter of credit issued on behalf, or for the account of, such Issuer in form and substance, and issued by a financial institution, satisfactory to the Administrative Agent and having a face amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations arising from the letters of credit issued by such Issuer. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(f) (Payments and Computations; Protective Advances), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.


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            Section 9.4 Rescission

            If, at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.1 (Amendments, Waivers, Etc.), then, upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                      THE ADMINISTRATIVE AGENT; THE AGENTS

            Section 10.1 Authorization and Action

            (a) Appointment of Administrative Agent. Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder, and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents. Each Lender and each Issuer hereby appoints (i) each of Fleet and CIT as Documentation Agent and (ii) each of Heller and GMAC as Syndication Agent, and hereby authorizes each of them to act in their respective capacity on behalf of such Lender in accordance with the terms of this Agreement and the other Loan Documents.

            (b) Instructions of the Requisite Lenders. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes could expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable Requirements of Law. The Administrative


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Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

            (c) No Fiduciary Relationship. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

            (d) Duties of Certain Agents. Notwithstanding anything to the contrary contained in this Agreement, each of the Documentation Agents and Syndication Agents is a Lender designated as "Documentation Agent" or "Syndication Agent", as the case may be, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

            (e) Duties of the Arranger and Co-Arranger. Notwithstanding anything to the contrary contained in this Agreement, each of the Arranger and the Co-Arranger are designated as such for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights except as expressly provided for in the Agreement or the other Loan Documents.

            Section 10.2 Administrative Agent's Reliance, Etc.

            None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in, or in connection with, this Agreement or any of the other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to (i) the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document,
(ii) the financial condition of any Loan Party or (iii) the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall


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                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

            Section 10.3 The Agents as Lenders

            With respect to its Ratable Portion, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders," and any similar term shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender or, as the case may be, as one of the Requisite Lenders. Each Agent and each of their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent or such Affiliate were not acting as Agent.

            Section 10.4 Lender Credit Decision

            Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Agents or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower, its Material Subsidiaries and each other Loan Party in connection with the making and continuance of the Loans and with the Issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

            Section 10.5 Indemnification

            Each Lender agrees to indemnify the Administrative Agent, each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent, any of its Affiliates or any of their respective directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Administrative Agent, any of its Affiliates or any of their respective directors, officers, employees, agents and advisors for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, Legal Proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.


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                                                                CREDIT AGREEMENT

            Section 10.6 Successor Administrative Agent

            The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken, or omitted to be taken, by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            Section 10.7 Concerning the Collateral and the Collateral Documents

            (a) Authorization to Enter into Collateral Documents. Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Material Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Material Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable Requirement of Law or otherwise.


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                                                                CREDIT AGREEMENT

            (b) Release of Liens. Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers:

                  (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

                  (ii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement;

                  (iii) against any assets that are subject to a Lien permitted by Section 8.2(d) or (e) (Liens, Etc.); and

                  (iv) as expressly provided for in any Collateral Document.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

            Section 10.8 Collateral Matters Relating to Related Obligations

            The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that
(i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other


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                                                                CREDIT AGREEMENT

Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the other Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in
Section 11.6 (Right of Set-off).

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Amendments, Waivers, Etc.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than, prior to the Syndication Completion Date, any amendment or supplement to Schedule I (Commitments) expressly permitted hereunder) nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent as specifically empowered hereunder or with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed:

                  (i) by the Super-Majority Lenders, amend the definition of "Minimum Available Credit" to lower the amount thereof or amend the definition of "Borrowing Base";

                  (ii) by each Lender affected thereby, do any of the following:

      (A) waive any condition specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) (except as otherwise provided therein) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the amendment of which requires only the consent of the Requisite Lenders, in which case only such consent shall be required to waive such condition;

      (B) increase the Commitments of such Lender or subject such Lender to any additional obligation;

      (C) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or reduce such Lender's Commitments;

      (D) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);


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                                                                CREDIT AGREEMENT

      (E) other than in accordance with the Pricing Grid, reduce the rate of interest on any Loan or Reimbursement Obligation owing to such Lender or any fee payable hereunder to such Lender;

      (F) postpone any scheduled date fixed for payment of such interest or fees to such Lender;

                  (iii) by all the Lenders, do any of the following:

      (A) release all, substantially all, or more than 25% of the net book value of the Collateral except as provided in Section 10.7(b) (Concerning the Collateral and the Collateral Documents), in the Collateral Documents, or release the Borrower from its obligations under this Agreement or the Notes, or release Pellet, NSFC, ProCoil, NSH or any other Material Subsidiary from its respective obligations under the Guaranty, except in connection with any sale or other disposition of such Guarantor permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or as expressly permitted under the Guaranty; or

      (B) amend Section 5.2 (Available Credit) to reduce the amount of "$50,000,000" specified therein;

      (C) amend Section 10.7(b) (Concerning the Collateral and the Collateral Documents), this proviso, any provision requiring the consent of all Lenders or the definition of the term "Ratable Portion"; and

provided, further, that (A) no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents unless such amendment, waiver or consent is in writing and signed by the Administrative Agent in addition to the Lenders otherwise required under this Section 11.1 to take such action and (B) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(f) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder.

            (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and


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                                                                CREDIT AGREEMENT

assign to the Lender acting as the Administrative Agent or such Eligible Assignee (in either case without recourse or warranty, all of the Commitments, and Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender plus all accrued interest and fees with respect thereto through the date of sale less unamortized upfront and closing fees, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

            Section 11.2 Assignments and Participations

            (a) Right to Assign. Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Outstandings and Commitment, such assignment shall cover the same percentage of such Lender's Outstandings and Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than five million Dollars ($5,000,000) or an integral multiple of one million Dollars ($1,000,000) in excess thereof; and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that prior to the Syndication Completion Date, SSBI may in its sole discretion determine to assign a lesser amount or assign to any Person; and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring either prior to the Syndication Completion Date or when any Event of Default shall have occurred and be continuing.

            (b) Effect of Assignment. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of three thousand five hundred Dollars ($3,500) from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those that survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

            (c) Maintenance of Records. The Administrative Agent shall maintain at its address referred to in Section 11.12 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant


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                                                                CREDIT AGREEMENT

to this Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Tax Effect. Notwithstanding anything to the contrary contained in the previous paragraph of this Section 11.2, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 11.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

            (e) Procedure for Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five
(5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A (Form of Revolving Credit Note).

            (f) Assignment to Special Purpose Vehicles, to the Federal Reserve Bank or to a Trustee. In addition to the other assignment rights provided in this Section 11.2, each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and (ii) assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Lender has granted an option pursuant to clause (i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. The parties hereto acknowledge and agree that, prior to the date that is one year and one day after the payment in full in cash of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, it will not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive payment in full of the Obligations).

            (g) Sale of Participations. Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that such sale shall be effective only upon receipt by the Administrative Agent of a notice of such sale in form and substance satisfactory to the Administrative Agent. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents or the consent to any departure by any Loan Party therefrom or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, (D) such Lender shall disclose to the Borrower the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation and (E) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy), 2.16 (Taxes) and 2.14(d) (Special Provisions Governing Eurodollar Rate Loans) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Special Provisions Governing Eurodollar Rate Loans) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

            (h) Assignments by Issuers. Any Issuer may at any time assign its rights and obligations hereunder to any Lender or any Affiliate of a Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 11.3 Costs and Expenses

            (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of their respective reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit)), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Related Documents, the Existing Credit Agreement, this Agreement or any of the other Loan Documents, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, the Related Documents, the Existing Credit Agreement, this Agreement or any of the other Loan Documents and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

            (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the other Agents, Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Agents, Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or Related Documents and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 11.4 Indemnities

            (a) Indemnification Against Third-Party Claims. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each Agent, the Co-Arranger, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of the Existing Credit Agreement, this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 49 U.S.C. ss.ss. 9601 et seq. and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (A) incurred following foreclosure by the Administrative Agent, any other Agent, any Lender or any Issuer, or the Administrative Agent, any other Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (B) attributable solely to acts of the Administrative Agent, such other Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such other Agent, such Lender or such Issuer.

            (b) Reimbursement of Brokerage Fees. The Borrower shall indemnify the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer for, and hold the Administrative Agent, the Arranger, each other Agent, the Co-Arranger,

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

each Lender and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arranger, each other Agent, the Co-Arranger, any Lender or any Issuer for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by the Existing Credit Agreement or this Agreement.

            (c) Notification of the Borrower. The Administrative Agent, the Arranger, each other Agent, the Co-Arranger, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in clause (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

            (d) Defense of Proceedings. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

            (e) Survival. The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

            Section 11.5 Limitation of Liability

            The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 11.6 Right of Set-off

            Upon the occurrence and during the continuance of any Event of Default, each Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

(general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

            Section 11.7 Sharing of Payments, Etc.

            (a) Purchase of Participations. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owed to it, an interest thereon, fees in respect thereof or amounts due pursuant to Sections 11.3 (Costs and Expenses) and 11.4 (Indemnities) (other than pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

            (b) Payment Refunded. If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

            (c) Rights of Purchasing Lender. The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by Requirements of Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            Section 11.8 Independence of Representations and Warranties

            The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If the Borrower has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Borrower has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            Section 11.9 Governing Law

            This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York.

            Section 11.10 Submission to Jurisdiction; Consent to Service of Process

            (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.12 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.]

            (c) Nothing contained in this Section 11.10 shall affect the right of the Administrative Agent, any other Agent or any Lender or Issuer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

            Section 11.11 Waiver of Jury Trial

            EACH OF THE ADMINISTRATIVE AGENT, THE AGENTS, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING OR OTHER ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            Section 11.12 Notices, Etc.

            All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

            (a) if to the Borrower:

                NATIONAL STEEL CORPORATION
                4100 Edison Lakes Parkway
                Mishawaka, IN 46565-3440
                Attention: William E. McDonough
                           Ronald J. Werhnyak, Esq.
                Telecopy no: (219) 273-7478
                E-Mail Addresses:wmcdonough@nationalsteel.com
                                 rwehrnyak@nationalsteel.com

            (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

            (c) if to any Issuer, at the address set forth under its name on
Schedule II (Applicable Lending Offices and Addresses for Notices); and

            (d) if to the Administrative Agent:

                CITICORP USA, INC.
                388 Greenwich Street, 19th Floor
                New York, New York 10013
                Attention: Keith R. Karako
                Telecopy no: (212) 816-2613
                E-Mail Address: keith.karako@citi.com

                with a copy to:

                WEIL, GOTSHAL & MANGES LLP
                767 Fifth Avenue,
                New York, New York 10153-0119
                Attention: Ronald F. Daitz, Esq.
                Telecopy no: (212) 310-8007
                E-Mail Address: ronald.daitz@weil.com

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent; The Agents) shall not be effective until received by the Administrative Agent.

            Section 11.13 No Waiver; Remedies

            No failure on the part of any Lender, the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided under any Requirement of Law.

            Section 11.14 Execution in Counterparts; Effectiveness; Assignments by the Borrower

            (a) This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

            (b) This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the other Agents, when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and when each of the conditions set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) shall have been satisfied (or satisfaction of such conditions shall have been duly waived), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent each other Agent and each Lender and their respective successors and permitted assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            Section 11.15 Entire Agreement

            This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior Contractual Obligations relating to the subject matter hereof (and any such prior Contractual Obligations are hereby terminated and of no further force and effect).

            Section 11.16 Further Assurances

            Each of the parties hereto agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

            Section 11.17 Confidentiality

            Each Lender, the Administrative Agent and each other Agent agrees to keep information obtained by it pursuant hereto and pursuant to the other Loan Documents confidential in accordance with such Lender's (or, as the case may be, the Administrative Agent's or such other Agent's), customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's (or, as the case may be, the Administrative Agent's or such other Agent's) employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this

                                                      NATIONAL STEEL CORPORATION
                                                                CREDIT AGREEMENT

Agreement and who are advised of the confidential nature of such information,
(b) to the extent such information presently is or hereafter becomes available to such Lender (or, as the case may be, the Administrative Agent or such other Agent's) on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by any Requirement of Law or Order or requested or required by bank regulators or auditors or helpful in any Legal Proceeding or (d) to assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.2(f) (Assignments and Participations) (or potential assignees, participants or grantees) who agree to be bound by the provisions of this Section 11.17.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               NATIONAL STEEL CORPORATION,
                                    as Borrower

                               By:
                                   ------------------------------------------
                                   Title:


                               CITICORP USA, INC.,
                                    as Administrative Agent

                               By:
                                   ------------------------------------------
                                   Title:


                               HELLER FINANCIAL, INC.
                                    as Syndication Agent

                               By:
                                   ------------------------------------------
                                   Title:


                               GMAC BUSINESS CREDIT, LLC
                                    as Syndication Agent

                               By:
                                   ------------------------------------------
                                   Title:


                               FLEET CAPITAL CORPORATION
                                    as Documentation Agent

                               By:
                                   ------------------------------------------
                                   Title:


                               THE CIT GROUP/ BUSINESS CREDIT, INC.
                                    as Documentation Agent

                               By:
                                   ------------------------------------------
                                   Title:


                               THE FUJI BANK, LIMITED
                                    as Co-Arranger

                               By:
                                   ------------------------------------------
                                   Title:

       [SIGNATURE PAGE TO CREDIT AGREEMENT FOR NATIONAL STEEL CORPORATION]

                               CITIBANK, N.A.
                                    as Issuer

                               By:
                                   ------------------------------------------
                                   Title:


                               Lenders:


                               CITICORP USA, INC.

                               By:
                                   ------------------------------------------
                                   Title:


                               NATIONAL CITY COMMERCIAL FINANCE, INC.

                               By:
                                   ------------------------------------------
                                   Title:


                               THE FUJI BANK, LIMITED

                               By:
                                   ------------------------------------------
                                   Title:


                               HELLER FINANCIAL, INC.

                               By:
                                   ------------------------------------------
                                   Title:


                               FLEET CAPITAL CORPORATION

                               By:
                                   ------------------------------------------
                                   Title:


                               THE CIT GROUP/BUSINESS CREDIT, INC.

                               By:
                                   ------------------------------------------
                                   Title:


                               GMAC BUSINESS CREDIT, LLC

                               By:
                                   ------------------------------------------
                                   Title:

                               Arranger:


                               SALOMON SMITH BARNEY INC.

                               By:
                                   ------------------------------------------
                                   Title:

                            Schedule I - Commitments

             Citicorp USA, Inc.                       [XXXXXXXXXXX]

             The CIT Group/Business Credit, Inc.      [XXXXXXXXXXX]

             Heller Financial, Inc.                   [XXXXXXXXXXX]

             Fleet Capital Corporation                [XXXXXXXXXXX]

             GMAC Business Credit, LLC                [XXXXXXXXXXX]

             The Fuji Bank, Limited                   [XXXXXXXXXXX]

             National City Commercial Finance, Inc.   [XXXXXXXXXXX]

             TOTAL                                    $450,000,000
             -----                                    ------------

        Schedule II - Applicable Lending Offices & Addresses for Notices

Lender              Domestic Lending Office         Eurodollar Lending Office
------              -----------------------         -------------------------

Citicorp USA, Inc.  Citibank, N.A.                  Citibank, N.A.
                    2 Penns Way                     2 Penns Way
                    Suite 200                       Suite 200
                    New Castle, DE 19720            New Castle, DE 19720
                    Attn: Robert Partee             Attn: Robert Partee
                    T: 302-894-6017                 T: 302-894-6017
                    F: 302-894-6120                 F: 302-894-6120

The CIT Group/      The CIT Group/Business          The CIT Group/Business
Business            Credit, Inc.                    Credit, Inc.
Credit, Inc.        1211 Avenue of the Americas     1211 Avenue of the Americas
                    New York, NY 10036              New York, NY 10036
                    Attn.: Jim Brennan              Attn.: Jim Brennan
                    T: 212-536-1280                 T: 212-536-1280
                    F: 212-536-1295                 F: 212-536-1295

Heller Financial,   Heller Financial, Inc.          Heller Financial, Inc.
Inc.                500 West Monroe Street          500 West Monroe Street
                    Chicago, IL 60661               Chicago, IL 60661
                    Attn.: Brian Benz               Attn.: Brian Benz
                    F: 312-441-6715                 F: 312-441-6715
                    T:  312-441-7367                T:  312-441-7367

Fleet Capital       Fleet Capital Corporation       Fleet Capital Corporation
Corporation         One South Wacker Drive          One South Wacker Drive
                    Suite 1400                      Suite 1400
                    Chicago, IL 60606               Chicago, IL 60606
                    Attn.: Robert Bartkowicz        Attn.: Robert Bartkowicz
                    T: 312-827-4225                 T: 312-827-4225
                    F: 312-332-6512                 F: 312-332-6512

GMAC Business       GMAC Business Credit            GMAC Business Credit
Credit, LLC         3000 Towne Center               3000 Towne Center
                    Suite 280                       Suite 280
                    Southfield, MI  48075           Southfield, MI  48075
                    Attn.: Gwen Julin               Attn.: Gwen Julin
                    T: 248-263-6206                 T: 248-263-6206
                    F: 248-356-8978                 F: 248-356-8978

The Fuji Bank,      The Fuji Bank, Limited          The Fuji Bank, Limited
Limited             95 Christopher Columbus Dr.     95 Christopher Columbus Dr.
                    16th Floor                      16th Floor
                    Jersey City, NJ  07302          Jersey City, NJ  07302
                    Attn: Ms. Choi Mau              Attn: Ms. Choi Mau
                    T: 212-282-4693                 T: 212-282-4693
                    F: 201-521-0473                 F: 201-521-0473

National City       National City Commercial        National City Commercial
Commercial          Finance, Inc.                   Finance, Inc.
Finance, Inc.       1965 E. 6th Street,             1965 E. 6th Street,
                    Suite 400                       Suite 400
                    Locator #3049                   Locator #3049
                    Cleveland, OH  44114            Cleveland, OH  44114
                    Attn: Tim Clancy                Attn: Tim Clancy
                    T: 212-222-9011                 T: 212-222-9011
                    F: 216-222-9555                 F: 216-222-9555

                                  SCHEDULE III

                                  PRICING GRID
                           APPLICABLE MARGINS AND FEES

Applicable Margins:

-------------------------------------------------------------------------------------------------
             Available Credit                        Base Rate Loans     Eurodollar Rate Loans
-------------------------------------------------------------------------------------------------
Greater than $375,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $375,000,000 and
greater than $300,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $300,000,000 and
greater than $175,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $175,000,000 and
greater than $125,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $125,000,000                        [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Default Margin                                            [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------

Fees:

-------------------------------------------------------------------------------------------------
             Available Credit                     Unused Commitment Fee  Letter of Credit Fees
-------------------------------------------------------------------------------------------------
Greater than $375,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $375,000,000 and
greater than $300,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $300,000,000 and
greater than $175,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $175,000,000 and
greater than $125,000,000                                 [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Less than or equal to $125,000,000                        [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------
Default Fee                                               [XXXXX]                [XXXXX]
-------------------------------------------------------------------------------------------------

                           SCHEDULE IV: ADVANCE RATES

ACCOUNTS RECEIVABLE                                              RATE OF ADVANCE

                                                                        85%

INVENTORY

CLASS I:            RAW MATERIALS                                RATE OF ADVANCE

                    Coal                                                XX%
                    Coke                                                XX%
                    Ferroalloys & Additives                             XX%
                    Flux                                                XX%
                    NSPC Pellets                                        XX%
                    Ore & Pellets                                       XX%
                    Other                                               XX%
                    Pig Iron                                            XX%
                    Scrap                                               XX%
                    Tin                                                 XX%
                    Zinc                                                XX%

CLASS II:           WORK IN PROCESS

                    MILL

                    Slabs                                               XX%
                    Hot Rolled                                          XX%
                    Cold Rolled                                         XX%
                    Coated                                              XX%
                    Tin Mill                                            XX%
                    Secondary                                           XX%

                    OUTSIDE PROCESSING & WAREHOUSING

                    Hot Rolled                                          XX%
                    Cold Rolled                                         XX%
                    Coated                                              XX%

CLASS III:          FINISHED GOODS

                    MILL

                    Hot Rolled                                          XX%
                    Cold Rolled                                         XX%
                    Coated                                              XX%
                    Tin Mill                                            XX%*
                    Secondary                                           XX%

                    OUTSIDE PROCESSING & WAREHOUSING

                    Hot Rolled                                          XX%
                    Cold Rolled                                         XX%
                    Coated                                              XX%*
                    Tin Mill                                            XX%*
                    Consigned                                            0%

CLASS IV:           STORES

                    Stores                                              XX%
                    Rolls                                               XX%

* Provided, however, in no instance shall the Advance Rate for the Class in the aggregate exceed 65%.

                           NATIONAL STEEL CORPORATION
                    Schedule 1.1 - Non-Material Subsidiaries

                                                                   Book Value of
                                                                   Total Assets
                                                                   As of 8/31/01
                                                                      (000's)
                                                                   -------------

National Caster Acquisition Corporation                                  $XX,XXX
National Pickle Line Corporation                                         $XX,XXX
National Acquisition Corporation                                         $XX,XXX
National Coating Limited Corporation                                      $X,XXX
Delray Connecting Railroad                                                $X,XXX
National Mines Corporation                                                $X,XXX
National Ontario II, Limited                                              $X,XXX
Rostraver Corporation                                                     $X,XXX
Mathies Coal Company                                                      $X,XXX
The Teal Lake Iron Mining Company                                         $X,XXX
NSL, Inc.                                                                 $X,XXX
American Steel Corporation                                                  $XXX
National Coating Line Corporation                                           $XXX
National Ontario Corportaion                                                $XXX
National Materials Procurement Corporation                                    $X
N Squared Aviation LLC                                                        $X
National Steel Foreign Sales Corporation                                      $X
Natland Corporation                                                           $X
D.W. Pipeline Company                                                         $X
Granite City Steel Company                                                    $X
Granite Intake Corporation                                                    $X
Great Lakes Steel Corporation                                                 $X
Hanna Ore Mining Company                                                      $X
Ingleside Channel & Dock Company                                              $X
Ingleside Holdings L.P.                                                       $X
Ingleside Point Corporation                                                   $X
Liberty Pipe and Tube, Inc.                                                   $X
Mid-Coast Minerals Corporation                                                $X
Midwest Steel Corporation                                                     $X
Natcoal, Inc.                                                                 $X
National Caster Operating Corporation                                         $X
National Casting Corporation                                                  $X
National Coal Mining Company                                                  $X
National Steel Corporation (New York corporation)                             $X
NS Land Company                                                               $X
NS Technologies, Inc.                                                         $X
NSC Realty Corporation                                                        $X
Peter White Coal Mining Corporation                                           $X
Puritan Mining Company                                                        $X
Skar-Ore Steamship Corporation                                                $X
The Hanna Furnace Corporation                                                 $X

                           National Steel Corporation
     Schedule 2.4 - Receivables Purchase Facility Existing Letters of Credit

------------------------------------------------------------------------------------------------------------------------------------
                    LOC       Effective  Expiration                                                Terms of
Fronting Bank      Issued       Date        Date     Beneficiary/Description    Purpose            Renewal        Requirements
------------------------------------------------------------------------------------------------------------------------------------
Comerica Bank      1,200,000  4-May-94   11-May-02   Bureau of Mining &         National Mines     Automatically  Mine Obligations
L/C # 523606                                         Reclamation Dept. of Env.  Collateral Bond    renewed for 1
                                                     Resources Commonwealth     for Isabella Mine  yearun less 90
                                                     of PA                                         days prior
                                                                                                   written notice.

Morgan Gty Trust   2,500,000  16-May-94  21-Aug-01   Marubeni Corporation       Great Lakes #2     Automatically  Eliminate 12/24/03
L/C # S-866701                                                                  Continuous Caster/ renewed for
                                                                                LMF leveraged      1 year unless
                                                                                lease              45 days
                                                                                                   prior written
                                                                                                   notice.

----------------------------
Total Outstanding $3,700,000
------------------------------------------------------------------------------------------------------------------------------------

                           NATIONAL STEEL CORPORATION
                             Schedule 4.2 - Permits
================================================================================

            1. None

                           NATIONAL STEEL CORPORATION
                      Schedule 4.11 - Material Subsidiaries
================================================================================

                                                                   Book Value of
                                                                   Total Assets
                                                                   As of 8/31/01
                                                                      (000's)
                                                                   -------------

National Steel Pellet Company                                           $XXX,XXX
National Steel Funding Corporation                                      $XXX,XXX
ProCoil Corporation                                                      $XX,XXX
NS Holdings Corporation                                                   $X,XXX

                           NATIONAL STEEL CORPORATION
                     Schedule 4.12 - Employee Benefit Plans
================================================================================

                                                           National Steel   National Steel
Represented Salaried Employee Benefits                      Corporation     Pellet Company
--------------------------------------                      -----------     --------------
Medical Plan                                                    Yes              No
Dental Plan                                                     Yes              No
Non-Contributory Basic Group Life Insurance                     Yes              No
Contributory Supplemental Group Life Insurance                  Yes              No
Travel Accident Life Insurance                                  Yes              No
Personal Accident Insurance                                     Yes              No
Salary Continuance Plan                                         Yes              No
Long-Term Disability Plan                                       Yes              No
Non-Contributory Retirement Program                             Yes              No
Retirement Savings Plan (401K)                                  Yes              No

Non-Represented Salaried Employee Benefits

Medical Plan                                                    Yes              Yes
Dental Plan                                                     Yes              Yes
Non-Contributory Basic Group Life Insurance                     Yes              Yes
Contributory Supplemental Group Life Insurance                  Yes              Yes
Travel Accident Life Insurance                                  Yes              Yes
Personal Accident Insurance                                     Yes              Yes
Salary Continuance Plan                                         Yes              Yes
Long-Term Disability Plan                                       Yes              Yes
Non-Contributory Retirement Program                             Yes              Yes
Retirement Savings Plan (401K)                                  Yes              Yes

Represented Hourly Employee Benefits

Medical Plan                                                    Yes              Yes
Dental Plan                                                     Yes              Yes
Non-Contributory Basic Group Life Insurance                     Yes              Yes
Contributory Supplemental Group Life Insurance                  Yes              Yes
Personal Accident Insurance                                     Yes              Yes
Non-Contributory Retirement Program                             Yes              Yes
Retirement Savings Plan (401K)                                  Yes              Yes
Accidental Death & Dismemberment (Granite City Div Only)        Yes              No

                           NATIONAL STEEL CORPORATION
                 Schedule 4.14 - Amendments to Related Documents
================================================================================

            1. None

                           NATIONAL STEEL CORPORATION
                 Schedule 4.16 - Joint Ventures and Partnerships
================================================================================

                                                                OWNER-
                                                                  SHIP
ASSOCIATED COMPANY                                                   %  Notes
--------------------------------------------------------------------------------

DNN Galvanizing Corporation                                     25.00%    [1]
DNN Galvanizing Limited Partnership                              9.50%    [2]
Double G Coatings Company, L.P.                                 49.00%    [3]
Double G Coatings, Inc.                                         50.00%    [4]
National Robinson L.L.C                                         50.00%    [5]
Pilot Knob Pellet Company                                       50.00%    [6]
Steel Health Resources LLC                                      13.00%    [7]
Tinplate Holdings, Inc.                                         30.60%    [8]

Notes

      [1] - DNN Galvanizing Corporation is owned by:
               50.0% 904153 Ontario Inc. (subsidiary of Dofasco Inc.) 25.0% National Ontario Corporation (subsidiary of National
                     Steel Corporation)
               25.0% Galvatek America Corporation (subsidiary of NKK
                     Corporation)

      [2] - DNN Galvanizing Limited Partnership is owned by:
               49.0% Dofasco Inc.
               39.5% Galvatek Ontario Corporation (subsidiary of NKK
                     Corporation)
               9.5% National Ontario II Ltd (subsidiary of National Steel Corporation)
               2.0%  DNN Galvanizing Corporation

      [3] - Double G Coatings Company, L.P. is owned by:
               49.0% National Coating Limited Corporation (a subsidiary of
                     National Steel Corporation)
               49.0% Mississippi Coating Limited Corporation (a subsidiary of
                     Bethlehem Steel Corporation)
               2.0%  Double G Coatings, Inc.

      [4] - Double G Coatings, Inc. is owned by:
               50.0% National Coating Line Corporation (a subsidiary of National
                     Steel Corporation)
               50.0% Mississippi Coatings Line Corporation (a subsidiary of
                     Bethlehem Steel Corporation).

      [5] - National Robinson L.L.C. is a joint venture owned by:
               50.0% National Steel Corporation
               50.0% Robinson Steel Co., Inc.

      [6] - Pilot Knob Pellet Company is owned by:
               50.0% National Steel Corporation
               50.0% Hanna Mining Company

      [7] - Steel Health Resources LLC is owned by:
               47.5% Bethlehem Steel Corporation
               39.5% USX Corporation
               13.0% National Steel Corporation

      [8] - Tinplate Holdings, Inc. is owned by:
               69.40% Officers, directors and employees of Tinplate Partners
                     International, Inc.
               30.60% NS Holdings Corporation

                           NATIONAL STEEL CORPORATION
                       Schedule 4.21 - Disposal Facilities
================================================================================

            1. Midwest Steel RCRA Land Fill

                           NATIONAL STEEL CORPORATION
                   Schedule 4.24 - Existing Indebtedness (000)
================================================================================

a)   Indebtedness for borrowed money
     ---------------------------------------------------------------------------
                                                                     Balance at
     Description                                                      8/31/2001
     -----------                                                     ----------

     Credit Agreement                                                $    95,000
     NUF Subordinated Credit Agreement                                   100,000
     Receivables Purchase Agreement                                      110,000
                                                                     -----------
     Total                                                           $   305,000
                                                                     ===========

b)   Notes, bonds, debentures
     ---------------------------------------------------------------------------
                                                                      Balance at
     Description                    Creditor              Maturity    8/31/2001
     -----------                    --------              --------     ---------

     Second Press Loan (Procoil)    Fuji                   3/31/2002      2,375
     GCD Desulf Loan                Rossborough            1/1/2005         638
     NSPC Equipment Loan            City Of Keewatin       6/11/2006        500
     First Mortgage Bonds - 30yr    Public                 8/1/2006      60,500
     NSPC Equipment Loan            IRRRB                  12/1/2006      6,000
     GCD #2 CC Loan                 Mitsubishi/Marubeni    12/3/2007     80,984
     GLD #5 Pickle Line             Mitsubishi            12/30/2007     55,850
     First Mortgage Bonds - 10yr    Public                 3/1/2009     299,959
     Pollution Control Bonds (GC)   Private                4/1/2011      10,500
                                                                      ---------
     Total                                                            $ 517,306
                                                                      =========

c)   Obligations with respect to letters of credit, BA, surety and performance bonds
     ---------------------------------------------------------------------------
                                                                      Balance at
     Description                                                      8/31/2001
     -----------                                                      ----------

     Letter of Credit - Citibank                                      $   20,736
     Letter of Credit - Comerica Bank                                      1,200
     Letter of Credit - Morgan Guaranty Trust Company                      2,500
     Surety / Performance Bonds                                           49,798
                                                                      ----------
     Total                                                            $   74,234
                                                                      ==========

d)   Deferred purchase price of property or services, other than trade payables

     None

e)   Conditional sale or other title retention agreement

     None

f)   Capitalized lease obligations
     ---------------------------------------------------------------------------
                                                                      Balance at
     Description               Creditor              Maturity         8/31/2001
     -----------               --------              --------         ----------

     Capital Lease (Procoil)   Fuji                  9/28/2001              275
     Stinson Time Charter      GATX Capital Corp     9/30/2001        $   3,173
     NSPC Capital Lease        GE Capital            8/1/2003             1,278
     NSPC Capital Lease        Heller Financial      3/1/2004             1,654
     NSPC Capital Lease        GE Capital            4/3/2004             2,784

     NSPC Capital Lease        Comerica Leasing      4/15/2004            3,973
     NSPC Capital Lease        GE Capital            5/1/2004             2,309
     NSPC Capital Lease        Comerica Leasing      5/15/2004            2,289
     GCD Capital Lease         Heller Financial      11/1/2004              389
     GLD Capital Lease         Heller Financial      11/1/2004              783
                                                                      ---------
     Total                                                            $  18,907
                                                                      ==========

g)   Guaranty Obligations
     ---------------------------------------------------------------------------
                                                                      Balance at
     Description                Creditor             Maturity         8/31/2001
     -----------                --------             --------         ----------

     Double G - Joint Venture   Mit/Okura/Foothill   5/10/2004        $   11,494
                                                                      ----------
     Total                                                            $   11,494
                                                                      ==========

     Obligations to purchase, redeem, retire, or otherwise
h)   acquire stock or stock equivalents
     ---------------------------------------------------------------------------

     None

i)   Hedging Contract Obligations
     ---------------------------------------------------------------------------
                                                                        Market
                                                                       Value at
     Description                                                       8/31/2001
     -----------                                                       ---------

     Zinc Swaps                                                           3,263
                                                                       --------
     Total                                                             $  3,263
                                                                       ========

j)   Secured by any lien in property
     ---------------------------------------------------------------------------

     None

     Grand Total of Indebtedness                                       $ 930,204
                                                                       =========

                           NATIONAL STEEL CORPORATION
                        Schedule 4.25 - Deposit Accounts
================================================================================

--------------------------------------------------------------------------------
                     DDA             Box
     Bank           Number          Number          Location        Description
--------------------------------------------------------------------------------

Mellon Bank        021-7461          14048          Chicago           Lockbox

Mellon Bank        021-7461         890957          Dallas            Lockbox

Mellon Bank        021-7461         360964          Pittsburgh        Lockbox

                           NATIONAL STEEL CORPORATION
                          Schedule 8.2 - Existing Liens
================================================================================

1. USWA Lien - securing retiree health benefits to salaried and hourly employees and retirees. Subordinate Lien on Great Lakes Division facility.

2. Mortgage Lien on vacuum degassing facility at Great Lakes Division - first Lien securing debt.

3. Mortgage Lien on pickle line at Great Lakes Division - first Lien securing debt.

4. Mortgage Lien on #2 continuous caster facility at Granite City Division - first Lien securing debt.

5. Lien of the Indenture - first mortgage Lien on, inter alia, the Great Lakes Operations, Midwest Operations and Granite City Division, securing debt.

6.    National Steel Corporation equipment Liens - securing debt.

7.    NSPC Equipment Liens - securing debt.

8.    Granite City Division Pollution Control Bonds - securing debt.

9. Lien on ore boat George Stinson time charter and Liens on equipment leased by NSPC.

10.   Lien on fixed assets of ProCoil Corporation securing debt.

                           NATIONAL STEEL CORPORATION
                       Schedule 8.3 - Existing Investments
================================================================================

1. Equity Investments *

DNN Galvanizing Corporation
DNN Galvanizing Limited Partnership
Double G Coatings, Inc.
Double G Coatings Company, LP
Mathies Coal Company
N Squared Aviation LLC
National Robinson LLC
Pilot Knob Pellet Company
Steel Health Resources LLC
Tinplate Holdings, Inc.

2. Guaranty Obligations

           Creditor                       Entity               Obligation    Expiration
           --------                       ------               ----------    ----------
Mitsubishi Corporation         Double G Coatings Company, LP           50%   10-May-04
Foothill Capital Corporation
Okura & Co.

3. Loans and Advances

           Creditor                       Entity               Obligation    Expiration
           --------                       ------               ----------    ----------
National Steel Corporation     Tinplate Partners International $3,107,104     1-Jul-04

* See Schedule 4.16 entitled "Joint Ventures and Partnerships" for additional information concerning ownership percentages.

                           NATIONAL STEEL CORPORATION

                    Schedule 8.9 - Existing Negative Pledges

                                Credit Agreement

--------------------------------------------------------------------------------

1.    Great Lakes Pickle Line Financing:

      a) Guaranty Agreement between National Steel Corporation and Mitsubishi Corporation dated March 18, 1992.

      b) Mortgage dated March 18, 1992 from National Pickle Line Corporation to Mitsubishi Corporation and Mitsubishi International Corporation.

2.    Granite City No. 2 Continuous Caster Financing:

      a) Guaranty Agreement between National Steel Corporation and Mitsubishi Corporation and Marubeni Corporation dated February 9, 1989.

      b) Mortgage from National Caster Acquisition Corporation to Mitsubishi Corporation and Marubeni Corporation dated February 9, 1989.

3.    Double G Coatings Company, L.P.:

      a) Guaranty Agreement by National Steel Corporation in favor of Mitsubishi International Corporation, Nissho Iwai Corporation and Okura and Company dated August 7, 1992.

      b) Mortgage from Double G Coatings Company, L.P. to Mitsubishi Corporation, Mitsubishi International Corporation, Nissho Iwai America Corporation, Nissho Iwai Corporation and Okura and Company dated August 7, 1992.

4.    Great Lakes Vacuum Degassing Facility:

      a) Lease Agreement between National Acquisition Corporation and National Casting Corporation dated February 20, 1990.

      b) Mortgage from National Acquisition Corporation to Mitsubishi Corporation and Marubeni Corporation dated February 28, 1990.

5.    DNN Galvanizing Limited Partnership:

      a) National Steel Corporation Acknowledgement and Undertaking dated September 19, 1990.

      b) Partnership Agreement dated September 18, 1990 among Dofasco, Inc., National Ontario II Limited, Galvatek Ontario Corporation and DNN Galvanizing Corporation.

6.    Texas Real Estate:

      a) Assignment of Net Income and Profit Interest between Ingleside Holdings, L.P. and Baker's Port, Inc. dated September 12, 1996.

      b) Special Warranty Deed from Baker's Port, Inc. to Ingleside Holdings, L.P. dated September 12, 1996.

7.    Restriction on Sales:

      a)    Tinplate Holdings, Inc.
      b)    National Robinson LLC
      c)    Steel Health Resources LLC
      d)    N Squared Aviation LLC
      e)    Mathies Coal Company
      f)    Pilot Knob Pellet Company

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

Lender: [_______________]                                     New York, New York
Principal Amount: [$ ]                                        September __, 2001

            FOR VALUE RECEIVED, the undersigned, National Steel Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid Principal Amount of the Revolving Loans from the date made until such Principal Amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both the Principal Amount and interest are payable in Dollars to Citicorp USA, Inc., as Administrative Agent, at 388 Greenwich Street, 19th Floor, New York, NY 10013, in immediately available funds.

            This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, Fleet Capital Corporation and The CIT Group/Business Credit, Inc. as documentation agents, and Heller Financial, Inc. and GMAC Business Credit, LLC as syndication agents. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

            The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                       NATIONAL STEEL CORPORATION


                                       By: _____________________________________
                                           Title:

                                    EXHIBIT B

                               NOTICE OF BORROWING

CITICORP USA INC.,
      as Administrative Agent under the
      Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013                                                  [Date]

Attention:

      Re:   NATIONAL STEEL CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers, Heller Financial, Inc. and GMAC Business Credit, LLC, as syndication agents and Fleet Capital Corporation, and The CIT Group/Business Credit, Inc. as documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

            (i) The date of the Proposed Borrowing is __________, ____ (the "Funding Date").

            (ii) The aggregate amount of the Revolving Credit Borrowing is $________, of which amount [$________ consists of Base Rate Loans] [and $ consists of Eurodollar Rate Loans having an initial Interest Period of [[one] [two] [three] [six] month[s]] [one week](1).

            The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect thereto and to the application of the proceeds therefrom:

----------
1     Insert for any Proposed Borrowing before Syndication Completion Date.

            (i) the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents are true and correct [in all material respects](2) on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

            (ii) no Default or Event of Default has occurred and is continuing on the Funding Date.

                                       NATIONAL STEEL CORPORATION


                                       By: _____________________________________
                                           Name:
                                           Title:

----------
2     Insert for any Proposed Borrowing after the Closing Date.

                                    EXHIBIT C

                      NOTICE OF CONVERSION OR CONTINUATION

CITICORP USA INC.,
      as Administrative Agent under the
      Credit Agreement referred to below
388 Greenwich  Street, 19h Floor
New York, New York 10013                                                  [Date]

Attention:

      Re:   NATIONAL STEEL CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers, Heller Financial, Inc. and GMAC Business Credit, LLC, as syndication agents and Fleet Capital Corporation and The CIT Group/ Business Credit, Inc., as documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.11 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on ________, ____ of $____________ in principal amount of presently outstanding Revolving Loans that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on ________, ____ [to] [as] [Base Rate][Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[one] [two] [three] [six] month[s] [one week](1)].

            In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.

                                       NATIONAL STEEL CORPORATION


                                       By: _____________________________________
                                           Name:
                                           Title:

----------
1     Insert for proposed conversion before Syndication Completion Date.

                          PLEDGE AND SECURITY AGREEMENT

                            Dated September 28, 2001

                                      among

                           National Steel Corporation
                             and Each Other Grantor

                         From Time to Time Party Hereto

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.                       Defined Terms.................................1

           Section 1.1           Definitions...................................1

           Section 1.2           Certain Other Terms...........................6

ARTICLE II.                      Grant of Security Interest....................6

           Section 2.1           Collateral....................................6

           Section 2.2           Grant of Security Interest in Collateral......7

           Section 2.3           Cash Collateral Accounts......................7

ARTICLE III.                     Representations And Warranties................8

           Section 3.1           Title; No Other Liens.........................8

           Section 3.2           Perfection and Priority.......................8

           Section 3.3           State of Incorporation; Chief Executive
                                   Office......................................9

           Section 3.4           Inventory and Equipment.......................9

           Section 3.5           Pledged Collateral............................9

           Section 3.6           Accounts......................................9

           Section 3.7           No Other Names................................9

           Section 3.8           Intellectual Property.........................9

           Section 3.9           Deposit Accounts; Control Accounts...........10

ARTICLE IV.                      Covenants....................................10

           Section 4.1           Generally....................................10

           Section 4.2           Maintenance of Perfected Security Interest;
                                   Further Documentation......................10

           Section 4.3           Changes in Locations, Name, Etc..............11

           Section 4.4           Pledged Collateral...........................11

           Section 4.5           Control Accounts; Approved Deposit Accounts..13

           Section 4.6           Accounts.....................................13

           Section 4.7           Delivery of Instruments and Chattel Paper....13

           Section 4.8           Intellectual Property........................14

           Section 4.9           Payment of Obligations.......................15

           Section 4.10          Special Property.............................15

           Section 4.11          Commercial Tort Claims.......................16

ARTICLE V.                       Remedial Provisions..........................16

           Section 5.1           Code and Other Remedies......................16

           Section 5.2           Accounts and Payments in Respect of General
                                   Intangibles.................................6

           Section 5.3           Pledged Collateral...........................17

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

           Section 5.4           Proceeds to be Turned Over To
                                   Administrative Agent.......................19

           Section 5.5           Registration Rights..........................19

           Section 5.6           Waiver; Deficiency...........................20

ARTICLE VI.                      The Administrative Agent.....................20

           Section 6.1           Administrative Agent's Appointment as
                                   Attorney-in-Fact...........................20

           Section 6.2           Duty of Administrative Agent.................21

           Section 6.3           Execution of Financing Statements............22

           Section 6.4           Authority of Administrative Agent............22

ARTICLE VII.                     Miscellaneous................................22

           Section 7.1           Amendments in Writing........................22

           Section 7.2           Notices......................................22

           Section 7.3           No Waiver by Course of Conduct; Cumulative
                                   Remedies...................................22

           Section 7.4           Successors and Assigns.......................23

           Section 7.5           Counterparts.................................23

           Section 7.6           Severability.................................23

           Section 7.7           Section Headings.............................23

           Section 7.8           Entire Agreement.............................23

           Section 7.9           Governing Law................................23

           Section 7.10          Additional Grantors..........................23

           Section 7.11          Release of Collateral........................23

           Section 7.12          Reinstatement................................24

                               ANNEXES AND SCHEDULES

                 Annex 1      Deposit Account Control Agreement
                 Annex 2      Control Account Agreement
                 Annex 3      Pledge Amendment
                 Annex 4      Joinder Agreement
                 Annex 5      Short Form Copyright Security Agreement
                 Annex 6      Short Form Patent Security Agreement
                 Annex 7      Short Form Trademark Security Agreement

                 Schedule 1   State of Incorporation; Principal Executive Office
                 Schedule 2   Pledged Collateral
                 Schedule 3   Filings
                 Schedule 4   Location of Inventory and Equipment

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

                 Schedule 5   Intellectual Property
                 Schedule 6   Bank Accounts; Control Accounts

                          PLEDGE AND SECURITY AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated September 28, 2001 (this "Security Agreement"), by National Steel Corporation, a Delaware corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

            ARTICLE I. DEFINED TERMS

            Section 1.1 Definitions.

            (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

            (b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

            "Account Debtor"
            "Accounts"
            "Chattel Paper"
            "Commercial Tort Claim"
            "Commodity Account"
            "Commodity Intermediary"
            "Deposit Account"
            "Documents"
            "Entitlement Holder"
            "Entitlement Order"

            "Equipment"
            "Financial Asset"
            "General Intangibles"
            "Instruments"
            "Inventory"
            "Investment Property"
            "Letter of Credit Right"
            "Payment Intangible"
            "Proceeds"
            "Security"
            "Securities Account"
            "Securities Intermediary"
            "Security Entitlement"

            (c) The following terms shall have the following meanings:

            "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Security Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

            "Approved Deposit Account" means a Deposit Account maintained by any Grantor with a Deposit Account Bank which account is the subject of an effective Deposit Account Control Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Approved Deposit Account.

            "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Control Account Agreement.

            "Cash Collateral Account" means any Deposit Account or Securities Account established by the Administrative Agent as provided in Section 2.3 in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided in Sections 5.2 or 5.4 or in the Loan Agreement.

            "Collateral" has the meaning specified in Section 2.1.

            "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Agreement, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

            "Control Account Agreement" means a letter agreement, substantially in the form of Annex 2 (with such changes as may be agreed to by the Administrative Agent), executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary.

            "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

            "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

            "Deposit Account Bank" means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Deposit Account Control Agreement.

            "Deposit Account Control Agreement" means a letter agreement, substantially in the form of Annex 1 (with such changes as may be agreed to by the Administrative Agent), executed by the Grantor, the Administrative Agent and the relevant Deposit Account Bank.

            "Excluded Property" means Special Property other than the following:

            (a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and

            (b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Property).

            "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under federal, state, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

            "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

            "LLC Agreement" means each operating agreement or similar constitutive organizational document with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

            "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor which is material to its business.

            "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

            "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

            "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

            "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor in excess of $1,000,000, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

            "Pledged LLC Interests" means all right, title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party; provided, however, the interests in any LLC owned on the Effective Date as set forth on Schedule
4.16 of the Credit Agreement are excluded so long as such LLC is not a Material Subsidiary.

            "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Intercompany Notes and including all Indebtedness described on Schedule 2, issued by the obligors named therein.

            "Pledged Partnership Interests" means all right, title and interest of any Grantor as a limited and/or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party; provided, however, the interests in Partnerships owned on the Effective Date as set forth on Schedule 4.16 of the Credit Agreement are excluded so long as such Partnership is not a Material Subsidiary.

            "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2; provided, however, that only the outstanding capital stock of a subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder; and, provided, further, that the capital stock of the Subsidiaries listed on Schedule
1.1 of the Credit Agreement as non-Material Subsidiaries shall not be deemed to be pledged hereunder for so long as such Subsidiaries are not Material Subsidiaries.

            "Related Contract" means each security agreement, lease and other contract securing or otherwise relating to any Account.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Special Property" means:

            (a) any permit, lease or license held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

            (b) any permit, lease or license held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

            (c) Equipment owned by any Grantor on the date hereof that is subject to a purchase money Lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment; and

            (d) Investment Property and General Intangibles owned by any Grantor on the date hereof that is subject to a negative pledge if the agreement in which such negative pledge is contained validly prohibits the pledge of such Investment Property or General Intangible, as the case may be;

in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or Requirement of Law applicable thereto, validly prohibits the creation of a Lien in such property in favor of the Administrative Agent (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license or equipment shall cease to be "Special Property".

            "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative

Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            Section 1.2 Certain Other Terms.

            (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Security Agreement as a whole and not to any particular Article, Section, clause or sub-clause in, this Security Agreement.

            (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Security Agreement.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

            (e) Any reference in this Security Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

            (f) The term "including" means "including without limitation" except when used in the computation of time periods.

            (g) The terms "Lender," "Issuer," "Administrative Agent" and "Secured Party" include their respective successors.

            (h) References in this Security Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

            ARTICLE II. GRANT OF SECURITY INTEREST

            Section 2.1 Collateral. For the purposes of this Security Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the "Collateral":

            (a) all Accounts;

            (b) all Chattel Paper;

            (c) all Deposit Accounts;

            (d) all Documents;

            (e) all Equipment which is not now or hereafter affixed, actually or constructively, to, or erected in or upon, real property and plants encumbered by the Indenture;

            (f) all General Intangibles except as excluded herein;

            (g) all Instruments;

            (h) all Inventory;

            (i) all Investment Property except as excluded herein;

            (j) all Letter of Credit Rights;

            (k) all Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000;

            (l) all other goods and personal property of such Grantor whether tangible or intangible wherever located;

            (m) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

            (n) to the extent not otherwise included, all Proceeds; and

            (o) all books and records pertaining to the foregoing.

            Section 2.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that the foregoing grant of a security interest shall not include a security interest in Excluded Property and provided, further, that if and when the prohibition which prevents the granting by such Grantor to the Administrative Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Administrative Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Property, as the case may be.

            Section 2.3 Cash Collateral Accounts. The Administrative Agent has established a Deposit Account at Citibank, designated as "Citicorp USA, Inc. - National Steel Corporation Concentration Account". The Administrative Agent may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and Securities

Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Administrative Agent (but may also have words referring to the Borrower and the account's purpose). The Borrower agrees that each such account shall be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Borrower to issue entitlement orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrower nor any other Loan Party or Person claiming on behalf of or through the Borrower or any other Loan Party shall have any right to demand payment of any of the funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding monetary Obligations then due and payable. The Administrative Agent shall apply all funds on deposit in any Cash Collateral Account as provided in the Credit Agreement and, except during the continuance of an Event of Default, agrees to cause any funds remaining on deposit therein after all Obligations then due and payable have been satisfied and all Letter of Credit Obligations have been cash collateralized at 105% to be paid at the written direction of the Borrower.

            ARTICLE III. REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties that:

            Section 3.1 Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens.

            Section 3.2 Perfection and Priority. The security interest granted pursuant to this Security Agreement will constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, the execution of Control Account Agreements with respect to Investment Property not in certificated form, (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts (other than the Cash Collateral Account), and (iv) all appropriate filings having been made with the United States Copyright Office. Such security interest will be prior to all other Liens on the Collateral except for Customary Permitted Liens which have priority over the Administrative Agent's Lien by operation of law or otherwise as permitted under the Credit Agreement.

            Section 3.3 State of Incorporation; Chief Executive Office. On the date hereof such Grantor's jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business is specified on Schedule 1.

            Section 3.4 Inventory and Equipment. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4.

            Section 3.5 Pledged Collateral.

            (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by such Grantor are listed on Schedule 2 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

            (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

            (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

            (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a).

            (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

            (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account.

            Section 3.6 Accounts. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4.

            Section 3.7 No Other Names. Except as set forth on Schedule 1, within the five (5)-year period preceding the date hereof such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.

            Section 3.8 Intellectual Property.

            (a) Schedule 5 lists all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The

Material Intellectual Property set forth on Schedule 5 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

            (b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.

            (c) Except as set forth in Schedule 5, on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

            (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

            (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

            Section 3.9 Deposit Accounts; Control Accounts. The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6, which sets forth such information separately for each Grantor.

            ARTICLE IV. COVENANTS

            As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Grantor agrees with the Administrative Agent that:

            Section 4.1 Generally. Such Grantor shall (a) except for the security interest created by this Security Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under Section 8.2 of the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement; (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

            Section 4.2 Maintenance of Perfected Security Interest; Further Documentation.

            (a) Such Grantor will maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

            (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the execution and delivery of Deposit Account Control Agreements and Control Account Agreements, and all additional documentation and filings with respect to hereafter arising Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000.

            Section 4.3 Changes in Locations, Name, Etc.

            (a) Except upon fifteen (15) days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (x) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (y) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

            (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

            (ii) change (x) its state of incorporation or organization or (y) the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Security Agreement would become misleading.

            (b) Such Grantor will keep and maintain at its own cost and expense complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral, all in form and detail reasonably satisfactory to the Administrative Agent.

            Section 4.4 Pledged Collateral.

            (a) Such Grantor will (i) deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), and, at the Administrative Agent's request, all Instruments, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (a "Pledge Amendment") or such other documentation acceptable to the Administrative Agent, and authorizes the Administrative Agent to attach each Pledge Amendment to this Security Agreement and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

            (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

            (c) Except as provided in Article V, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

            (d) Such Grantor shall not grant control over any Investment Property to any Person other than the Administrative Agent.

            (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such

Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

            (f) Such Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

            Section 4.5 Control Accounts; Approved Deposit Accounts. In the event (i) such Grantor or any Approved Securities Intermediary or Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Approved Deposit Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Deposit Account Bank to comply with the terms of the applicable Control Account Agreement or Deposit Account Control Agreement, or (iii) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Approved Deposit Account, as the case may be, to make all future payments to another Control Account or Approved Deposit Account, as the case may be.

            Section 4.6 Accounts.

            (a) Such Grantor will not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

            (b) At the sole cost and expense of the relevant Grantor, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Administrative Agent shall request no more than four such reports during any calendar year.

            Section 4.7 Delivery of Instruments and Chattel Paper. If any amount in excess of $100,000 payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Administrative Agent".

            Section 4.8 Intellectual Property.

            (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Security Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

            (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

            (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

            (d) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

            (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

            (f) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

            (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (h) Such Grantor will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

            (i) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

            (j) Unless otherwise agreed to by the Administrative Agent, such Grantor will execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 6 and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 7.

            Section 4.9 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            Section 4.10 Special Property. Each Grantor shall from time to time at the request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Administrative Agent such other information regarding the Special Property as the Administrative Agent may reasonably request and, from and after the Closing Date, no Grantor shall permit to become effective in any document, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Administrative Agent).

            Section 4.11 Commercial Tort Claims. Each Grantor shall upon knowledge of the existence of any hereafter arising Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000 give written notice to the Administrative Agent identifying in reasonable detail such Commercial Tort Claim and shall provide to the Administrative Agent such other information regarding the Commercial Tort Claim as the Administrative Agent may reasonably request.

            ARTICLE V. REMEDIAL PROVISIONS

            Section 5.1 Code and Other Remedies. During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

            Section 5.2 Accounts and Payments in Respect of General Intangibles.

            (a) If required by the Administrative Agent at any time during the continuance of an Event of Default, any payments of Accounts or payments in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two (2) Business

Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in
Section 5.4. Until so turned over, such payments shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (b) At the Administrative Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

            (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

            (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts or amounts due under any General Intangibles.

            (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

            (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            Section 5.3 Pledged Collateral.

            (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement, and (ii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

            Section 5.4 Proceeds to be Turned Over To Administrative Agent. All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

            Section 5.5 Registration Rights.

            (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 5.1, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

            (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            Section 5.6 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

            ARTICLE VI. THE ADMINISTRATIVE AGENT

            Section 6.1 Administrative Agent's Appointment as Attorney-in-Fact.

            (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Security Agreement and pay all or any part of the costs thereof and the premiums therefor;

            (iv) execute, in connection with any sale provided for in Section
      5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, including without limitation the execution and filing of any documents necessary to effectuate and/or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the default rate per annum above the highest interest rate which would then be payable on Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all acts that the Administrative Agent shall lawfully do or cause to be done by virtue of the powers, authorizations and agencies contained herein. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the security interests created hereby are released.

            Section 6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct in dealing with the Collateral in their possession.

            Section 6.3 Execution of Financing Statements. Each Grantor authorizes the Administrative Agent at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests granted to the Administrative Agent for the benefit of the Secured Parties under this Security Agreement. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            Section 6.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority to so act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            ARTICLE VII. MISCELLANEOUS

            Section 7.1 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

            Section 7.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.12 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed in care of the Borrower at the Borrower's notice address set forth in such Section 11.12.

            Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of

Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            Section 7.4 Successors and Assigns. This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Administrative Agent.

            Section 7.5 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

            Section 7.6 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 7.7 Section Headings. The Article and Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

            Section 7.8 Entire Agreement. This Security Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            Section 7.9 Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            Section 7.10 Additional Grantors. If, pursuant to Section 7.15 of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex 4 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

            Section 7.11 Release of Collateral.

            (a) At the time provided in Section 10.7(b)(i) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement, the Collateral so sold or disposed of shall be released from the Lien created hereby to the extent provided in Section 10.7(b)(ii) or (iii) of the Credit Agreement and, in connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

            Section 7.12 Reinstatement. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                        NATIONAL STEEL CORPORATION,
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        NATIONAL STEEL PELLET COMPANY,
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        NATIONAL STEEL FUNDING CORPORATION
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        NS HOLDINGS CORPORATION
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        PROCOIL CORPORATION,
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:

ACCEPTED AND AGREED:

CITICORP USA, INC., as Administrative Agent

By: ____________________________________
    Name:
    Title:

                                   Annex 1 to
                          Pledge and Security Agreement

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                                                                          [Date]

[Deposit Account Bank]
[Address]

Ladies and Gentlemen:

            Reference is made to account no. [__________] maintained with you
(the "Bank") by [           ] (the "Company") into which funds are deposited
from time to time (the "Account"). The Company has entered into a Credit Agreement, dated as of _________ __,____ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Lenders and Issuers party thereto and Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (in such capacity the "Administrative Agent").

            Pursuant to the Credit Agreement and related documents, the Company has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the "Collateral"). Payments with respect to the Collateral are or hereafter may be made to the Account.

            The Company hereby transfers to the Administrative Agent exclusive ownership and control of, and all of its right, title and interest in and to, the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you will comply with instructions originated by the Administrative Agent directing disposition of the funds and other property on deposit in the Account without further consent of the Company, and (ii) acknowledge that the Administrative Agent now has exclusive ownership and control of the Account, that all funds in the Account shall be transferred to the Administrative Agent as provided herein, that the Account is being maintained by you for the benefit of the Administrative Agent and that all amounts and other property therein are held by you as custodian for the Administrative Agent.

            Except as provided in paragraphs (b)(iii) and (e) below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Administrative Agent. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Administrative Agent as follows:

            (a) Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and will be maintained for the benefit of the Administrative Agent, will be entitled "Citicorp USA, Inc. [name of Company] Account" and will be subject to written instructions only from an authorized officer of the Administrative Agent.

            (b) [ A post office box (the "Lockbox") has been rented in the name of the


                                      A1-1

      Company at the [___________] post office and the address to be used for such Lockbox is:

                                [Insert address]

      Your authorized representatives will have access to the Lockbox under the authority given by the Company to the post office and will make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds. You will endorse process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Account in accordance with the procedures set forth below.

                  (i) You will follow your usual operating procedures for the handling of any [checks received from the Lockbox or other] remittance received in the Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

                  (ii) You will endorse and process all eligible checks and
            other remittance items not covered by subparagraph (iii) below and deposit such checks and remittance items in the Account.

                  (iii) You will mail all checks returned unpaid because of
            uncollected or insufficient funds under appropriate advice to the Company (with a copy of the notification of return to the Administrative Agent). You may charge the Account for the amounts of any returned check that has been previously credited to the Account. To the extent insufficient funds remain in the Account to cover any such returned check, the Company shall indemnify you for the uncollected amount of such returned check upon your demand. [In the case where the proceeds of any returned check have been transferred to the Administrative Agent pursuant to the terms hereof and the Company has not reimbursed you for such returned check, the Administrative Agent agrees to reimburse you for the amount of such returned check; provided, however, that you have delivered a copy of such returned check to the Administrative Agent together with evidence that the proceeds of such check were so forwarded to the Administrative Agent.](1)

                  (iv) You will maintain a record of all checks and other
            remittance items received in the Account and, in addition to providing the Company with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items on a daily basis, furnish to the Administrative Agent a monthly statement of the Account to: Citicorp USA, Inc., as Administrative Agent, 388 Greenwich Street, New York, New York 10013, Attention:
            [____________], with a copy to the Company.](2)

----------
1 This arrangement is often acceptable to the agent bank but should probably not be included in the first draft unless instructed by the client.

2 Use in situations where the Account is tied to a particular lockbox.


                                      A1-2

            (c) [ Prior to the delivery to you of a written notice from the Administrative Agent in the form of Exhibit A hereto (a "Blockage Notice"), you are authorized to transfer to the Company, in same day funds, on each business day, the entire balance in the Account to the following account:

                  ABA Number:  ________________________
                  [name and address of Company's bank]

                  Account Name: _______________________
                                  Concentration Account
                  Account Number: _____________________
                  Reference: __________________________
                  Attn: _______________________________

                  or to such other account as the Company may from time to time designate in writing.](3)

            (d) [From and after the delivery to you of a Blockage Notice, you] [You] will transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Agent, in same day funds, on each business day, the entire balance in the Account to the following account:

                  ABA Number:
                  Citibank, N.A.
                  388 Greenwich Street
                  New York, New York 10013

                  Account Name: _______________________
                                  Concentration Account
                  Account Number: _____________________
                  Reference: __________________________
                  Attn: _______________________________

      or to such other account as the Administrative Agent may from time to time designate in writing (the "Administrative Agent Concentration Account").

            (e) All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

            This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Administrative Agent, the Secured Parties referred to in the Credit Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Administrative Agent, the Company and you. You may terminate the letter agreement only upon 30 days' prior written

----------
3 Use in situations where a "springing" Approved Deposit Account is required.


                                      A1-3
notice to the Company and the Administrative Agent. The Administrative Agent may terminate this letter agreement upon 10 days' prior written notice to you and the Company. Upon such termination you shall close the Account and transfer all funds in the Account to the Administrative Agent Concentration Account or as otherwise directed by the Administrative Agent. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Administrative Agent Concentration Account or as the Administrative Agent may otherwise direct all funds and other property received in respect of the Account.

            This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

            This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Administrative Agent, the Company and you.

            This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                                      A1-4

                     Upon acceptance of this letter agreement it will be the valid and binding obligation of the Company, the Administrative Agent, and you, in accordance with its terms.

                                        Very truly yours,

                                        NATIONAL STEEL CORPORATION.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NATIONAL STEEL FUNDING CORPORATION.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NS HOLDINGS CORPORATION.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NATIONAL STEEL PELLET CORPORATION.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        PROCOIL CORPORATION.

                                        By: ____________________________________
                                            Name:
                                            Title:

                [SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Acknowledged and agreed to as of
the date first above written:

CITICORP USA, INC., as Administrative Agent

By: ____________________________________
    Name:
    Title:

                [SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

                                    EXHIBIT A
                                       to

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                  Form of Administrative Agent Blockage Notice

[Deposit Account Bank]
[Address]

      Re:   Account No. ____________________ (the "Account")

Ladies and Gentlemen:

            Reference is made to the Account and that certain Deposit Account Control Agreement dated __________, ____ among you, Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent"), and [_____________] (the "Deposit Account Control Agreement"). Capitalized terms used herein shall have the meanings given to them in the Deposit Account Control Agreement.

            The Administrative Agent hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Agent, in same day funds, on each business day, the entire balance in the Account to the Administrative Agent Concentration Account specified in paragraph [(d)] of the Deposit Account Control Agreement or to such other account as the Administrative Agent may from time to time designate in writing.

                                      Very truly yours,

                                      CITICORP USA, INC, as Administrative Agent


                                      By: ______________________________________
                                          Name:
                                          Title:


                                      A1-3

                                   Annex 2 to
                          Pledge and Security Agreement

                            CONTROL ACCOUNT AGREEMENT

[Name and Address
of Approved Securities
Intermediary]

                                                                          [Date]

Ladies and Gentlemen:

            The undersigned ___________________ (the "Pledgor") together with certain of its affiliates are party to a Pledge and Security Agreement dated ________ __, ____ in favor of Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledgee" and such agreement the "Pledge and Security Agreement") pursuant to which a security interest is granted by the Pledgor in all present and future Assets (hereinafter defined) in Account No. _______ of the Pledgor (the "Pledge").

            In connection therewith, the Pledgor hereby instructs you (the "Approved Securities Intermediary") to:

      1.    maintain the Account, as "________ - Citicorp USA Control Account";

      2. hold in the Account the assets, including all financial assets, securities, security entitlements and all other property and rights now or hereafter received in such Account (collectively the "Assets"), including without limitation those assets listed in Exhibit A attached hereto and made a part hereof;

      3. provide to the Pledgee, with a duplicate copy to the Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected; and

      4. honor only the instructions or entitlement orders in regard to or in connection with the Account given by an Authorized Officer of the Pledgee, except that until such time as the Pledgee gives a written notice to the Approved Securities Intermediary that the Pledgor's rights under this sentence have been terminated (on which notice the Approved Securities Intermediary may rely exclusively), the Pledgor acting through an Authorized Officer may (a) exercise any voting rights that it may have with respect to any of the Assets, (b) give instructions to enter into purchase or sale transactions in the Account and (c) withdraw and receive for its own use all regularly scheduled interest [and dividends] paid with respect to the Assets [and all cash proceeds of any sale of Assets] ("Permitted Withdrawals"); provided, however, that unless the Pledgee has consented to the specific transaction, the Pledgor shall not instruct the Approved Securities Intermediary to deliver and, except as may be required by law or by court order, the Approved Securities Intermediary shall not deliver, cash and/or securities, or proceeds from the sale of, or distributions on, such securities out of the Account to the Pledgor or to any other person or entity other than Permitted Withdrawals.


                                      A2-1

            By its signature below, the Approved Securities Intermediary agrees to comply with the entitlement orders and instructions of an Authorized Officer of the Pledgee (including without limitation any instructions with respect to sales, trades, transfers and withdrawals of cash or other of the Assets) without the consent of the Pledgor or any other person (it being understood and agreed by the Pledgor that the Approved Securities Intermediary shall have no duty or obligation whatsoever of any kind or character to have knowledge of the terms of the Pledge and Security Agreement or to determine whether or not an event of default exists thereunder). The Pledgor hereby agrees to indemnify and hold harmless the Approved Securities Intermediary, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including any and all court costs and reasonable attorney's fees, that may result by reason of the Approved Securities Intermediary complying with such instructions of the Pledgee. In the event that the Approved Securities Intermediary is sued or becomes involved in litigation as a result of complying with the above stated written instructions, the Pledgor and the Pledgee agree that the Approved Securities Intermediary shall be entitled to charge all costs and fees it incurs in connection with such litigation to the Assets in the Account and withdraw such sums as the costs and charges accrue.

            The Authorized Officer of the Pledgee who shall give oral instructions hereunder shall confirm the same in writing to the Approved Securities Intermediary within five days after such oral instructions are given.

            For the purpose of this Agreement, the term "Authorized Officer of the Pledgor" shall refer in the singular to ___________________ or ___________________ (each of whom is, on the date hereof, an officer or director of the Pledgor) and "Authorized Officer of the Pledgee" shall refer in the singular to any person who is a vice president or managing director of the Pledgee. In the event that the Pledgor shall find it advisable to designate a replacement of any of its Authorized Officers, written notice of any such replacement shall be given to the Approved Securities Intermediary and the Pledgee.

            Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligations or duties upon the Approved Securities Intermediary greater than or in addition to the customary and usual obligations and duties of the Approved Securities Intermediary to the Pledgor.

            As long as the Assets are pledged to the Pledgee: (i) the Approved Securities Intermediary will not invade the Assets to cover margin debits or calls in any other accounts of the Pledgor and (ii) the Approved Securities Intermediary agrees that, except for liens resulting from customary commissions, fees, or charges based upon transactions in the Account, it subordinates in favor of the Pledgee any security interest, lien or right of setoff the Approved Securities Intermediary may have. The Approved Securities Intermediary acknowledges that it has not received notice of any other security interest in the Account or the Assets. In the event any such notice is received, the Approved Securities Intermediary will promptly notify the Pledgee. The Pledgor herein represents that the Assets are free and clear of any lien or encumbrances and agrees that, with the exception of the security interest granted to the Pledgee, no lien or encumbrance will be placed by it on the Assets without the express written consent of both the Pledgee and the Approved Securities Intermediary.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law


                                      A2-2
of the Approved Securities Intermediary's jurisdiction for the purposes of
Section 8-110 of the Uniform Commercial Code in effect in the State of New York (the "UCC") shall be, the law of the State of New York.

            The Approved Securities Intermediary will treat all property at any time held by the Approved Securities Intermediary in the Account as financial assets within the meaning of the UCC. The Approved Securities Intermediary acknowledges that this Agreement constitutes written notification to the Approved Securities Intermediary, pursuant to the UCC and any applicable federal regulations for the Federal Reserve Book Entry System, of the Pledgee's security interest in the Assets. The Pledgor, Pledgee and Approved Securities Intermediary are entering into this Agreement to provide for the Pledgee's control of the Assets and to confirm the first priority of the Pledgee's security interest in the Assets. [The Approved Securities Intermediary agrees to promptly make and thereafter maintain all necessary entries or notations in its books and records to reflect the Pledgee's security interest in the Assets.]

            If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of the Pledgor, the Pledgee and the Approved Securities Intermediary. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

            This Agreement may be terminated by the Approved Securities Intermediary upon 30 day's prior written notice to the Pledgor and the Pledgee. Upon expiration of such 30-day period, the Approved Securities Intermediary shall be under no further obligation except to hold the Assets in accordance with the terms of this Agreement, pending receipt of written instructions from the Pledgor and the Pledgee, jointly, regarding the further disposition of the pledged Assets.

            The Pledgor acknowledges that this Agreement supplements any existing agreements of the Pledgor with the Approved Securities Intermediary and, except as expressly provided herein, is in no way intended to abridge any rights that the Approved Securities Intermediary might otherwise have.


                                      A2-3

            IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.

                                     [PLEDGOR]

                                     By: _______________________________________
                                         Name:
                                         Title:


                                     CITICORP USA, INC., as Administrative Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

ACCEPTED AND AGREED:

[Approved Financial Intermediary]

By: ____________________________________
    Name:
    Title:


                                      A2-4

                                    EXHIBIT A

                Pledged Collateral Account Number: _____________
                                     ASSETS


                                      A2-5

                                   Annex 3 to
                          Pledge and Security Agreement

                                PLEDGE AMENDMENT

            This PLEDGE AMENDMENT, dated as of __________, ____, is delivered pursuant to Section 4.4(a) of the Pledge and Security Agreement dated __________, ____, by __________ (the "Borrower"), the [undersigned Grantor and the other ]Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledge and Security Agreement") and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

                                        [GRANTOR]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                  Pledged Stock

                                                                Number of
                                                                Shares, Units or
Issuer     Class        Certificate No(s).     Par Value        Interests
--------   --------     ------------------     -----------      ----------------

                                  Pledged Debt

                  Description of                           Final       Principal
Issuer            Debt               Certificate No(s).    Maturity    Amount
--------          --------------     ------------------    --------    ---------


                                      A3-1

ACKNOWLEDGED AND AGREED
as of the date of this Pledge Amendment
first above written.

CITICORP USA, INC., as Administrative Agent


By: ____________________________________
    Name:
    Title:


                                      A3-2

                                   Annex 4 to
                          Pledge and Security Agreement

                                JOINDER AGREEMENT

            This JOINDER AGREEMENT, dated as of _______, ____, is delivered pursuant to Section 7.10 of the Pledge and Security Agreement dated as of _______ __, ____ by ________ (the "Borrower") and the Subsidiaries of the Borrower listed on the signature pages thereof in favor of the Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledge and Security Agreement"). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.

            By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent and grants to the Administrative Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder.

            The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement.

            The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

            IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]


                                        By: ____________________________________
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement first above written.

CITICORP USA, INC., as Administrative Agent


By: ____________________________________
    Name:
    Title:


                                      A4-1

                                   Annex 5 to
                          Pledge and Security Agreement

                                     FORM OF
                          COPYRIGHT SECURITY AGREEMENT

            COPYRIGHT SECURITY AGREEMENT, dated as of _________ __, ____, by ____________ (the "Borrower") and each of the other entities listed on the signature pages hereof [or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below] (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

            SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

            SECTION 2. Grant of Security Interest in Copyright Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Copyright Collateral"):

            (a) all of its Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing; and


                                      A5-1

            (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future infringement or dilution of any Copyright or Copyright licensed under any Copyright License.

            SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]


                                      A5-2

            IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                        Very truly yours,

                                        [GRANTORS]


                                        By: ____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

Citicorp USA, Inc., as Administrative Agent


By: ____________________________________
    Name:
    Title:


                                      A5-3

                           Acknowledgement of Grantor

STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

            On this ___ day of ________, ____ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

                          ____________________________
                                  Notary Public


                                      A5-4

                                   SCHEDULE I
                                       to
                          COPYRIGHT SECURITY AGREEMENT
                             COPYRIGHT REGISTRATIONS

A.    REGISTERED COPYRIGHTS
      Including Copyright Reg. No. and Date

B.    COPYRIGHT APPLICATIONS

C.    COPYRIGHT LICENSES

      Including Name of Agreement, Parties and Date of Agreement


                                      A5-5

                                   Annex 6 to
                          Pledge and Security Agreement

            PATENT SECURITY AGREEMENT, dated as of September 28, 2001, by National Steel Corporation, Delaware Corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors") in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

            SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

            SECTION 2. Grant of Security Interest in Patent Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Patent Collateral"):

            (a) all of its Patents and Patent Licenses to which it is a party, including those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing; and

            (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.


                                      A6-1

            SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]


                                      A6-2

            IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                        Very truly yours,

                                        NATIONAL STEEL CORPORATION.


                                        By: ____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

CITICORP USA, INC., as Administrative Agent


By: ____________________________________
    Name:
    Title:


                                      A6-3

      ACKNOWLEDGEMENT OF GRANTOR

STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

            On this ___ day of ________, ____ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of National Steel Corporation, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                        ________________________________________
                                        Notary Public


                                      A6-4

                                   SCHEDULE I
                                       to
                            PATENT SECURITY AGREEMENT
                              PATENT REGISTRATIONS

A.    REGISTERED PATENTS

National Steel Corporation:

Registration Number                       Date
-------------------                       ----

6,143,100                                 November 7, 2000

6,066,699                                 May 23, 2000

6,007,642                                 December 28, 1999

5,672,637                                 September 30, 1997

5,645,121                                 July 8, 1997

5,600,564                                 February 4, 1997

5,571,328                                 November 5, 1996

5,544,868                                 August 13, 1996

5,494,943                                 February 27, 1996

5,485,387                                 January 16, 1996

B.    PATENT APPLICATIONS

C.    PATENT LICENSES

      Including Name of Agreement, Parties and Date of Agreement


                                      A6-5

                                   Annex 7 to
                          Pledge and Security Agreement

            TRADEMARK SECURITY AGREEMENT, dated as of September 28, 2001, by National Steel Corporation, Delaware Corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors") in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent")

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

            WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

            SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

            SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Trademark Collateral"):

            (a) all of its Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

            (b) all reissues, continuations or extensions of the foregoing;

            (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and


                                      A7-1

            (d) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

            SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]


                                      A7-2

            IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                        Very truly yours,

                                        NATIONAL STEEL CORPORATION.


                                        By: ____________________________________
                                            Name:
                                            Title:

Accepted and Agreed:

CITICORP USA, INC., as Administrative Agent


By: ____________________________________
    Name:
    Title:


                                      A7-3

                           ACKNOWLEDGEMENT OF GRANTOR

STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

            On this ___ day of ________, ____ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of National Steel Corporation, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                        ________________________________________
                                        Notary Public


                                      A7-4

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT
                             TRADEMARK REGISTRATIONS

A.    REGISTERED TRADEMARKS

National Steel Corporation:

Serial Number        Registration Number            Mark
-------------        -------------------            ----

7611891                                             N

76298749                                            NAX

76267862                                            NAAMS GLOBAL STANDARD
                                                    COMPONENTS

74549401             1921935                        ACRGS ASSEMBLY COST
                                                    REDUCTION GROUP
                                                    STANDARDS

74547636             1931045                        NORTH AMERICAN
                                                    AUTOMOTIVE METRIC
                                                    STANDARDS NAAMS

74086416             1676549                        NAPAC-F

74086407             1672364                        NSQ

74086406             1728868                        NSQ K

74086391             1672363                        NAPAC

73761689             1541216                        NATEN

73759121             1543241                        N NATIONAL STEEL

73697192             1500964                        POWERPANEL

73414131             1304681                        STRONGPANEL

73362939             1268862                        NATIONAL ALUMINUM

73250886             1246827                        STRONGDRAIN

73104858             1066079                        STRONGTRIM


                                      A7-5

73026816             1023121                        NACOR

72331929             0912309                        GCX

72273520             0876250                        SUPER STRONG

72260875             0844863                        WEIRCHROME

72240464             0827767                        WEIRNAMEL

72233189             0818546                        WEIRALLOY

72215434             0800903                        NATIONAL STEEL

72215434             0797043                        WEIRTON

72197706             0788378                        HERCULES

72193032             0787426                        WSX

72131308             0740445                        SNO-MAN

72121287             0728430                        GLX

B.    TRADEMARK APPLICATIONS

C.    TRADEMARK LICENSES

      Including Name of Agreement, Parties and Date of Agreement


                                      A7-6

                             [Form of Bailee Waiver]

                             [Letterhead of Company]

                                          September __, 2001

By Certified First Class Mail
Return Receipt Requested
[NAME AND ADDRESS OF BAILEE]

            Re:   National Steel Corporation

Ladies and Gentlemen:

            This letter is to confirm that National Steel Corporation, a Delaware corporation (the "Company"), from time to time, delivers inventory to you for processing, warehousing or storage (such inventory heretofore or hereafter delivered to you being referred to as "Bailed Goods") and that title to the Bailed Goods remains with the Company at all times.

            This letter is also to advise you that, pursuant to a certain Pledge and Security Agreement (the "Security Agreement") executed by the Company, the Company has granted to Citicorp USA, Inc. as administrative agent for certain financial institutions (the "Agent"), a security interest in, among other things, all of the Company's now owned and hereafter acquired inventory, including, without limitation, the Bailed Goods, to secure obligations of the Company under a certain Credit Agreement dated as of September __, 2001 (the "Credit Agreement") among the Company, certain financial institutions from time to time party thereto and the Agent.

            This letter serves as notice to you pursuant to Sections 9-312(d) and 9-313(c) of the Uniform Commercial Code of the Agent's interest in the Bailed Goods. In order to protect the Company's ownership interest and the Agent's security interests in the Bailed Goods, the Company asks that you execute this letter (i) to acknowledge and confirm that you are holding and will hold the Bailed Goods on bailment for the benefit of the Agent for processing, warehousing or storage for the benefit of the Agent; such Bailed Goods are the Company's property and subject to the Agent's security interest; such security interest in the Bailed Goods is and shall be senior to all liens, claims and interests; and you will notify all of your successors and assigns of the existence of the agreements contained herein and (ii) to evidence your agreement that if, at any time hereafter, the Agent shall notify you in writing that the Company has defaulted on its obligations under the Credit Agreement, you will comply with the Agent's written instructions as to the disposition of the Bailed Goods. Until the Credit Agreement has been terminated and the Agent and the Lenders have been paid in full, you shall not deduct from or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company.

            The Company agrees that you shall have no liability to the Company if you comply with the Agent's written directions and the Company agrees to reimburse you for all reasonable costs and expenses (including processing, warehousing and storage fees) incurred by you as a direct result of such compliance.

                                        Very truly yours,

                                        NATIONAL STEEL CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        CITICORP USA, INC., as Agent

                                        By: ____________________________________
                                            Name:
                                            Title:

          Acknowledged and agreed to this _____ day of __________, 2001

BAILEE:


By: ____________________________________
    Name:
    Title:

                                     FORM OF
                          LANDLORD'S WAIVER AND CONSENT

            THIS LANDLORD'S WAIVER AND CONSENT (this "Consent"), made and entered as of September __, 2001, by _____________________, (the "Landlord") in favor of CITICORP USA, INC., as administrative agent (the "Agent") for the lenders and the issuers (collectively, the "Lenders") party to that certain Credit Agreement dated September 28, 2001 (the "Credit Agreement").

                                   BACKGROUND:

            A. National Steel Corporation (the "Lessee") is the lessee under that certain lease dated ____________ (the "Lease") between the Landlord and the Lessee covering certain premises located at _____________________________ (the "Premises").

            B. Lessee has entered into the Credit Agreement with the Agent and the Lenders.

            C. As a condition to extending such loans and other financial accommodations, the Lenders have required, among other things, that the Lessee grant to the Agent, for its own benefit and the ratable benefit of the Lenders, security interests in and liens upon certain assets of the Lessee, including without limitation all of the Lessee's accounts, inventory, certain movable machinery and equipment, general intangibles, investment property, documents, instruments, chattel paper, bank accounts, books and records and all other personal property of Lessee, in each case whether now or hereafter existing or now owned or hereafter acquired (collectively, the "Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

            NOW, THEREFORE, in order to induce the Lenders to extend such loans and other financial accommodations to the Lessee, which will aid the Lessee in meeting its obligations to the Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with the Agent as follows:

            1. The Agent's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, the Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which the Landlord hereby subordinates in favor of the Agent and the Lenders.

            2. The Landlord hereby agrees that none of the Collateral located on the Premises shall be deemed to be fixtures and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 1 above).

            3. In the event that Lessee defaults in its obligations under the Lease, Landlord hereby agrees to give the Agent written notice of default under the Lease, at the same time and in the same manner as such notice is given to the Lessee and further agrees that the Agent may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods.

            4. If, for any reason whatsoever, the Landlord either deems itself entitled to redeem or to take possession of the Premises during the term of the Lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the Landlord agrees to notify the Agent at least thirty (30) days before taking such action.

            5. If the Lessee defaults on its obligations to the Agent and the Lenders, and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the Landlord (a) will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises; (b) will permit the Agent to remain on the Premises for forty-five (45) days after the Agent notifies the Landlord of the default, or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five
(45) days after the Agent notifies the Landlord of the default, provided the Agent pays the rental payments due under the Lease for the period of time the Agent uses the Premises; and (c) will not hinder the Agent's actions in enforcing its liens on the Collateral, it being agreed that use or occupancy of the Premises by the Agent as set forth herein shall not constitute an assumption by the Agent of the Lease or of any obligations thereunder other than for rent due for any such occupancy as stated herein above.

            6. The Landlord states that the Lease is presently in full force and effect, that all rentals have been paid up to date, and that the Lease is not in default.

            7. This Consent shall remain in full force and effect until all obligations of the Lessee to the Agent and the Lenders have been paid and satisfied in full and the Agent and the Lenders have terminated their financing agreements with the Lessee pursuant to the Credit Agreement.

            8. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Agent, the Lenders and each one's respective successors and assigns.

            9. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

                        (a)   If to the Agent:

                              CITICORP USA, INC.
                              388 Greenwich Street, 19th Floor
                              New York, NY 10013
                              Attention: Keith R. Karako
                              Telecopy: (212) 816-2613
                              email: keith.karako@citi.com

                        (b)   If to the Landlord:

                              _________________________
                              _________________________
                              Attention: ______________
                              Telecopy: _______________
                              email: __________________

            10. This Consent may be executed in any number of counterparts and shall in all respects be governed by and construed in accordance with the laws of the State of New York.

                            [Signature page follows]

            IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent on the date first above written.

                                        LANDLORD:

                                        By: ____________________________________

                                        Title: _________________________________

                                                          [OR]


                                        [LIMITED PARTNERSHIP]

                                        By: ____________________________________

                                        Its: General Partner

                                        By: ____________________________________

                                        Title: _________________________________

                                        [OR]

                                        [INDIVIDUAL]

                                        Landlord: ______________________________

                                    EXHIBIT G

                                     FORM OF
                           BORROWING BASE CERTIFICATE

                           National Steel Corporation
                           Borrowing Base Certificate
                             Period ending __/__/__

CITICORP USA, Inc. as
Administrative Agent
399 Park Avenue
New York, NY 10043

Pursuant to provisions of the Credit Agreement, dated as of September 28, 2001, among National Steel Corporation, a Delaware corporation (the "Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers therein (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), the undersigned hereby certifies that the attached information is true, complete and correct as of the close of business on ____________.

National Steel Corporation


By: ____________________________________
Name:
Title:

                                                                CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                              CITICORP USA, INC.
                                                                       EXHIBIT G

National Steel Corporation
Borrowing Base Certificate
As of _____, 200__

Summary Eligibility:                    Gross Inventory   Ineligible   Eligible

Raw Materials
Finished & Semi-finished
Operating supplies and inventory
           in warehouses
Stores and Rolls
Total Inventory

Summary Availability                    Eligible          %            Available

Raw Materials
Finished & Semi-finished
Operating supplies and inventory
           in warehouses
Stores and Rolls

Total Inventory Availability:
Less: Outside Processing Inventory Reserve
Less: Other Availability Reserves
Net Inventory Availability(A)

Commitments (B)

Minimum Availability of (A) & (B)
Borrowings
Letters of Credit

Available Credit

Note: Please see attached schedule for advance rates for each category.

                                                                CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                              CITICORP USA, INC.
                                                                       EXHIBIT G

                               National Steel Inc.
                           Borrowing Base Certificate
                                Month of __/__/__
                                    ($000's)

                                         Eligible           Eligibility  Avail-
RAW MATERIAL        Book   Ineligible   Inventory   ROA %   Reserves     ability
------------        ----   ----------   ---------   -----   -----------  -------

Coal H.V.
Coal L.V.
Ore
Pellets
Coke
Scrap
BOP Scrap
Hot Metal
Flux
Tin   M#
Zinc M#
Additives
Concentrates

Other

Total RAW

WORK IN
PROCESS/
FINISHED
GOODS
-----

LSIL

Slabs

Bands - HR

Bands - CR

HR proc/Fin

CR proc/Fin

Total In Process

                                                                CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                              CITICORP USA, INC.
                                                                       EXHIBIT G

OP & W

Warehouses
Consigned
Processors
  Total OP&W

Stores

Rolls

   Total Stores

Total Inventory

                                                                CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                              CITICORP USA, INC.
                                                                       EXHIBIT G

                           National Steel Corporation
                           Borrowing Base Certificate
                              As of August 31, 2001
                                    ($000's)

================================================================================

SUMMARY ELIGIBILITY:                Gross Inventory      Ineligible                      Eligible Inventory
--------------------                ---------------     ------------                     ------------------
Raw Materials                         $    XXX,XXX      $         --                        $    XXX,XXX
Finished & Semi-
Finished                                   XXX,XXX                --                             XXX,XXX
Operating Supplies and
Inventory in Warehouses                    XXX,XXX            XX,XXX                             XXX,XXX
Stores & Rolls                              XX,XXX                --                              XX,XXX
                                      ------------      ------------                        ------------
Total Inventory                       $    XXX,XXX      $     XX,XXX                        $    XXX,XXX
                                      ============      ============                        ============


                                                         Calculated       Eligibility
SUMMARY AVAILABILITY:              Eligible Inventory  Availability %       Reserves     Available Inventory
---------------------              ------------------  --------------     ------------   -------------------
Raw Materials                         $    XXX,XXX             XX.XX%     $         --      $     XX,XXX
Finished & Semi-
Finished                                   XXX,XXX             XX.XX%               --           XXX,XXX
Operating Supplies and
Inventory in Warehouses                    XXX,XXX             XX.XX%               --           XXX,XXX
Stores & Rolls                              XX,XXX             XX.XX%               --             X,XXX
                                      ------------      ------------      ------------      ------------

Total Inventory
Availability                          $    XXX,XXX             XX.XX%     $         --      $    XXX,XXX
                                      ============      ============      ============      ============

Less: Outside Processing Inventory
Reserve                                                                                           XX,XXX
Less: Other Availability                                                                               0


                                                                CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                              CITICORP USA, INC.
                                                                       EXHIBIT G

Reserves
Less: Inventories Located Outside
of the United States                                                                               X,XXX
                                                                                            ------------
Net Inventory
Availability                                                                                $    XXX,XXX
Net Accounts Receivable
Availability                                                                                     XXX,XXX
                                                                                            ------------
Total Availability (A)                                                                      $    XXX,XXX

Commitments (B)
                                                                                                 XXX,XXX

Minimum Availability of (A) and (B)                                                         $    XXX,XXX
Borrowings                                                                                       XXX,XXX
Letters of Credit                                                                                 XX,XXX
                                                                                            ------------

AVAILABILE CREDIT                                                                           $    XXX,XXX
                                                                                            ============

Note: Please see attached schedule for advance rates for each category.

Note: Consignment, Outside Processing Reserve, Inventories located outside the U.S. and Borrowings are estimates that are subject to change prior to close.

                                    EXHIBIT F

                                    GUARANTY

            GUARANTY dated September 28, 2001 by National Steel Pellet Company, a Delaware corporation ("Pellet"), National Steel Funding Company, a Delaware corporation ("NSFC"), NS Holdings Corporation, a Delaware corporation ("NS Holdings"), ProCoil Corporation, a Delaware corporation ("ProCoil") and each of the other entities which becomes a party hereto pursuant to Section 22 hereof (collectively, together with Pellet, NSFC, NS Holdings and ProCoil, the "Guarantors" and, each individually, a "Guarantor"), in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a "Guaranteed Party" and, collectively the "Guaranteed Parties").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among National Steel Corporation, a Delaware corporation (the "Borrower"), the Lenders and Issuers party thereto, Citicorp USA, Inc. as administrative agent for the Lenders and Issuers, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

            WHEREAS, as a condition to the making of the Loans and the issuance of the Letter of Credit that each Guarantor execute and deliver this Guaranty for the benefit of the Guaranteed Parties;

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Guaranty.

            (a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credits, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes an absolute guaranty of payment and performance and not of collection.

            (b) Each Guarantor further agrees that, if any payment made by Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guaranteed Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

            Section 2.. Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Guaranty or (iii) any other agreement providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

            Section 3. Contribution. To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Revolving Loans and (ii) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

            Section 4. Authorization; Other Agreements. The Guaranteed Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of any

Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

            (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

            (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them;

            (c) accept partial payments on the Obligations;

            (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

            (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

            (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

            (g) apply to the Obligations any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or from any Guarantor to the Obligations in such order as provided herein whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

            (h) apply any and all payments or recoveries from any Guarantor of the Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guaranteed Parties, or any of them, whether or not such indebtedness or obligations relate to the Obligations; and

            (i) refund at any time any payment received by any Guaranteed Party in respect of any of the Obligations, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

            Section 5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

            (a) the invalidity or unenforceability of any of the Borrower's obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

            (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

            (c) failure by any Guaranteed Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

            (d) any Guaranteed Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

            (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party's claim (or claims) for repayment of the Obligations;

            (g) any use of cash collateral under Section 363 of the Bankruptcy Code;

            (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

            (i) the avoidance of any Lien in favor of the Guaranteed Parties or any of them for any reason;

            (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

            (k) failure by any Guaranteed Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

            (l) any action taken by any Guaranteed Party that is authorized hereby;

            (m) any election following the occurrence of an Event of Default by any Guaranteed Party to proceed separately against the personal property Collateral in accordance with such Guaranteed Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guaranteed Party's rights with respect to such real property; or

            (n) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

            Section 6. Waivers. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

            Section 7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

            Section 8. Waiver of Subrogation and Contribution Rights. Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by any Guarantor in respect of the Obligations.

            Section 9. Subordination. Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Obligations, and that, except as permitted under Section 8.5 of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent any payment of all or any part of the

Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

            Section 10. Default; Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any of the Obligations is not paid when due, or upon any default of a Guarantor hereunder, or upon any Event of Default under the Credit Agreement or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against such Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (i) any indebtedness due or to become due from any Guaranteed Party to such Guarantor and (ii) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guaranteed Party or any of its respective Affiliates.

            Section 11. Irrevocability. This Guaranty shall be irrevocable as to any and all of the Obligations until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

            Section 12. Setoff. Upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party and each Affiliate of a Guaranteed Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Guaranteed Party or Affiliate to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guaranteed Party or Affiliate.

            Section 13. No Marshalling. Each Guarantor consents and agrees that no Guaranteed Party or Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

            Section 14. Enforcement; Amendments; Waivers. No delay on the part of any Guaranteed Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guaranteed Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guaranteed Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guaranteed Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to a Guaranteed Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

            Section 15. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

            Section 16. Representations and Warranties; Covenants. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

            Section 17. Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            Section 18. Submission to Jurisdiction; Service of Process.

            (a) Any legal action or proceeding with respect to this Guaranty, and any of the other Loan Documents, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor in care of the Borrower at the Borrower's address specified in Section 11.12 of the Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) Nothing contained in this Section 18 shall affect the right of the Administrative Agent or any other Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

            Section 19. Waiver of Jury Trial. Each of the Administrative Agent, the other Guaranteed Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any of the other Loan Documents.

            Section 20. Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 11.12 of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.

            Section 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            Section 22. Additional Guarantors. Each of the Guarantors agrees that, if pursuant to Section 7.15 of the Credit Agreement the Borrower shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Effective Date.

            Section 23. Collateral. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties.

            Section 24. Costs and Expenses. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guaranteed Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guaranteed Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

            Section 25. Waiver. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.

            Section 26. Entire Agreement. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

                                        NATIONAL STEEL PELLET COMPANY,
                                          a Delaware corporation

                                        By: ____________________________________
                                              Name:
                                              Title:


                                        NATIONAL STEEL FUNDING CORPORATION,
                                          a Delaware corporation

                                        By: ____________________________________
                                              Name:
                                              Title:


                                        NS HOLDINGS CORPORATION,
                                          a Delaware corporation

                                        By: ____________________________________
                                              Name:
                                              Title:


                                        PROCOIL CORPORATION,
                                          a Delaware corporation

                                        By: ____________________________________
                                              Name:
                                              Title:

                          [SIGNATURE PAGE TO GUARANTY]

Acknowledged and agreed to
as of the date first above written:

CITICORP USA, INC.,
  as Administrative Agent


By: ____________________________________
    Name:
    Title:

                                                                       EXHIBIT A

                               GUARANTY SUPPLEMENT

            The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty dated September 28, 2001 (the "Guaranty"), among National Steel Pellet Company, National Steel Funding Corporation, ProCoil Corporation and certain Material Subsidiaries of National Steel Corporation listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

            Agreed to this __ day of ____________, 200_

                                        [NAME OF GUARANTOR]


                                        By: ____________________________________
                                            Name:
                                            Title:

Acknowledged and agreed to
as of the date set forth above:

CITICORP USA, INC.,
 as Administrative Agent


By: ____________________________________
    Name:
    Title:

                              GUARANTY SUPPLEMENT

                                    EXHIBIT G

                       FORM OF BORROWER'S COUNSEL OPINION

To    Citicorp USA, Inc., as Administrative
      Agent, Fleet Capital Corporation and
      The CIT Group/Business Credit Inc.,
      as Documentation Agents, Heller
      Financial, Inc. and GMAC Business
      Credit, LLC as Syndication Agents, Fuji Bank,
      Limited, as Co-Arranger, Salomon Smith
      Barney Inc., as Sole Book Manager and Sole
      Lead Arranger, and each of the Lenders and Issuers party to the Credit Agreement referred to below

            Re: National Steel Corporation, et al.

Ladies and Gentlemen:

            We have acted as counsel to National Steel Corporation (the "Borrower"), National Steel Pellet Company, National Steel Funding Corporation, NS Holdings Corporation, and ProCoil Corporation (together with the Borrower, the "Loan Parties") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement, dated as of September __, 2001 (the "Credit Agreement"), by and among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers (the "Administrative Agent"), Fleet Capital Corporation and The CIT Group/Business Credit, Inc., as Documentation Agents, Heller Financial, Inc. and GMAC Business Credit, LLC, as Syndication Agents, Fuji Bank, Limited, as Co-Arranger, Salomon Smith Barney Inc., as Sole Book Manager and Sole Lead Arranger.

            This opinion is rendered to you pursuant to Section 3.1(d) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

1.    the Credit Agreement;

2.    the Revolving Credit Notes issued by the Borrower on the date hereof;

3.    the Pledge and Security Agreement executed by each of the Loan Parties;

4. the Guaranty executed by each of the Loan Parties (other than the Borrower);

5.    the Lien Subordination Agreement;

6. the financing statements on Form UCC-1, each naming a Loan Party as debtor and the Administrative Agent as secured party (the "Financing Statements") to be filed in the Uniform Commercial Code Filing Offices in the jurisdictions listed on Schedule I hereto (each a "Relevant
      Jurisdiction").

The agreements specified in clauses (1) through (6) above are collectively referred to as the "Agreements".

            In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representative of the Loan Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties and upon the representations and warranties of the Loan Parties contained in the Agreements.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  A. Each Loan Party is a corporation validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  B. Each Loan Party is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction set forth under its name on Schedule II hereto.

                  C. Each Loan Party has all requisite corporate power and authority to execute, deliver and perform the Agreements to which it is a party. The execution, delivery and performance by each Loan Party of the Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Loan Party. Each Loan Party has duly executed and delivered the Agreements to which it is a party and such Agreements constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  D. The execution, delivery and performance by each Loan Party of the Agreements to which it is a party will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Constituent Documents of such Loan Party, (ii) any of the terms, conditions or provisions of any material Contractual Obligation of such Loan Party of which we are aware, (iii) any New York, Delaware corporate or federal Requirement of Law or (iv) any judgment, writ, injunction, decree, order or ruling of any court or Governmental Authority of which we are aware binding on such Loan Party.

                  E. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware or federal Governmental Authority is required in connection with the execution, delivery or performance by any Loan Party of the Agreements to which it is a party except for the filing of financing statements referred to below.

                  F. The borrowings by and other financial accommodations provided to the Borrower under the Agreements and the application of proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Federal Reserve Board.

                  G. Neither the Borrower nor any other Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  H. To our knowledge, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any Governmental Authority, pending or overtly threatened against any Loan Party (i) with respect to any Agreement or challenging any of the Lenders', the Issuers' or the Administrative Agent's rights or remedies thereunder or (ii) which, if adversely determined, could materially adversely affect the ability of any Loan Party to perform its obligations under the Agreements to which it is a party.

                  I. All of the outstanding shares of the Pledged Stock (as defined in the Pledge and Security Agreement) of each Subsidiary of the Borrower (each an "Issuing Subsidiary") is (i) owned of record and, to our knowledge, beneficially by the Borrower or another Loan Party, free and clear of all adverse claims, (ii) are duly authorized, validly issued, fully paid and nonassessable, and (iii) have not been issued in violation of any preemptive rights granted by law or the Constituent Documents of such Issuing Subsidiary.

                  (a) The Pledge and Security Agreement creates in favor of the
            Administrative Agent, as security for each Loan Party's Secured Obligations, a valid first priority security interest in all of the right, title and interest of such Loan Party in the Collateral, which security interest, assuming the filing of the applicable Financing Statements in the filing offices of the Secretary of State of Delaware, will be duly perfected to the extent perfection of a security interest in such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware.

                  (b) Assuming delivery and continued possession in New York by the Administrative Agent of (i) certificates representing the Pledged Stock, together with stock powers properly executed in blank with respect thereto, and (ii) the Pledged Notes duly indorsed in favor of the Administrative Agent or in blank, the Pledge and Security Agreement creates a valid and duly perfected lien on and security interest in the Pledged Stock and the Pledged Notes, as security for the Secured Obligations, which is free of any adverse claim.

                  The opinion in subparagraph (a) is subject to the following exceptions:

                  (i) to the extent that perfection of a lien or security interest in any Collateral is governed by the law of any jurisdiction other than the States of New York and Delaware, we express no opinion;

                  (ii) that with respect to any Collateral which is or may become fixtures (within the meaning of Section 9-313 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) we express no opinion; and

                  (iii) that with respect to transactions excluded from Article 9 of the UCC by Section 9-104 thereof, we express no opinion.

                  The opinion set forth in subparagraph (b) is subject to the following exceptions and assumption:

                  (i) that with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974, as amended, which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge and Security Agreement in the Pledged Stock and the Pledged Notes;

                  (ii) that with respect to any claim in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge and Security Agreement in the Pledged Stock and the Pledged Notes; and

                  (iii) we have assumed that with respect to the Pledged Stock the Administrative Agent was without notice of any adverse claim (as such phrase is defined in Section 8-102 of the UCC) and that with respect to the Pledged Notes the

      Administrative Agent acted in good faith and is unaware of any defense to payment thereof.

                  In addition, the opinions in subparagraphs (a) and (b) are subject to Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by any Loan Party subsequent to the commencement of a case against or by such Loan Party under the Bankruptcy Code.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or permitted assigns of any Lender, and except as required by any Governmental Authority or pursuant to legal process.

                                        Very truly yours,

                                    EXHIBIT H

                            ASSIGNMENT AND ACCEPTANCE

            ASSIGNMENT AND ACCEPTANCE dated as of _________, ____ between ______________ (the "Assignor") and ______________ (the "Assignee").

            Reference is made to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers ______, as syndication agents and _____, as documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            The Assignor and the Assignee hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor's rights and obligations under the Credit Agreement equal to the Ratable Portion of the Facility specified on Section 1 of Schedule I hereto. The Commitment and principal amount of the Loans assigned to the Assignee are set forth in Section 1 of such Schedule I and the Commitment and principal amount of the Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such
      Schedule I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto;[and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of [the Borrower][and any Loan Party] or the performance or observance by [the Borrower][and any Loan Party] of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; [and (iv) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for [a] new Note[s] in accordance with Section 11.2(e) of the Credit Agreement.]

3. The Assignee (i) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
      (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Assignee; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; [and] (vi) specifies as its

      Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof[; and(1) (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent pursuant to Section 11.2(b) of the Credit Agreement) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the Effective Date specified in Section 3 of Schedule I hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and, if such Lender were an Issuer, of such Issuer and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to the Assignor , in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

----------
1 Insert if Assignee is a Non-U.S. Lender (as such term is defined in the Credit Agreement).

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [ASSIGNOR]

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        [ASSIGNEE]

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        Domestic Lending Office (and
                                            address for notices):

                                        [Address]

                                        Eurodollar Lending Office:

                                        [Address]

Accepted this _______ day
of ____________, ____

CITICORP USA INC.,
as Administrative Agent


By: ____________________________________
    Name:
    Title:

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Ratable Portion assigned to Assignee:                            ______________%

Commitment assigned to Assignee:                                 $______________

Aggregate Outstanding Principal Amount of
Loans Assigned to Assignee:                                      $______________

SECTION 2.

Ratable Portion retained by Assignee:                            ______________%

Commitment retained by Assignee:                                 $______________

Aggregate Outstanding Principal Amount of Loans
retained by Assignor:                                            $______________

SECTION 3.

Effective Date:                                                  _________, ____

                                    EXHIBIT I

                            LETTER OF CREDIT REQUEST

CITIBANK, N.A., as an Issuer
  under the Credit Agreement referred
  to below

CITICORP USA INC.,
    as Administrative Agent under the
    Credit Agreement referred to below
388 Greenwich Street, 19th Floor
New York, New York 10013                                                  [Date]

Attention:

      Re:   NATIONAL STEEL CORPORATION (the "Borrower")

            Reference is made to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers, Heller Financial, Inc. and GMAC Business Credit LLC, as syndication agents and Fleet Capital Corporation and The CIT Group / Business Credit, Inc., as documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined in this Notice of Borrowing are used herein as defined in the Credit Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.4(c) of the Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Issuer] in the form of a [standby] [documentary] letter of credit for the benefit of [Beneficiary], in the amount of [$________], to be issued on ________, ____ (the "Issue Date") and having an expiration date of _________, ____.

            The form of the requested Letter of Credit is attached hereto.

            The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Issue Date both before and after giving effect thereto:

            (i) the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents are true and correct [in all material respects](1) on and as of the Issue Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

----------
1 Insert for any Issue Date after the Closing Date.

            (ii) no Default or Event of Default has occurred and is continuing on the Issue Date.

                                        NATIONAL STEEL CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:


                                      I-2